SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

WELLS FARGO & COMPANY

March 18, 2009

Dear Stockholder:

The 2009 annual meeting of stockholders of Wells Fargo & Company will be held on Tuesday, April 28, 2009, at 1:00 p.m., Pacific time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California. Please read the notice of meeting and proxy statement accompanying this letter carefully so that you will know what you are being asked to vote on at the meeting and what you will need to do if you want to attend the meeting in person.

This year, we are again using the Securities and Exchange Commission (SEC) rule that allows us to furnish our proxy materials to stockholders over the internet. This means most of our stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically over the internet in the future by following the instructions in the proxy statement. By delivering proxy materials electronically to our stockholders, we can reduce the consumption of natural resources and the costs of printing and mailing our proxy materials. Please visit www.wellsfargo.com (select “About Us,” then “Investor Relations—More—View Annual Reports”) for more information about the electronic delivery of proxy materials.

Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. The notice and the proxy statement contain instructions on how you can vote your shares over the internet, by telephone, or by mail. If you need help at the meeting because of a disability, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 1-612-667-0087.

Thank you for your interest in Wells Fargo.

Sincerely,

Richard M. Kovacevich Chairman		John G. Stumpf President and Chief Executive Officer

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Tuesday, April 28, 2009, at 1:00 p.m., Pacific time

PLACE:	Penthouse Boardroom 420 Montgomery Street San Francisco, California

ITEMS OF BUSINESS:	(1) Elect as directors the 19 nominees named in the accompanying proxy statement;

(2) Vote on a non-binding advisory resolution to approve the compensation of the Company’s named executives;

(3) Ratify the appointment of our independent auditors for 2009;

(4) Vote on an amendment to the Company’s Long-Term Incentive Compensation Plan;

(5) Vote on a stockholder proposal regarding a By-Laws amendment to require an independent chairman;

(6) Vote on a stockholder proposal regarding a report on political contributions; and

(7) Consider any other business properly brought before the meeting.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on February 27, 2009.

VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares over the internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see page 5 of the proxy statement. Please call Investor Relations at 1-415-396-3668, if you need directions to attend the meeting and vote in person.

MEETING ADMISSION:	You may attend the meeting only if you owned shares of our common stock at the close of business on February 27, 2009. If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described beginning on page 7 of the proxy statement. If you do not comply with these procedures, you will not be admitted to the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on April 28, 2009. Wells Fargo’s 2009 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2008 are available at: www.ematerials.com/wfc.

By Order of the Board of Directors,

Laurel A. Holschuh Corporate Secretary

This notice and the accompanying proxy statement, 2008 annual report, and proxy card or voting instruction form were either made available to you over the internet or mailed to you beginning on or about March 18, 2009.

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WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

GENERAL INFORMATION

You are invited to attend Wells Fargo’s 2009 annual meeting of stockholders and are entitled and requested to vote on the items of business described in this proxy statement. Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting. In this proxy statement, we refer to the notice of the 2009 annual meeting of stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2008, and the proxy card or voting instruction form as our “proxy materials.”

Some information in this proxy statement reflects that in November 1998, Norwest Corporation changed its name to “Wells Fargo & Company” upon the merger of the former Wells Fargo & Company into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed before this merger is referred to in this proxy statement as the “former Norwest.” On December 31, 2008, Wells Fargo acquired Wachovia Corporation and its subsidiaries through the merger of Wachovia Corporation into Wells Fargo & Company. In this proxy statement the “Company,” “Wells Fargo,” “we,” “our,” or “us” all refer to the company named Wells Fargo & Company and its subsidiaries. We also refer to the Board of Directors of Wells Fargo & Company as the “Board.” Please refer to the Glossary of Commonly Used Terms beginning on page G-1 of this proxy statement for other definitions of terms or abbreviations frequently used in this proxy statement.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the proxy materials?

We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Tuesday, April 28, 2009 or at any adjournments or postponements of this meeting. The proxy materials were either made available to you over the internet or mailed to you beginning on or about March 18, 2009.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. If you participate in a Company 401(k) plan or stock purchase plan, then you will receive a “voting instruction form and proxy card” to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the annual meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the annual meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the meeting.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

This year, we are again using the Securities and Exchange Commission (SEC) notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 18, 2009, we sent to most of our stockholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How can I receive my proxy materials electronically in the future?

Although you may request to receive paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice. If you are a former Wachovia stockholder and made an election to receive Wachovia proxy materials electronically, you will need to make another election with Wells Fargo, since your prior election is not transferable.

If we sent you proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www.ematerials.com/wfc and follow the instructions for requesting meeting materials or call 1-866-697-9377.

• Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Where can I find more information about the electronic delivery of proxy materials and the benefits to Wells Fargo and its stockholders?

We have more information about the electronic delivery of proxy materials and the expected benefits to Wells Fargo and its stockholders on our website, www.wellsfargo.com (select “About Us,” then “Investor Relations—More—View Annual Reports”).

What is “householding”?

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copies of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such entities, should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Attention: Corporate Secretary

1-866-697-9377

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have retained Georgeson Inc. to help the Board solicit proxies. We expect to pay Georgeson $15,500 plus out-of-pocket expenses for its help. Members of the Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE ANNUAL MEETING

What will I be voting on at the annual meeting?

This year you will be asked to vote on the following items of business:

•	The election of the 19 director nominees named in this proxy statement (Item 1);

•	A non-binding advisory resolution to approve the compensation of the Company’s named executives (Item 2);

•	The ratification of KPMG LLP (KPMG) as our independent auditors for 2009 (Item 3);

•	A proposal to approve an amendment to the Company’s Long-Term Incentive Compensation Plan (LTICP) (Item 4); and

•	Two stockholder proposals, if presented at the meeting, regarding a By-Laws amendment to require an independent chairman (Item 5), and a report on political contributions (Item 6).

As far as we know, stockholders will vote at the annual meeting only on the items listed above. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

•	FOR all the nominees for directors named in this proxy statement (Item 1);

•	FOR the non-binding advisory resolution to approve the compensation of the Company’s named executives (Item 2);

•	FOR the ratification of KPMG as our independent auditors for 2009 (Item 3);

•	FOR the amendment to the LTICP (Item 4); and

•	AGAINST each of the stockholder proposals (Items 5 and 6).

Who can vote at the annual meeting?

We are required under Delaware law to establish a record date for the annual meeting so we can determine which stockholders are entitled to notice of, and to vote at the meeting. The Board has determined that the record date for the annual meeting is February 27, 2009. Stockholders who owned shares of our common stock as of the close of business on that date can vote at the meeting. On that date, we had 4,243,848,473 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 19 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How do I vote if I don’t attend the annual meeting?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to www.eproxy.com/wfc and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the notice of internet availability of proxy materials or proxy card you received.

• By Telephone	You may vote by telephone by calling 1-800-560-1965 and following the recorded instructions. To vote by telephone, you will also need your control number referred to above.

• By Mail	You may vote by completing, signing, dating, and returning the proxy card you received in the mail, if you received paper copies of the proxy materials.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the notice of internet availability of proxy materials you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if internet or telephone voting is available to you.

If you received more than one notice of internet availability of proxy materials or proxy card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

If you vote using one of the methods described above, you will be designating Michael J. Loughlin, James M. Strother, and Julie M. White, each of whom is an executive officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations above. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

Can I vote in person at the annual meeting?

Yes. If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote the shares I hold in a Company 401(k) Plan or Stock Purchase Plan?

In this proxy statement, the “Company 401(k) Plans” include the Wells Fargo & Company 401(k) and Supplemental 401(k) Plans, the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing Plan; the Wells Fargo & Company Stock Purchase Plan (SPP) is referred to as the “Company SPP;” and the “Company Plans” include the Company 401(k) Plans and the Company SPP. If you participate in any of the Company Plans, you received a separate voting instruction form and proxy card with your proxy materials for each plan in which you participate. The voting instruction form and proxy card reflects all shares of our common stock you may vote under the relevant plan as of the record date. If you participate in any of the Company Plans and you have a Company e-mail address, you received the proxy materials electronically by e-mail. Participants who do not have a Company e-mail address received paper copies of the proxy materials.

Under the terms of the Company 401(k) Plans, the applicable trustee of the plan will vote any shares you hold in these plans, but you have the right to instruct the trustee how to vote these shares. You can instruct the 401(k) plan trustee how to vote your 401(k) plan shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. All of the voting instructions and votes given by participants in the Company 401(k) Plans will be tabulated and the voting results for each Company 401(k) Plan will be provided to the applicable plan trustee. Each of the trustees of the Company 401(k) Plans will determine the ratio of votes for and against and abstentions on each item and will vote all shares held in the applicable plan according to these ratios and the terms of the applicable plan. If you do not instruct the trustee how to vote your 401(k) plan shares, each of the trustees will vote them in proportion to the voting instructions the trustee actually receives from all other 401(k) plan participants in accordance with the terms of the respective plan.

Under the Company SPP, you can vote all your SPP shares directly through the custodian for the Company SPP. You can direct the SPP custodian to vote your SPP shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. If you do not provide voting directions for your SPP shares, these shares will not be voted.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 108 of this proxy statement at any time prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline shown in the table below; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person. If you participate in the Company Plans, you may change your vote by submitting new voting instructions to the applicable trustee or custodian of the plan before the applicable deadline shown below.

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 12 noon, Central time, on April 27, 2009
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., Eastern time, on April 27, 2009
A participant in the Company Plans	• Mail • Internet or telephone	• By 11:59 p.m., Eastern time, on April 24, 2009 • By 11:59 p.m., Eastern time, on April 26, 2009

Are there any rules regarding admission to the annual meeting?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a stockholder of record on the record date by:

➢	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

➢	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans; or

➢	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on February 27, 2009, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or your plan statement if you are a participant in one of the Company Plans, as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 1:00 p.m., Pacific time. Please allow ample time for the admission procedures described above.

What is a broker non-vote?

The New York Stock Exchange (NYSE) allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the election of directors (Item 1), the proposal to approve the non-binding advisory resolution regarding the compensation of the Company’s named executives (Item 2), and the ratification of our independent auditors (Item 3) as routine matters. Your broker, therefore, may vote your shares in its discretion on these routine matters if you do not instruct your broker how to vote on them. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the proposal to amend the LTICP (Item 4) or the two stockholder proposals being presented at the annual meeting (Items 5 and 6) routine matters, so your broker may not vote on these matters in its discretion. Your broker, therefore, will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.”

How many votes must be present to hold the annual meeting?

A quorum must be present before we can conduct any business at the meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date to be present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes.

What vote is required to approve each item?

•

Election of Directors (Item 1).    Under our By-Laws, a nominee for director will be elected to the Board if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on the director resignation provisions in our Corporate Governance Guidelines, see the information under “Director Election Standard” below.

•

Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executives (Item 2).    Under our By-Laws, the non-binding advisory resolution to approve the compensation of the Company’s named executives will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

•

Ratification of KPMG (Item 3).    Under our By-Laws, the ratification of KPMG will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

•

Amendment to the LTICP (Item 4).    Under our By-Laws, the amendment to the LTICP Plan will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item, provided that, as required under NYSE rules, the total votes cast on this item represent over 50% of the issued and outstanding shares of common stock entitled to vote at the annual meeting.

•

Stockholder Proposal Regarding a By-Laws Amendment to Require an Independent Chairman (Item 5).    Under our By-Laws, the stockholder proposal regarding a By-Laws amendment to require an independent chairman will be approved if a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting vote “FOR” this item.

•

Stockholder Proposal Regarding a Report on Political Contributions (Item 6).    Under our By-Laws, the stockholder proposal regarding a report on political contributions will be approved if a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

How are votes counted?

•

Election of Directors.    You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director.

•

Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executives.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item.

•

Ratification of KPMG.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item.

•

Amendment to the LTICP.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on this item at the meeting and will not be included in determining the total votes cast on the item. Under NYSE rules, broker non-votes can have the effect of votes against this item, if the total votes cast on this item do not exceed 50% of our outstanding shares of common stock.

•

Stockholder Proposal Regarding a By-Laws Amendment to Require an Independent Chairman.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on the item at the meeting and will have the same effect as votes against this item.

•

Stockholder Proposal Regarding a Report on Political Contributions.    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on the item at the meeting and, therefore, will have no effect on the voting results for this item.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the stockholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

The Inspector of Election and those who count stockholder votes may not be team members of Wells Fargo & Company but may be team members of one of our affiliated banks who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

To align the interests of our directors and executive officers with your interests as stockholders, we require our non-employee directors and our executive officers to own shares of our common stock. Under our stock ownership guidelines, non-employee directors are expected to own, within five years of joining the Board, stock equal to five times the cash portion of the annual retainer we pay them. We require our executive officers to hold, until one year following their retirement, shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) each time they exercise an option under the LTICP or receive shares upon vesting of restricted share rights (RSRs). For purposes of this requirement, shares counted towards ownership include shares a non-employee director has deferred pursuant to Wells Fargo’s Directors Stock Compensation and Deferral Plan (Directors Plan) and any applicable predecessor director compensation and deferral plans, and shares an executive officer holds, or is deemed to hold, in the Company 401(k) Plans, Deferred Compensation Plan, the Direct Purchase Plan administered by our transfer agent, and shares owned by an executive officer’s spouse.

The following table shows how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this proxy statement (named executives), and all directors and executive officers as a group owned on February 27, 2009 and the number of shares they had the right to acquire within 60 days of that date. This table also shows, as of February 27, 2009, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors and executive officers as a group under the terms of the various applicable benefit and deferral plans available to them. None of our directors or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 2/27/09	Common Stock Units(4)(5)	Total
Non-Employee Directors
John D. Baker II	36,803	—	11,454	48,257
John S. Chen	10,097	21,389	—	31,486
Lloyd H. Dean	3,729	30,804	13,296	47,829
Susan E. Engel	2,200	69,234	59,357	130,791
Enrique Hernandez, Jr.	2,550	51,604	36,437	90,591
Donald M. James	3,863	531	8,897	13,291
Robert L. Joss	417,979	61,744	7,039	486,762
Richard D. McCormick	55,038	69,234	103,241	227,513
Mackey J. McDonald	2,315	—	15,501	17,816
Cynthia H. Milligan	56,040	69,234	30,509	155,783
Nicholas G. Moore	1,998	25,702	17,306	45,006
Philip J. Quigley	84,615	69,234	84,625	238,474
Donald B. Rice	221,406	24,542	41,281	287,229
Judith M. Runstad	51,658	69,234	11,347	132,239
Stephen W. Sanger	2,400	46,892	32,988	82,280

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 2/27/09	Common Stock Units(4)(5)	Total
Robert K. Steel	596,102	298,650	—	894,752
Susan G. Swenson	50,610	65,518	30,992	147,120
Michael W. Wright(6)	51,942	69,234	110,893	232,069
Named Executives
John G. Stumpf*	695,068	4,607,545	65,453	5,368,066
Howard I. Atkins	192,212	2,722,112	89,055	3,003,379
Richard M. Kovacevich*	3,508,468	10,980,315	434,365	14,923,128
David A. Hoyt	305,149	4,814,162	104,815	5,224,126
Mark C. Oman(7)	669,626	4,173,360	107,048	4,950,034
All directors and executive officers as a group (31 persons)	7,834,911	34,541,902	1,574,547	43,951,360

*	Also a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

(2)	The amounts shown for executive officers include shares of common stock allocated to the account of each executive officer under one or more Company 401(k) Plans as of February 27, 2009.

(3)	For the following directors, named executives, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•

John D. Baker II, 9,549 shares held in a trust of which he is a co-trustee and a partnership in which he is a general partner; also includes 143 shares held for the benefit of family members as to which he disclaims beneficial ownership;

•	John S. Chen, 4,000 shares held in a trust of which he is a co-trustee;

•	Lloyd H. Dean, 1,122 shares held in a trust of which he is a co-trustee;

•	Enrique Hernandez, Jr., 2,550 shares held in a trust of which he is a co-trustee;

•	David A. Hoyt, 256,718 shares held in trusts of which he is a co-trustee;

•	Robert L. Joss, 417,979 shares held jointly with his spouse;

•	Richard M. Kovacevich, 3,274,439 shares held in trusts of which he is a co-trustee and 1,960 shares held by his spouse in an IRA account;

•	Cynthia H. Milligan, 10,000 shares held by her spouse;

•	Nicholas G. Moore, 1,000 shares held in a trust of which he is a co-trustee;

•	Mark C. Oman, 534,185 shares held jointly with his spouse, 8,320 shares held as custodian for his children, and 110,000 shares held in a family limited liability company;

•	Philip J. Quigley, 84,615 shares held in a trust of which he is a co-trustee;

•	Donald B. Rice, 3,040 shares held by his spouse in an IRA account;

•	Judith M. Runstad, 40,000 shares held by her spouse;

•	John G. Stumpf, 596,817 shares held in a trust of which he is a co-trustee and 4,638 shares held by his spouse in an IRA account; and

•	All directors and executive officers as a group, 5,886,906 shares held by, for, or with members of their immediate families.

(4)	For executive officers, includes the following common stock units credited to their accounts as of February 27, 2009 under the terms of the Supplemental 401(k) Plan and Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Common Stock Units under Employee Benefit Plans

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
John G. Stumpf	65,453	—
Howard I. Atkins	31,927	57,128
Richard M. Kovacevich	434,365	—
David A. Hoyt	52,246	52,569
Mark C. Oman	107,048	—
All executive officers as a group	790,780	168,602

(5)	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 108,943 shares, which will be paid in cash.

(6)	Mr. Wright is retiring as a director at the annual meeting.

(7)	Mr. Oman has pledged an aggregate of 492,366 shares in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

Principal Stockholders

The following table contains information regarding the persons and groups we know of that beneficially owned 5% or more of our common stock as of December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Owned
(a)	(b)	(c)
Warren E. Buffett Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	314,632,068(1)	7.4%

Edward C. Johnson 3d FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	234,915,115(2)	5.6%

(1)	Based on the amended Schedule 13G filed on February 17, 2009 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 312,392,068 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffet reports sole voting and dispositive power over 2,240,000 of the shares.

(2)	Based on the Schedule 13G filed jointly with the SEC on February 17, 2009 by FMR LLC and Edward C. Johnson 3d, its chairman; each has sole dispositive power over all reported shares, and FMR LLC has sole voting power over 14,423,566 of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. We assist our directors and executive officers in complying with these requirements. Except as described in this paragraph, all reporting persons of the Company satisfied these filing requirements during 2008. Required Form 4 reports were not filed on a timely basis on behalf of the following persons to report a phantom stock award under an employee benefit plan or a stock deferral or distribution under a deferred compensation plan; the number of reports and transactions they relate to is one in each case, unless otherwise indicated in parentheses: Howard I. Atkins, David A. Hoyt, Richard M. Kovacevich, Richard D. Levy, Michael J. Loughlin, Cynthia H. Milligan, Mark C. Oman, James M. Strother (2), John G. Stumpf, Carrie L. Tolstedt and Julie M. White (2). The stock held in the Company SPP by Julie M. White also was not timely reported on her behalf on Form 3. Forms 4 and, in the case of Ms. White, an amended Form 3 were promptly filed after becoming aware of the shares and the need to report them. In making these disclosures, we are relying on written representations of each reporting person and copies of the reports filed with the SEC.

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set 19 directors as the number to be elected at the annual meeting and has nominated the individuals named below. Michael W. Wright, a current director, will retire as a director at the annual meeting. All nominees are currently directors of Wells Fargo & Company and have been previously elected by the stockholders except for John D. Baker II, Donald M. James, Mackey J. McDonald and Robert K. Steel. Each of Messrs. Baker, James, McDonald and Steel were former directors of Wachovia and were recommended as directors of the Company in connection with the Wachovia merger by various members of the Board. The Board elected each of Messrs. Baker, James, McDonald and Steel as a director effective January 1, 2009 following completion of the Wachovia merger. The Board has determined that except for Richard M. Kovacevich and John G. Stumpf, each nominee for election as a director at the annual meeting is independent from Wells Fargo as discussed below under “Director Independence.”

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. In addition, as described below under “Director Election Standard,” each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

The Board recommends you vote FOR each of the following nominees:

John D. Baker II, 60 Director since 2009

Business Experience:    Mr. Baker has served as President, Chief Executive Officer, and a director of Patriot Transportation Holding, Inc., Jacksonville, Florida (motor carrier, flatbed transportation hauler and real estate management company) since February 2008. He served as President from May 1989, and Chief Executive Officer from February 1997 of Florida Rock Industries, Inc. until November 2007. Mr. Baker served as a director of Wachovia Corporation from 2001 until Wells Fargo acquired Wachovia on December 31, 2008.

Other Public Company Directorships:    Vulcan Materials Company

John S. Chen, 53 Director since 2006

Business Experience:    Mr. Chen has served as Chairman, Chief Executive Officer, President, and a director of Sybase, Inc., Dublin, California (computer software) since November 1998.

Other Public Company Directorships:    Disney Corporation

Lloyd H. Dean, 58 Director since 2005

Business Experience:    Mr. Dean has served as President and Chief Executive Officer of Catholic Healthcare West, San Francisco, California (health care) since April 2000.

Other Public Company Directorships:    None

Susan E. Engel, 62 Director since 1998

Business Experience:    Ms. Engel served as Chairwoman, Chief Executive Officer, and a director of Lenox Group Inc., Eden Prairie, Minnesota (a tabletop, collectibles and giftware marketer, manufacturer and wholesaler) from November 1996 until she retired in January 2007.

Other Public Company Directorships:    SUPERVALU INC.

Enrique Hernandez, Jr., 53 Director since 2003

Business Experience:    Mr. Hernandez has served as Chairman, President, Chief Executive Officer, and a director of Inter-Con Security Systems, Inc., Pasadena, California (security services) since 1984.

Other Public Company Directorships:    Chevron Corporation;

McDonald’s Corporation; Nordstrom, Inc. (Chairman of the Board)

Donald M. James, 59 Director since 2009

Business Experience:    Mr. James has served as Chairman, Chief Executive Officer, and a director of Vulcan Materials Company, Birmingham, Alabama (construction materials) since May 1997. Mr. James served as a director of Wachovia Corporation from 2004 until Wells Fargo acquired Wachovia on December 31, 2008.

Other Public Company Directorships:    Southern Company

Robert L. Joss, 67 Director since 1999

Business Experience:    Mr. Joss has been Philip H. Knight Professor and Dean of the Graduate School of Business at Stanford University, Palo Alto, California (higher education) since September 1999. He served as Chief Executive Officer and Managing Director of Westpac Banking Corporation from 1993 to 1999.

Other Public Company Directorships:    Agilent Technologies, Inc.

Richard M. Kovacevich, 65 Director since 1986

Business Experience:    Mr. Kovacevich has served as our Chairman since April 2001, and served as our Chief Executive Officer from November 1998 to June 2007. He also served as our President from November 1998 to August 2005.

Other Public Company Directorships:    Cisco Systems, Inc.; Target

Corporation

Richard D. McCormick, 68 Director since 1983

Business Experience:    Mr. McCormick is Chairman Emeritus of US WEST, Inc., Denver, Colorado (communications). He served as Chairman of US WEST, Inc. from June 1998 until he retired in 1999 and as Chairman, President, and Chief Executive Officer from May 1992 to June 1998.

Other Public Company Directorships:    Nortel Networks Corporation;

United Technologies Corporation

Mackey J. McDonald, 62 Director since 2009

Business Experience:    Mr. McDonald served as Chairman of VF Corporation, Greensboro, North Carolina (apparel manufacturer) from 1998, and as a director since 1993, until he retired in August 2008. He also served as Chief Executive Officer of VF Corporation from 1996 to January 2008, and as President from 1993 to March 1996. Mr. McDonald served as a director of Wachovia Corporation from 1997 until Wells Fargo acquired Wachovia on December 31, 2008.

Other Public Company Directorships:    None

Cynthia H. Milligan, 62 Director since 1992

Business Experience:    Ms. Milligan has been Dean of the College of Business Administration at the University of Nebraska-Lincoln, Lincoln, Nebraska (higher education) since June 1998. She was President and Chief Executive Officer of Cynthia Milligan & Associates (consulting firm to financial institutions) from March 1991 until May 1998; and Director of the Nebraska Department of Banking and Finance from January 1987 until February 1991.

Other Public Company Directorships:    Calvert Funds; Raven Industries, Inc.

Nicholas G. Moore, 67 Director since 2006

Business Experience:    Mr. Moore served as Global Chairman of PricewaterhouseCoopers, New York, New York (professional services firm) from June 1998 until he retired in June 2001, and as Chief Executive Officer of the U.S. firm until June 2000. He also served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from 1994 until 1998, when it merged with Price Waterhouse LLP.

Other Public Company Directorships:    Gilead Sciences, Inc.; Network Appliance Inc.

Philip J. Quigley, 66 Director since 1994

Business Experience:    Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, San Francisco, California (telecommunications) from April 1994 until he retired in December 1997.

Other Public Company Directorships:    Nuance Communications, Inc.

Donald B. Rice, 69 Director 1980-1989 and since 1993

Business Experience:    Mr. Rice has served as President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (biotechnology) since December 1996. He also served as a director of Agensys from December 1996, and as Chairman from February 2002 until December 2007 when Agensys was acquired by Astellas Pharma, Inc.

Other Public Company Directorships:    Chevron Corporation; Vulcan Materials Company

Judith M. Runstad, 64 Director since 1998

Business Experience:    Ms. Runstad is a former partner of, and has been of counsel since January 1997 to the law firm of Foster Pepper PLLC, Seattle, Washington. She is a former Chairwoman of the Board of the Federal Reserve Bank of San Francisco.

Other Public Company Directorships:    Potlatch Corporation

Stephen W. Sanger, 62 Director since 2003

Business Experience:    Mr. Sanger served as Chairman of General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor) from May 1995, and as a director since 1992, until he retired in May 2008. He also served as Chief Executive Officer of General Mills from May 1995 to September 2007.

Other Public Company Directorships:    Pfizer Inc.; Target Corporation

Robert K. Steel, 57 Director since 2009

Business Experience:    Mr. Steel served as President, Chief Executive Officer, and a director of Wachovia Corporation, Charlotte, North Carolina (banking and financial services) from July 2008 until December 2008 when Wells Fargo acquired Wachovia. From October 2006 to July 2008, he served as the Under Secretary of the U.S. Department of the Treasury for Domestic Finance. From February 2004 to September 2006, he served as a senior fellow at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University, and prior to Harvard spent more than 25 years with Goldman Sachs Group, Inc., serving as a Vice Chairman before his departure.

Other Public Company Directorships:    None

John G. Stumpf, 55 Director since 2006

Business Experience:    Mr. Stumpf has served as our Chief Executive Officer since June 2007, and as our President since August 2005. He also served as our Chief Operating Officer from August 2005 to June 2007, and as Group Executive Vice President, Community Banking from July 2002 to August 2005.

Other Public Company Directorships:    None

Susan G. Swenson, 60 Director since 1994

Business Experience:    Ms. Swenson has served as President and Chief Executive Officer of Sage Software, Inc., the North American operations of The Sage Group PLC located in the United Kingdom (business management software and services supplier) since March 2008. Ms. Swenson held positions as the Chief Operating Officer of Atrinsic, Inc. (formerly known as New Motion, Inc.) from August 2007 to March 2008, Amp’d Mobile, Inc. from October 2006 to July 2007, and T-Mobile USA from February 2004 to October 2005, and as President and Chief Operating Officer and a director of Leap Wireless International, Inc. from July 1999 to January 2004.

Other Public Company Directorships:    None

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to attend each annual stockholders meeting. Each nominee for director who served as a director in 2008 attended last year’s annual stockholders meeting.

The Board held fifteen meetings (seven regular and eight special meetings) during 2008. Director attendance at meetings of the Board and its committees averaged 96% during 2008. Each director attended at least 75% of the total number of 2008 meetings of the Board and committees on which he or she served. The Board met in executive session without management present during seven of its 2008 meetings. During 2008 the Chair of the Board’s Governance and Nominating Committee, Donald B. Rice, served as the lead director during executive sessions of the Board and the committee chair most familiar with the subject matter being discussed led the discussion. For example, the Chair of the Board’s Human Resources Committee led discussions regarding executive compensation, the CEO’s and Chairman’s performance evaluations, and management succession. The Board designated Philip J. Quigley as the Board’s lead independent director (Lead Director) effective January 1, 2009. Mr. Quigley will perform the duties of Lead Director, including serving as chair of executive sessions at future Board meetings. For more information on the duties of the Lead Director, see “Corporate Governance—Lead Director” below.

Committees of the Board

The Board has established five standing committees: Audit and Examination, Credit, Finance, Governance and Nominating, and Human Resources. These committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members of each committee based on the recommendation of the Governance and Nominating Committee.

The following table provides membership information for each of the Board’s standing committees as of the date of this proxy statement.

Name	Audit and Examination Committee	Credit Committee	Finance Committee	Governance and Nominating Committee	Human Resources Committee
John D. Baker II	✓	✓
John S. Chen					✓
Lloyd H. Dean	✓	✓
Susan E. Engel		✓	✓		✓
Enrique Hernandez, Jr.	✓		✓*
Donald M. James			✓		✓
Robert L. Joss	✓	✓*		✓
Richard D. McCormick			✓		✓
Mackey J. McDonald				✓	✓
Cynthia H. Milligan	✓	✓		✓
Nicholas G. Moore	✓*	✓
Philip J. Quigley	✓			✓
Donald B. Rice				✓*	✓
Judith M. Runstad		✓	✓
Stephen W. Sanger			✓		✓*
Robert K. Steel		✓	✓
Susan G. Swenson	✓			✓
Michael W. Wright		✓		✓	✓

*	Committee Chair

The Board has adopted a charter for each committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee annually reviews and assesses its charter’s adequacy, but it may recommend amendments at any time. The Board must approve any recommended charter amendments. In addition, each committee’s charter requires the committee to review its performance annually. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). A copy of each committee’s charter is also available in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Audit and Examination Committee

Authority and Responsibilities.    The purpose of the Audit and Examination Committee (AEC) is to:

•	Assist the Board in fulfilling its responsibilities to oversee:

➢	policies and management activities related to accounting and financial reporting, internal controls, auditing, operational risk, and legal and regulatory compliance;

➢	the integrity of our financial statements and the adequacy and reliability of disclosures to our stockholders; and

➢	the qualifications and independence of the outside auditors and the performance of internal and outside auditors;

•	Prepare the AEC report included in our annual proxy statement in accordance with SEC rules; and

•	Perform the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations.

In carrying out its oversight function, the AEC is responsible for, among other things:

•	Reviewing and discussing with management and our outside auditors our financial statements and other financial reporting matters generally;

•	Recommending to the Board whether to include the audited financial statements in our Annual Report on Form 10-K;

•	Selecting and evaluating our outside auditors;

•	Approving all audit engagement fees and terms and all non-audit engagements of the outside auditors;

•	Reviewing information related to the independence of our outside auditors and discussing such matters with our outside auditors;

•	Reviewing with management the results of internal and external audits;

•	Reviewing regulatory examination reports and other communications from regulators;

•	Reviewing legal, compliance, and risk management matters with management; and

•	Overseeing the policy and procedures regarding the receipt, retention, and treatment of complaints concerning accounting, internal accounting controls, and auditing matters.

Membership and Meetings.    Under its charter, the AEC must have a minimum of three members. No AEC member may serve on the audit committee of more than two other public companies. Each member of the AEC is independent, as independence for audit committee members is defined by NYSE and SEC rules, as discussed below under “Director Independence.” The Board has determined, in its business judgment, that each current member of the AEC (John D. Baker II, Lloyd H. Dean, Enrique Hernandez, Jr., Robert L. Joss, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, and Susan G. Swenson) is financially literate as required by NYSE rules, and that each member qualifies as an “audit committee financial expert” as defined by SEC regulations.

The AEC holds at least seven regular meetings a year, and may call special meetings. In 2008, the AEC met 10 times. As permitted by its charter, the AEC has delegated pre-approval authority for audit and permissible non-audit services to each of three designated AEC members for time-sensitive engagements, as discussed on page 92 of this proxy statement.

Audit and Examination Committee Report.    The 2008 report of the AEC begins on page 92 of this proxy statement.

Credit Committee

Authority and Responsibilities.    The purpose of the Credit Committee is to:

•	Review the quality of, and the trends affecting our credit portfolio;

•	Oversee the effectiveness and administration of credit-related policies;

•	Review the adequacy of the allowance for credit losses; and

•	Provide oversight and guidance to the Board regarding the credit-related aspects of implementing the Basel II Capital Accord.

Within this broad framework, the Credit Committee is responsible for, among other things:

•	Monitoring the performance and quality of our credit portfolio;

•	Overseeing the administration and effectiveness of, and compliance with our credit policies; and

•	Reviewing and approving credit-related activities that are required by law or regulation to be approved by the Board.

Membership and Meetings.    Under its charter, the Credit Committee must have a minimum of three members. The Credit Committee holds at least three regular meetings a year, and may call special meetings. In 2008, the Credit Committee met four times.

Finance Committee

Authority and Responsibilities.    The purpose of the Finance Committee is to:

•	Review financial strategies for achieving financial objectives;

•	Review financial performance results; and

•	Oversee the administration and effectiveness of financial risk management policies.

Within this broad framework, the Finance Committee is responsible for, among other things:

•	Reviewing and approving our financial risk management policies;

•	Reviewing and recommending to the Board the declaration of dividends with respect to our common stock; and

•	Reviewing information regarding our outstanding debt and other securities issuances and recommending financings to the Board.

Membership and Meetings.    Under its charter, the Finance Committee must have a minimum of three members. The Finance Committee holds at least three regular meetings a year, and may call special meetings. In 2008, the Finance Committee met seven times.

Governance and Nominating Committee

Authority and Responsibilities.    The purpose of the Governance and Nominating Committee (GNC) is to:

•	Assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee;

•	Recommend to the Board changes to our Corporate Governance Guidelines;

•	Oversee an annual review of the Board’s performance;

•	Recommend to the Board a determination of each non-employee director’s “independence” under applicable rules and guidelines; and

•	Review from time to time director compensation and recommend any changes for approval by the Board.

Within this broad framework, the GNC is responsible for, among other things:

•	Determining whether an individual meets the Board-approved minimum qualifications for Board membership;

•	Reviewing and making recommendations to the Board regarding the size of the Board and matters relating to retirement of Board members;

•	Considering any offer to resign from a Board member and recommending to the Board the action to be taken on the tendered resignation; and

•	Annually reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending changes, if any, to the Board.

Membership and Meetings.    Under its charter, the GNC must have a minimum of three members. Each member of the GNC is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.” The GNC holds at least two regular meetings a year, and may call special meetings. In 2008, the GNC met three times.

Director Compensation Process and Procedures.    Information about the GNC’s process and procedures for establishing director compensation appears below under “Director Compensation.”

Human Resources Committee

Authority and Responsibilities.    The purpose of the Human Resources Committee (HRC) is to:

•	Discharge the Board’s responsibilities relating to compensation of our executive officers;

•	Prepare the Compensation Committee Report on our Compensation Discussion and Analysis (CD&A) for inclusion in our annual proxy statement;

•	Evaluate our Chairman’s and CEO’s performance and oversee succession planning; and

•	Evaluate and approve the compensation plans, policies, and programs applicable to our executive officers.

Within this broad framework, the HRC is responsible for, among other things:

•

Administering the Performance Policy (an Internal Revenue Code (IRC) Section 162(m) policy in effect through December 31, 2008), including establishing annual alternative performance goals at the beginning of the fiscal year and determining achievement of these goals;

•	Reviewing and approving for our executive officers:

➢	annual base salaries, annual incentive opportunities and awards, employment agreements, severance arrangements and change-in-control agreements, and any special or supplemental benefits;

➢	stock option grants and other equity awards under the LTICP; and

➢	benefits, compensation, and perquisite plans and arrangements; and

•

Evaluating annually our Chairman’s and CEO’s performance, along with the Company’s performance to determine and approve their compensation and recommending ratification of this compensation by the Board.

Membership and Meetings.    Under its charter, the HRC must have a minimum of three members. All HRC members must meet the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act and be an independent director under NYSE rules. The Board has determined that each current HRC member is independent under these rules, as discussed below under “Director Independence.” The HRC holds at least three regular meetings a year, and may call special meetings. In 2008, the HRC met five times.

Executive Compensation Process and Procedures.    Information about the HRC’s process and procedures for establishing executive compensation appears below under “HRC—Executive Compensation Process and Procedures” beginning on page 48 of this proxy statement and its Compensation Committee Report on our CD&A appears on page 52.

HRC and GNC Use of Compensation Consultant

The HRC and GNC, similar to other Board committees, are authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. The HRC and GNC use a consultant to assist them in the evaluation of executive compensation and non-employee director compensation, respectively. Under its charter, the HRC has sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and approve the consultant’s fees and other retention terms. The HRC and GNC charters may be viewed on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”).

The HRC and GNC have hired Frederic W. Cook & Co., Inc., a nationally recognized executive compensation consulting firm, to provide independent advice on matters related to executive and non-employee director compensation. Unlike many other executive compensation consulting firms that provide a diverse array of compensation, benefits and human resources related consulting services, the business of Frederic W. Cook & Co., Inc. is limited to providing independent executive compensation consulting services to its clients. It does not provide any other management or human resources related services. It is 100% owned by its senior consultants and has no outside equity or reciprocal financial relationships. In this proxy statement, the term “Cook & Co.” refers to Frederic W. Cook & Co., Inc. and George B. Paulin, Cook & Co.’s designated representative to the HRC and GNC.

The HRC’s and GNC’s agreement with Cook & Co. provides that Cook & Co. works directly on behalf of the HRC and GNC, as the case may be, and prohibits Cook & Co. from performing other services for Wells Fargo without the prior consent of the Chair of the HRC or GNC. To ensure the independence of any consultant retained by the HRC, the HRC charter was amended in September 2007 to require the HRC to pre-approve all services performed by any executive compensation consultant used by the HRC other than services performed for the GNC relating to non-employee director compensation.

Cook & Co. compiles compensation data for the financial services companies the HRC considers our peers (Peer Group), and reviews with the HRC the Company’s executive compensation programs generally and in comparison to those of the Peer Group. Cook & Co. also advises the HRC on the reasonableness of compensation levels in comparison with those of the Peer Group, and on the appropriateness of the compensation program structure in supporting the Company’s business objectives. Cook & Co. provides services to the GNC with respect to non-employee director compensation similar to those it provides to the HRC with respect to executive compensation. The HRC annually reviews the services performed by and the fees paid to Cook & Co. The total amount of fees the Company paid Cook & Co. in 2008 was $137,852, which included the fees paid for services provided as the independent compensation consultant to the HRC and GNC, reimbursement of Cook & Co.’s reasonable travel and business expenses, and a fee of less than $5,000 for a survey of long-term incentives which is used for benchmarking for other positions throughout Wells Fargo.

Compensation Committee Interlocks and Insider Participation

John S. Chen, Susan E. Engel, Richard D. McCormick, Donald B. Rice, Stephen W. Sanger, and Michael W. Wright served as members of the HRC in 2008. During 2008, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2008 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under “Related Person Transactions” on page 37 of this proxy statement, all HRC members had banking or financial services transactions in the ordinary course of business with our banking and other lending subsidiaries, and Messrs. Rice and Wright have family members who are employed by Wells Fargo and earned more than $120,000 in 2008.

Other Matters Relating to Directors

Susan E. Engel, one of our directors, served as chairwoman and chief executive officer of Lenox Group Inc., a tabletop, giftware and collectibles company, from November 1996 until she retired in January 2007. In November 2008 Lenox Group filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of New York. Susan G. Swenson, one of our directors, served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007 Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

Director Compensation

The table below provides information on 2008 compensation for non-employee directors. Messrs. Kovacevich and Stumpf are employee directors and do not receive separate compensation for their Board service. Messrs. Baker, James, McDonald and Steel joined the Board effective January 1, 2009, following completion of the Wachovia merger, and therefore did not receive any compensation from us for 2008. Following the table is additional information on director compensation, including the process for determining the individual components and amount of compensation.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John S. Chen	$111,000	$70,009	$45,422	—	—	—	$226,431
Lloyd H. Dean	135,000	70,009	45,422	—	—	—	250,431
Susan E. Engel	133,000	70,009	45,422	—	—	—	248,431
Enrique Hernandez, Jr.	154,250	70,009	45,422	—	—	—	269,681
Robert L. Joss	158,000	70,009	45,422	—	—	—	273,431
Richard D. McCormick	130,750	70,009	45,422	—	—	—	246,181
Cynthia H. Milligan	137,000	70,009	45,422	—	—	—	252,431
Nicholas G. Moore	139,000	70,009	45,422	—	—	—	254,431
Philip J. Quigley	167,000	70,009	45,422	—	—	—	282,431
Donald B. Rice	134,000	70,009	45,422	—	—	—	249,431
Judith M. Runstad	123,000	70,009	45,422	—	—	—	238,431
Stephen W. Sanger	149,000	70,009	45,422	—	—	—	264,431
Susan G. Swenson	137,000	70,009	45,422	—	—	—	252,431
Michael W. Wright(4)	125,000	70,009	45,422	—	—	—	240,431

(1)	Includes fees earned in 2008 but paid in 2009 and fees earned in 2008 but deferred at the election of the director (see “Deferral Program” below). The following table categorizes cash compensation earned by our non-employee directors in 2008.

Component	Amount
Annual Cash Retainer	$75,000
Annual AEC Chair Fee	30,000
Annual Credit Committee Chair Fee	15,000
Annual Finance Committee Chair Fee	15,000
Annual GNC Chair Fee	15,000
Annual HRC Chair Fee	20,000
Regular or Special Board or Committee Meeting Fee	2,000

(2)

On April 29, 2008, we granted 2,343 shares of our common stock to each non-employee director. The amount in the table reflects the dollar amount recognized as expense for the grant in our 2008 financial statements, in accordance with FAS 123R, based on the NYSE closing price of our common stock on the grant date of $29.88. Because the stock award vested in full on the grant date, the entire FAS 123R grant date fair value was recognized as expense in our 2008 financial statements.

(3)	On April 29, 2008, we granted to each non-employee director an option to purchase 10,490 shares of our common stock at an exercise price per share of $29.88, the NYSE closing price of our common stock on the grant date. The amount in the table reflects the dollar amount recognized as expense for the grant in our 2008 financial statements, in accordance with FAS 123R. Because the grant vested in full in 2008, the entire FAS 123R grant date fair value was recognized as expense in our 2008 financial statements. For a discussion of the assumptions used to calculate the FAS 123R grant date fair value, refer to “Note 19 (Common Stock and Stock Plans)” to our 2008 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

The table below shows for each non-employee director (other than Messrs. Baker, James, McDonald and Steel who joined the Board effective January 1, 2009) the aggregate number of shares of our common stock underlying unexercised options at December 31, 2008. All options were fully exercisable at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options
John S. Chen	21,389
Lloyd H. Dean	30,804
Susan E. Engel	69,234
Enrique Hernandez, Jr.	51,604
Robert L. Joss	61,744
Richard D. McCormick	69,234
Cynthia H. Milligan	69,234
Nicholas G. Moore	25,702
Philip J. Quigley	69,234
Donald B. Rice	24,542
Judith M. Runstad	69,234
Stephen W. Sanger	46,892
Susan G. Swenson	65,518
Michael W. Wright	69,234

(4)	Mr. Wright will retire as a director at the annual meeting.

Determination of Director Compensation.    The GNC reviews the individual components and total amount of director compensation at least annually. Historically the GNC has recommended changes in director compensation to the Board for its approval every other year, based on its review of competitive pay data for non-employee directors of the financial services companies in the Company’s Peer Group. It may recommend changes to director compensation more or less frequently based on its analysis of this competitive data. The GNC uses the same Peer Group for this purpose as used by the HRC to determine competitive pay for named executives (see “Peer Group for Compensation and Performance” in the CD&A below). As discussed above under “HRC and GNC Use of Compensation Consultant,” the GNC has retained Cook & Co. to act as the GNC’s independent compensation consultant. The GNC most recently reviewed director compensation in January 2009, and determined not to change the amount or composition of compensation. For 2009, the newly created position of Lead Director will receive an annual cash fee of $30,000.

Equity Compensation.    In 2008, we granted equity compensation to our non-employee directors under the Directors Plan. As a result of the amendment and restatement of the LTICP approved by stockholders at the 2008 annual meeting, we now grant equity awards to directors under the LTICP rather than the Directors Plan. The Directors Plan continues to be used primarily for deferral of director compensation as described below under “Deferral Program.” Each non-employee director elected at the Company’s annual meeting of stockholders receives, as of the date of such meeting, an award of common stock having a value of $70,000 and an option grant having a value of $60,000. A non-employee director who joins the Board as of any other date receives, as of such other date, a stock award and option grant based on the full-year award value prorated to reflect the number of months remaining until the next annual meeting of stockholders, rounded up to the nearest full month. The number of shares subject to a stock award is determined by dividing the award value by the NYSE closing price of our common stock on the grant date, rounded up to the nearest whole share. Stock awards vest in full on the grant date. The exercise price per share of an option grant is the NYSE closing price of our common stock on the grant date. The number of shares of common stock subject to options granted in 2008 was determined using a Black-Scholes option model based on the award value, rounded up to the nearest even 10 shares. Beginning in 2009, the number of shares subject to options will be determined by dividing the award value by an amount equal to 25% of the NYSE closing price of our common stock on the grant date, rounded up to the nearest even 10 shares, unless a higher conversion price is established.

Options granted in 2008 vested in full six months from the grant date, consistent with the terms of the Directors Plan. Options granted in 2009 will vest in full one year from the grant date, consistent with the general minimum vesting period for option grants under the LTICP. Options remain exercisable for 10 years from the grant date, unless earlier terminated in accordance with their terms. Directors who exercise an option granted before September 28, 2004 by delivering shares of previously owned common stock or shares purchased in the open market will receive a reload option to purchase the same number of whole shares of common stock, at the NYSE closing price per share of our common stock on the date the reload option is granted, as were delivered to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. No reload stock options will be granted with respect to an option granted on or after September 28, 2004.

On January 2, 2009, following their election to the Board effective January 1, 2009, Messrs. Baker, James, McDonald and Steel each were granted 778 shares of our common stock and an option to purchase 2,670 shares of our common stock at an exercise price of $30 per share. The stock award vested in full on the grant date and the option grant will vest in full one year from the grant date.

Deferral Program.    A non-employee director may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2008 on interest-bearing accounts was 4.63%. Stock awards may be deferred only into common stock units with the reinvestment of dividends. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Guidelines.    Within five years after joining the Board, directors are expected to own shares of our common stock having a value equal to five times the cash portion of the annual retainer. Each director has met, or any director who has served fewer than five years is on track to meet, these ownership requirements.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. The Board has adopted Corporate Governance Guidelines to provide the framework for the governance of the Board and the Company. These Guidelines, among other matters, set forth Board membership criteria, director retirement and resignation policies, our Director Independence Standards, the responsibilities of the Lead Director, and information about the committees of the Board.

The Board has also adopted a Director Code of Ethics, which states our policy and standards for ethical conduct by our directors and our expectation that directors will act in a manner that serves the best interests of the Company. We also expect all of our team members to adhere to the highest possible standards of ethics and business conduct with other team members, customers, stockholders, and the communities we serve, and to comply with all applicable laws, rules, and regulations that govern our businesses. Accordingly, we have had in effect for over 100 years a code of ethics for all team members.

Stockholders and other interested persons may view our Corporate Governance Guidelines and our Codes of Ethics on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). We will also provide this information in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where the only nominees are those recommended by the Board, such as at this meeting). Under this standard, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and the Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Independence

Our Corporate Governance Guidelines provide that at least a majority of the directors on the Board, and all members of the AEC, GNC, and HRC must be independent under applicable standards. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. In order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company, as explained below. To assist the Board in making its independence determinations, the Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines, which are available on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”). These Director Independence Standards, which are described below, consist of the NYSE’s “bright line” standards of independence and the Board’s categorical standards of independence. For relationships not covered by the NYSE or categorical standards, the Board (excluding the director with the relationship under consideration) will determine whether the relationship is material or not and, therefore, whether the director is independent. As discussed below, applying the Director Independence Standards the Board determined that, except for Richard M. Kovacevich and John G. Stumpf who are Wells Fargo employees, all current directors and director nominees (John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Robert L. Joss, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Donald B. Rice, Judith M. Runstad, Stephen W. Sanger, Robert K. Steel, Susan G. Swenson, and Michael W. Wright) are independent. The Board determined, therefore, that 17 of the Board’s 19 director nominees are independent.

For purposes of the following discussion, an “immediate family member” of a director means his or her spouse, parents, stepparents, children, stepchildren, brothers, sisters, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or domestic employee) who shares the director’s home. “Entities affiliated with a director” include any entity where the director is an executive officer, employee, general partner, of counsel, or the chairperson of the board or that would be considered a related interest of a director under applicable banking laws. “Entities affiliated with an immediate family member” include any entity where the immediate family member is an executive officer or that would be considered a related interest of an immediate family member under applicable banking laws.

Generally, under the NYSE “bright line” standards of independence and our Director Independence Standards, a director is not independent if the director:

•	Is, or has been within the past three years, an employee of the Company or if an immediate family member is, or has been within the past three years, an executive officer of the Company;

•

Received more than $120,000 in direct compensation from the Company other than director’s fees and pension and other forms of deferred compensation for prior service, or an immediate family member received more than $120,000 in direct compensation from the Company other than compensation for service as a non-executive employee, during any 12-month period within the past three years;

•

Is a current partner or employee of KPMG or the Company’s internal auditor, or an immediate family member is a current partner of KPMG or the Company’s internal auditor or is a current employee of such firm who personally works on the Company’s audit;

•	Was, or an immediate family member was, within the past three years a partner or employee of KPMG or the Company’s internal auditor who personally worked on the Company’s audit during that time;

•

Is, or an immediate family member is, or either has been, within the last three years, employed as an executive officer of another company which had one of our present executive officers serving at the same time on the compensation committee of its board of directors; or

•

Is a current employee, or an immediate family member is a current executive officer of another company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Under the Board-adopted categorical standards of independence, the Board has considered and determined that the following types of relationships between a director, his or her immediate family members and/or certain entities affiliated with a director and his or her immediate family members, on the one hand, and the Company, on the other, are not material relationships for purposes of determining whether a director is independent:

•

A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A business relationship, transaction, or arrangement involving property or non-financial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company, and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

•

Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•	Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•

Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

Based on the foregoing Director Independence Standards, the Board considered information in January 2009 regarding relationships between each director, his or her respective immediate family members, and/or certain entities affiliated with such directors and immediate family members, on the one hand, and the Company, on the other, to determine the director’s independence from the Company. After reviewing the information presented to it, the Board determined, upon the recommendation of the GNC, that, except for Messrs. Kovacevich and Stumpf, all current directors and director nominees are independent under the NYSE “bright line” standards of independence. The Board also determined that all non-employee directors are independent under the Board’s categorical standards of independence.

In connection with making its director independence determinations, the Board considered banking and financial services, commercial, charitable, familial, and other ordinary course, non-preferential relationships between each director, his or her immediate family members, and/or certain entities affiliated with a director and his or her immediate family members and the Company (including, for these purposes, Wachovia in 2008). In addition to those relationships with some of our directors described under “Related Person Transactions” beginning on page 37 of this proxy statement, the Board specifically considered the following relationships and transactions in which it was determined that neither the director nor, to the extent applicable, his or her immediate family member had a direct or indirect material interest:

•

The Company’s banking and other lending subsidiaries had ordinary course banking and financial services relationships in 2008 with most of our directors, as well as some of their respective immediate family members and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for similar transactions with unrelated parties, and none of which involved more than the normal risk of collectibility or presented other unfavorable features;

•

Mr. Chen and Ms. Swenson are both chief executive officers of computer software companies from which the Company purchased software and other related products and services in the ordinary course of business in 2008;

•

Messrs. James and Steel each have a relative who is a partner at a law firm that provided legal services to the Company in the ordinary course of business in 2008, although their relatives were not directly involved in providing such services;

•	Mr. Joss is an executive officer of a non-profit educational institution from which the Company leased property for branch and retail locations in the ordinary course of business in 2008;

•	Ms. Milligan is employed by a non-profit educational institution that received royalty payments from the Company under an agreement which allows the Company to offer certain products and services to qualified students, facility and staff of the institution, and other payments in 2008 for ordinary course business purposes, such as leasing space for automated teller machines; and

•

The Company or a Company-sponsored charitable foundation made charitable contributions and/or commitments in 2008 to tax-exempt organizations on which Mr. Dean, Mr. Hernandez, Mr. Joss, Ms. Milligan, Ms. Runstad and Mr. Steel served as an executive officer or board chair in 2008, which involved contributions to each of such organizations of significantly less than $1 million.

The Board determined that each of the foregoing relationships, as well as those relationships with some of our directors described under “Related Person Transactions” beginning on page 37 of this proxy statement, satisfied the NYSE “bright line” independence standards and was immaterial under the Board’s categorical standards of independence.

For purposes of determining Mr. Steel’s independence, the Board also considered that Mr. Steel was formerly employed as chief executive officer and president of Wachovia prior to the Wachovia merger. The Board determined that Mr. Steel’s prior employment relationship with Wachovia did not violate the NYSE “bright line” independence standards because Mr. Steel’s employment was terminated in connection with the Wachovia merger. Because Mr. Steel’s prior employment relationship with Wachovia is not covered by the Board’s categorical standards of independence, the Board separately considered whether this relationship was material in light of all relevant facts and circumstances. For purposes of this evaluation, the Board considered the following: (1) Mr. Steel was employed by Wachovia for only three months before Wachovia’s board of directors approved the merger with the Company and for less than six months when the merger was completed, and before joining Wachovia he had no previous employment relationships with either Wells Fargo or Wachovia; (2) Mr. Steel was not entitled to receive any severance payments upon the termination of his employment in connection with the merger, would not receive a 2008 bonus, and is not expected to receive any future compensation from the Company for his prior services to Wachovia; (3) Mr. Steel’s outstanding Wachovia stock options and performance-based restricted stock awards would convert in the merger into the right to receive our common stock but the exercise price for the options ($45.605 per share) was significantly higher than the Company’s stock price at merger completion and our common stock must reach certain price thresholds, ranging from $110.45 per share to $175.79 per share, before the restricted stock awards vest; and (4) Mr. Steel’s ownership of our common stock did not raise independence concerns because it is comparable to stock owned by any stockholder. In light of these facts, the Board (excluding Mr. Steel), in its business judgment, concluded that Mr. Steel’s prior employment relationship with Wachovia did not represent a direct or indirect material relationship with the Company and that this prior relationship would not impair his ability to exercise independent judgment on behalf of, and in the best interests of the Company’s stockholders. Accordingly, the Board determined that Mr. Steel qualifies as an independent director under our Director Independence Standards.

Lead Director

In 2008 the Board enhanced our corporate governance practices by creating the new position of Lead Director and amending our Corporate Governance Guidelines to identify the responsibilities of the Lead Director. Our Corporate Governance Guidelines also provide that each year a majority of the independent directors will appoint the Lead Director, and in November 2008, the independent directors appointed Philip J. Quigley to serve as the Board’s Lead Director beginning January 1, 2009. The duties and responsibilities of the Lead Director include, among other things, the following:

•	Working with the Chairman and CEO, with input from the other directors, to approve Board meeting agendas;

•	Presiding at executive sessions or special meetings of non-management and independent directors and, as appropriate, providing prompt feedback to the Chairman and CEO;

•	Calling executive sessions of the Board or of the non-management or independent directors;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	Facilitating communication between the Board and senior management;

•	Serving as an additional point of contact for Board members and stockholders;

•	Acting as a “sounding board” and mentor to the Chairman and CEO; and

•	Contributing to the performance review of the Chairman and CEO.

Communications with Directors

Stockholders and other interested parties who wish to communicate with the Board, including the Lead Director and other non-employee directors, should refer to the information provided on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance,” and then “How to Contact the Board of Directors”). We will also provide this information in printed form to any stockholder who requests it by contacting our Corporate Secretary.

Director Nomination Process

The GNC is responsible for, among other things, managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors. The goal of the GNC’s nominating process is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The GNC regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, and various geographic and demographic communities represented by current members. The GNC also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve.

The GNC identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman, our CEO, and our contacts in the communities we serve. The GNC also has the authority to conduct a formal search using an outside search firm selected and engaged by the GNC to identify potential candidates. If the GNC identifies a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the Board-approved minimum qualifications for first-time director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described above under “Director Independence.”

The Board requires that all nominees for service as a first-time director have the following minimum qualifications:

•

A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization;

•	Financial literacy or other professional or business experience relevant to an understanding of our businesses; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

The GNC will determine, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications. In addition, the GNC will consider, in evaluating a candidate for nomination as a first-time director, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s experience with the experience of the other Board members.

If a candidate passes this initial review, the GNC will arrange an introductory meeting with the candidate and our Chairman and/or CEO, and the GNC Chair and/or another director to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the GNC, together with several members of the Board, our CEO, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Director Code of Ethics, and any other rule, regulation, or policy applicable to members of the Board and its committees and for making any required disclosures in our proxy statement.

Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by the Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

The GNC will consider an individual recommended by one of our stockholders for nomination as a new director if the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our By-Laws and as described under “Advance Notice Procedures” on page 108 of this proxy statement. In order for the GNC to consider a stockholder-proposed nominee for election as a director, the stockholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC #N9305-173, Sixth & Marquette, Minneapolis, Minnesota 55479. All such submissions must include the following information:

•	The stockholder’s name and address and the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Our Corporate Secretary will present all stockholder-proposed nominees to the GNC for its consideration. The GNC has the right to request, and the stockholder will be required to provide, any additional information with respect to the stockholder nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Bank Services Transactions.    During 2008 all of our executive officers, almost all of our directors (including all HRC members), each of the persons we know of that beneficially owned 5% or more of our common stock on December 31, 2008, and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with our banking and other lending subsidiaries. Our executive officers may use benefits generally available to team members on certain Wells Fargo products and services such as discounted rates, fee waivers or other benefits offered on mortgages, home equity loans, credit cards and other lending products. These benefits, which would not be material to the executives, are not reported in this proxy statement because they are generally available on the same terms to all team members and do not give preference to the executive officers over other team members. Except for any benefits offered under the foregoing team member programs and the relocation loans to three of our executive officers as described below, all of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with unrelated parties, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Relocation Program.    Under our Relocation Program, as in effect prior to the July 30, 2002 revisions described below, executive officers who relocated at our request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Mortgage (WFHM) on the same terms as those available to our team members, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the home. Our Relocation Program was revised effective as of July 30, 2002 in response to Sarbanes-Oxley (SOX) to eliminate these loan benefits for executive officers. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above prior to July 30, 2002 was allowed to continue to receive those benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

We currently have interest-free loans outstanding under this Relocation Program to three of our executive officers. Each of these loans was made either before July 30, 2002 or before the individual was named as an executive officer. The following table provides information about these loans as of December 31, 2008:

Executive Officer	Original Loan Amount	Highest Principal Balance During 2008	12/31/08 Balance	Principal and Interest Paid During 2008	Interest Rate	Purpose
Richard M. Kovacevich Chairman	$995,000	$995,000	$995,000	$0	0%	Loan made in connection with his relocation from Minnesota to California following the Norwest merger.

Richard D. Levy Executive Vice President and Controller	325,000	325,000	325,000	0	0	Loan made in connection with his relocation from New Jersey to California following his employment by the Company.

James M. Strother Executive Vice President and General Counsel	310,000	310,000	310,000	0	0	Loan made in connection with his relocation from Iowa to California after he assumed a new position with the Company and before he became an executive officer.

The relocation benefits available under our Relocation Program prior to July 30, 2002, as described above, continue to be made available to our eligible team members who are not executive officers. After July 30, 2002, executive officers are still eligible (subject to applicable lending criteria) to receive a first mortgage loan from WFHM, except that the loan must be on substantially the same terms as those available to other residential home mortgage customers.

Under the revised Relocation Program, our relocating executives and team members may also be eligible to receive additional benefits, such as the following:

•	A transfer bonus in an amount determined by senior management on the earlier of the date he or she commences employment or purchases a new home, and annually thereafter;

•	The payment of customary home selling and purchasing closing costs (such as real estate commissions, title and appraisal fees, and other routine closing costs);

•	The purchase of a relocating executive’s home at its appraised market value by a third party relocation company using Company funds;

•	Certain cash incentives to executives who locate buyers for their homes directly;

•	The payment of expenses related to moving household goods; and

•	The reimbursement or gross-up of the amount of taxes paid on the taxable portion of amounts received by the executive under the Relocation Program.

Except for expenses paid to or on behalf of the executive officer to move household goods and sell his or her home, the benefits described above are treated as taxable income to the executive. Information about the transfer bonus received under the Relocation Program in 2008 by our CEO appears on page 71 of this proxy statement in the Perquisites table included in footnote (7) to column (i), “All Other Compensation” in the Summary Compensation Table.

Agreements with Executive Officers.    On December 30, 2008, we entered into an agreement with David M. Carroll to employ him as Senior Executive Vice President of our Wealth Management, Brokerage and Retirement Services Group effective upon completion of the Wachovia merger. Prior to the Wachovia merger, Mr. Carroll was a Senior Executive Vice President at Wachovia and had an employment agreement with Wachovia that entitled him to receive certain severance payments if his employment was terminated following a change of control, such as the Wachovia merger. Our agreement with Mr. Carroll supersedes his prior agreement with Wachovia (other than provisions regarding the payment of any gross-up payments equal to the amount of excise taxes he may have to pay that are deemed “excess parachute payments” for federal income tax purposes relating to the Wachovia merger).

Our one-year agreement with Mr. Carroll provides that he will receive a base salary of not less than $700,000 and is eligible to receive a maximum 2009 incentive payment under our annual incentive plan of $4.2 million, subject to the achievement of certain Company and group financial performance objectives and the terms of the plan. The agreement also provides that he will receive, subject to approval of the HRC, stock options, vesting in three annual installments, with a grant date value of $5 million. On February 24, 2009, Mr. Carroll was granted an option to purchase 800,000 shares of our common stock at an exercise price of $13.05 per share. Mr. Carroll did not receive any cash incentive compensation for 2008. Under the agreement, Mr. Carroll is also eligible for an aggregate retention bonus of up to $8 million, payable in installments during 2009, if he remains employed with the Company through 2009. Under the agreement, we may terminate Mr. Carroll’s employment without cause or Mr. Carroll may terminate his employment for any reason during the period beginning on May 1, 2009 and ending on December 15, 2009. If Mr. Carroll’s employment is terminated during this period or we otherwise terminate him without cause, then Mr. Carroll will be entitled to receive his base salary through the date of termination and a cash severance payment of $14.4 million (an amount approximately equal to the amount Mr. Carroll would have received under his Wachovia agreement if his employment had been terminated following the Wachovia merger) less any portion of the retention bonus previously paid to him. He would also be entitled to receive medical, dental and life insurance benefits for himself and his family for the remainder of his life.

Please see page 88 of this proxy statement for a description of a supplemental retirement benefit we have agreed to pay Mark C. Oman, a named executive, upon his retirement.

Transactions with Entities Affiliated with Directors.    Enrique Hernandez, Jr., one of our directors, is chairman, president, chief executive officer, and a director of Inter-Con Security Systems, Inc. Mr. Hernandez owns a 25.99% interest in Inter-Con. In 2008 Inter-Con provided guard services to certain Company stores located in Southern California under an agreement we entered into in 2005. Annual payments to Inter-Con under this contract did not exceed 1% of Inter-Con’s 2006, 2007, or 2008 consolidated gross revenues, and each year since 2006 the Board has determined that our relationship with Inter-Con does not impair Mr. Hernandez’s independence under our Director Independence Standards. In 2008 we paid Inter-Con approximately $3.3 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. The Company intends to continue its dealings with Inter-Con in the future on similar terms.

Family Relationships.    The Company employs family members of four of our directors (including two who served on the HRC in 2008) and one of our executive officers. These family members are adults who do not share the home of the related director or executive officer, and the related director or executive officer does not have a material interest in the employment relationship. As of the end of 2008, these individuals were four of more than approximately 280,000 team members. None of these individuals is, nor reports directly to, one of our executive officers. We established the compensation paid to each of these individuals in 2008 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, these individuals also received employee benefits generally available to all of our team members. We regard each of these individuals as a highly educated, trained, and competent team member. We believe these employment relationships are beneficial to the Company and its stockholders. We also believe that these employment relationships do not have any impact on or impair the independence of the related directors or their ability to represent your best interests. Each related director also has a sizeable interest in our common stock, as shown in the stock ownership table beginning on page 11 of this proxy statement, which serves to align their interests with, and enable them to represent fairly all stockholders.

Since 2004, Wells Fargo Bank has employed Cynthia H. Milligan’s brother, James A. Hardin, as a private client advisor. In 2008, James Hardin received compensation of approximately $203,913. Ms. Milligan was unaware of her brother’s job discussions with Wells Fargo Bank, and Wells Fargo Bank was unaware of the family relationship with Ms. Milligan until after Mr. Hardin accepted the position.

Since 2006, Wells Fargo Foothill has employed Philip J. Quigley’s son, Scott P. Quigley, who currently is employed as an institutional relationship manager. In 2008, Scott Quigley received compensation of approximately $829,405, including benefits received under our Supplemental Cash Balance Plan. On February 26, 2008, we granted him an option to purchase 6,590 shares of our common stock at an exercise price of $31.40 per share. Mr. Quigley was unaware of his son’s job discussions with Wells Fargo Foothill, and Wells Fargo Foothill was unaware of the family relationship with Mr. Quigley until after the job offer had been made.

Since 1992, Wells Fargo Bank has employed Donald B. Rice’s son, Joseph J. Rice, who currently is employed as a senior lending manager. In 2008, Joseph Rice received compensation of approximately $497,350, including perquisites and benefits received under our Supplemental 401(k) and Cash Balance Plans. On February 26, 2008, we granted him an option to purchase 28,330 shares of our common stock at an exercise price of $31.40 per share. Joseph Rice joined Wells Fargo Bank when his father was not serving as a director of Wells Fargo & Company.

Since 2000, Wells Fargo has employed Michael W. Wright’s daughter, Molly W. Reppenhagen, as a part-time attorney in the law department. In 2008, Molly Reppenhagen received compensation of approximately $100,821. On February 26, 2008, we granted her an option to purchase 2,640 shares of our common stock at an exercise price of $31.40 per share.

Since 1998, Wells Fargo Financial, Inc. has employed Mark C. Oman’s brother-in-law, Ty S. Fuerhoff, as a technology manager. In 2008, Ty Fuerhoff received compensation of approximately $192,977, including stock option compensation under the PartnerShares Plan. On February 26, 2008, we granted him an option to purchase 3,960 shares of our common stock at an exercise price of $31.40 per share.

Related Person Transaction Policy and Procedures

The Board has adopted a written policy and procedures for the review and approval or ratification of transactions between the Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of 5% of more of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of 5% of more of our common stock.

Except as described below, the Related Person Policy requires either the Board’s GNC or AEC, depending upon the related person involved, to review and either approve or disapprove all transactions, arrangements or relationships in which:

•	The amount involved will, or may be expected to, exceed $100,000 in any fiscal year;

•	The Company is, or will be a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” The Board, however, has determined that the GNC or AEC does not need to approve the following Interested Transactions even if the amount involved will exceed $100,000:

•

Lending transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Banking or financial services transactions with related persons or their affiliated entities made in the ordinary course of business on non-preferential terms;

•	Employment of an executive officer if his or her compensation is required to be reported in our proxy statement because he or she is a named executive officer;

•

Employment of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that the Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is required to be reported in our proxy statement;

•

Transactions with another entity at which a related person’s only relationship with that entity is as a non-executive officer employee, director (other than chairman of the board), limited partner, or holder of less than 10% of that entity’s ownership interests, if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

Charitable contributions by the Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as a non-executive officer employee or a director (other than chairman of the board), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues;

•	Transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; and

•

Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such stockholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC reviews, approves, or ratifies all Interested Transactions involving a director and/or his or her immediate family members or affiliated entities. The AEC reviews, approves, or ratifies all Interested Transactions involving our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of the Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members or their affiliated entities are involved. The GNC or AEC annually reviews all ongoing Interested Transactions.

In February 2009, in connection with its review of Interested Transactions involving executive officers, the AEC specifically considered charitable contributions from the Company to a tax-exempt organization for which Mr. Kovacevich served as one of three vice presidents during 2008, which contributions were significantly less than $1 million. The AEC determined that Mr. Kovacevich did not have a direct or indirect material interest in the Company’s charitable transactions with this organization.

The HRC ratified and approved the compensation Mr. Carroll is entitled to receive under the employment agreement described above under “Agreements with Executive Officers,” and because this compensation would be reported in our proxy statement if Mr. Carroll was a named executive, this Interested Transaction was not required to be reviewed, approved or ratified by the AEC under the Related Person Policy.

EQUITY COMPENSATION PLAN INFORMATION

The table on the following page provides information about our equity compensation plans in effect on December 31, 2008, aggregated for plans approved by stockholders and for plans not approved by stockholders. The material features of the equity compensation plans not approved by stockholders are described following the table. All outstanding awards relate to shares of our common stock. Information is as of December 31, 2008, unless otherwise indicated.

Plans approved by stockholders are:

•	The LTICP, which is our equity compensation plan for team members and directors, and is described in Item 4 of this proxy statement.

•	The Supplemental 401(k) Plan, which is a non-qualified benefit plan designed to make up for certain benefits lost due to IRC limitations and/or participation in deferred compensation plans.

•

The Directors Plan, which prior to 2009 was used for equity awards to our non-employee directors and is now primarily a deferred compensation plan for directors. Beginning in 2009 we have granted equity awards to non-employee directors under the LTICP.

Plans not approved by stockholders are:

•

The Amended and Restated Wachovia Corporation 2003 Stock Incentive Plan (2003 SIP), which was originally approved by Wachovia’s shareholders in 2003 and prior to the merger had been used for equity awards to Wachovia’s executive officers and other key employees. We assumed the 2003 SIP in the merger and in February 2009 used substantially all remaining available shares for stock option grants to legacy Wachovia team members.

•

The PartnerShares Stock Option Plan (PartnerShares Plan), which from 1996-2002 was used for equity awards generally to team members not eligible for grants under the LTICP. The plan was in effect at December 31, 2008, only as to the issuance of common stock upon exercise of outstanding options. No future awards may be granted under the PartnerShares Plan.

•

The Deferred Compensation Plan, which allows eligible team members to defer salary, bonuses and certain other compensation and earn an investment return on the deferred compensation based on, among other earnings options, common stock share equivalents distributed in shares of common stock.

•

The Non-Qualified Deferred Compensation Plan for Independent Contractors, which allows independent contractors who perform investment or other financial services for us to defer commissions and certain other compensation and earn an investment return on the deferred compensation based on, among other earnings options, common stock share equivalents distributed in shares of common stock.

•

The Norwest Corporation Directors’ Formula Stock Award Plan, which prior to 1999 allowed directors of the former Norwest Corporation to defer their stock awards. The plan was in effect at December 31, 2008, only as to the payment of vested but deferred stock awards.

•

The Norwest Corporation Directors’ Stock Deferral Plan, which prior to 1999 allowed directors of the former Norwest Corporation to defer their annual cash retainer and meeting fees and earn an investment return based on common stock share equivalents distributed in shares of common stock. The plan was in effect at December 31, 2008, only as to the payment of vested but deferred compensation.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	# of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	# of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	258,790,734	(3)	$29.75	209,723,273	(4)
Equity compensation plans not approved by security holders	42,109,964	(5)	109.98	32,598,570	(6)

Total	300,900,698		$38.53	242,321,843

(1)	The table above does not include information about equity compensation plans assumed in mergers under which we may not grant additional awards. Under these assumed plans a total of 17,907,780 shares of common stock was issuable upon exercise of options and 190,900 shares upon distribution of vested but deferred share-based awards. The weighted average exercise price per share of our common stock of the outstanding options was $132.19.

(2)	Does not reflect restricted share rights (RSRs), restricted share units (RSUs) or restricted share awards (RSAs) or deferred compensation benefits because they have no exercise price.

(3)	For the LTICP, consists of 252,254,419 shares subject to options, 274,261 shares subject to unvested RSRs, and 94,784 shares issuable upon distribution of vested but deferred RSRs. For the Supplemental 401(k) Plan, consists of 4,764,030 shares issuable upon distribution of benefits. For the Directors Plan, consists of 907,109 shares subject to options, 161,271 shares issuable upon distribution of vested but deferred stock awards, and 334,860 shares issuable upon distribution of deferred compensation benefits.

(4)	We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. Each share of common stock issued under the LTICP pursuant to awards other than options or SARs counts as three and one-half (3.5) shares. Effective February 24, 2009, the Board authorized an additional 100,000 shares of common stock for issuance under the Directors Plan for compensation deferrals only. These additional shares are not reflected in the table below.

Plan	Number of Shares	Award Types
LTICP	208,927,119	Stock options, stock, SARs, restricted stock, RSRs, performance shares, performance units
Supplemental 401(k) Plan	734,188	Deferral distribution
Directors Plan	61,966	Stock options, deferral distribution

(5)	For the 2003 SIP, consists of 13,445,058 shares subject to options and 751,899 shares subject to RSAs. For the PartnerShares Plan, consists of 17,662,467 shares subject to options. For the other plans, consists of 10,250,540 shares of common stock issuable upon distribution of deferred compensation benefits.

(6)	We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the PartnerShares Plan, the Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan because no future awards or deferrals may be made under these plans and because column (a) reflects all shares issuable under those plans upon exercise or distribution of outstanding awards or deferred compensation benefits.

Plan	Number of Shares	Award Types
2003 SIP	26,518,832	Stock options, stock, SARs, restricted stock, RSUs, performance shares, performance units
Deferred Compensation Plan	5,363,108	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	716,630	Deferral distribution

Material Features of Equity Compensation Plans Not Approved by Stockholders

The 2003 SIP.    The 2003 SIP permits awards of stock options, SARs and stock awards. Options granted under the plan will be exercisable at such times and subject to such restrictions and conditions as the HRC in each instance approves, which need not be the same for all participants. Both incentive stock options and non-qualified stock options may be granted under the plan. Each option will expire at such time as the HRC determines at the time it is granted but no option may be exercisable later than the tenth anniversary date of its grant. An option that vests solely on the basis of the passage of time (e.g., not on the basis of any performance standards) will not vest more quickly than ratably over the three-year period from the grant date. However, those options will vest earlier upon the occurrence of a change in control unless the HRC determines otherwise. The option price upon exercise of any option is payable to us in full by methods the HRC designates, including, but not limited to, in cash or its equivalent, by tendering or withholding shares of our common stock having a fair market value at the time of exercise equal to the total option price, or by a combination of the foregoing. Unless the HRC determines otherwise or except as prohibited by applicable law, options may also be exercised by a “cashless exercise” where the participant gives irrevocable instructions to a broker to promptly deliver to us the amount of sale proceeds from the shares covered by the option exercised, together with any withholding taxes due to Wells Fargo. The proceeds from any cash payments upon option exercise are added to our general funds and used for general corporate purposes.

Stock awards may be made in the form of stock, RSAs, RSUs, performance stock awards, performance stock units and other awards based on or with a value tied to shares of our common stock with such restrictions as the HRC may deem advisable, including continuous service requirements and/or achievement of performance goals, which need not be the same for all participants. Each participant’s award agreement will state the extent, if any, to which the participant may receive unvested stock awards following termination of employment as determined in the discretion of the HRC and need not be uniform among all participants.

PartnerShares Plan.    From 1996 to 2002 we awarded non-qualified stock options under the PartnerShares Plan generally to team members not eligible for grants under the LTICP. No future awards may be granted under the plan. Options are exercisable at the closing share price of our common stock as of the trading day immediately before the grant date. All options granted under the plan were vested at December 31, 2008. Options are exercisable for ten years from the grant date or one year from the participant’s death, whichever occurs first. If a participant leaves Wells Fargo other than because of death, permanent disability or discharge for cause, the option terminates immediately or three months after termination, as specified in the grant terms. If a participant is discharged for cause, the option terminates immediately. Participants can pay the exercise price in cash or by cashless exercise through a broker.

Deferred Compensation Plan.    Under the Deferred Compensation Plan eligible team members may defer receipt of salary, bonuses and certain other compensation subject to the terms of the plan. Deferral elections are irrevocable once made except for limited re-deferral opportunities. We treat amounts deferred by a participant as if invested in the earnings options selected by the participant, and determine the deferred compensation benefit payable to the participant based on the performance of those earnings options. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. For deferral years 2000 and later, participants are required to allocate at least 20% of their deferral to the common stock option. We generally distribute amounts allocated to the common stock option in shares of common stock. Participants have no direct interest in any of the earnings options and are general unsecured creditors of Wells Fargo with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors.    Under the Non-Qualified Deferred Compensation Plan for Independent Contractors participants who perform qualifying investment or other financial services for participating affiliates as independent contractors may defer all or part of their eligible compensation payable to them by the affiliate subject to the terms of the plan. Deferral elections are irrevocable once made. Amounts deferred by a participant are treated as if invested in the earnings options selected by the participant, which determine the deferred compensation benefit payable to the participant. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. The plan is sponsored by a wholly owned subsidiary, Wells Fargo Deferred Compensation Holdings, Inc. We have guaranteed its obligations under the plan. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the plan sponsor and Wells Fargo with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan.    Under the Norwest Corporation Directors’ Formula Stock Award Plan we awarded shares of common stock to non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards, with dividends reinvested, until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals of stock awards are permitted under this plan.

Norwest Corporation Directors’ Stock Deferral Plan.    Under the Norwest Corporation Directors’ Stock Deferral Plan a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. A participant can elect one time to defer commencement of distribution of his or her deferral account if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. No future deferrals may be made under this plan.

EXECUTIVE COMPENSATION

This section presents information about the Company’s executive compensation philosophy, procedures, and programs, and compensation paid to our named executives, including:

•	A summary of the process used by the HRC to determine executive compensation;

•	A description of the HRC’s excessive risk review and certification of our executive compensation programs required under the Troubled Asset Relief Program (TARP);

•	Our Compensation Discussion and Analysis (CD&A); and

•

The Summary Compensation Table and other related tables and footnotes showing compensation for our named executives, together with additional narrative to help explain the disclosures in these tables and our compensation programs generally.

HRC—Executive Compensation Process and Procedures

Because the HRC plays the central role in formulating our compensation philosophy and programs and in making pay decisions for our named executives, we include information about the HRC’s process in our CD&A to help you better understand how and why these decisions are made. Our CD&A can be found beginning on page 53 of this proxy statement. Additional information about the HRC’s process appears below.

Compensation Decision Timelines.    The HRC typically plans for, discusses, and makes its executive compensation decisions over a period that spans approximately 18 months, beginning with its June, July, and November meetings in the year prior to the fiscal year for which the compensation will be earned, and almost two years before the HRC decides to make any annual or long-term incentive compensation awards for a given year. At its initial meetings, the HRC considers competitive pay data from the most recent proxy statements for the financial services companies the HRC considers our peers (Peer Group) and any other pay information it considers relevant for purposes of the upcoming year’s stock option grants and compensation planning. At meetings held early in the following fiscal year, the HRC makes final incentive compensation decisions for all named executives for the just-completed fiscal year, determines long-term compensation, and sets annual incentive compensation opportunities for the coming year for named executives other than our Chairman and our CEO. The HRC adjusts this timeline as needed to address specific compensation issues, including proposed changes in our executive compensation programs or processes, approving compensation for new executive officers, and responding to changes in law or regulations that may affect our executive compensation programs and decisions about executive pay.

For purposes of 2008 executive compensation, and following this general timeline for its decisions, the HRC reviewed and discussed at its meetings in June, July and November 2007 publicly available competitive pay data for the financial services companies the HRC considered our peers. At its February 2008 meeting, it approved incentive compensation for 2007; established alternative performance goals for 2008 under the Performance-Based Compensation Policy (Performance Policy), the Company’s IRC Section 162(m) plan; made stock option grants; and set annual cash incentive opportunities for 2008 for named executives other than our Chairman and our CEO. As explained in our CD&A, the HRC does not set specific annual cash incentive compensation opportunities for our Chairman and our CEO, but reviewed at its February 2008 meeting competitive pay data for comparable positions at, and the financial performance of the companies in our Peer Group.

At its meetings for the balance of 2008, the HRC reviewed and discussed updated competitive compensation data for purposes of 2008 compensation and the impact of new regulatory and potential legislative restrictions on executive compensation for our named executives due to the investment in the Company by the U.S. Department of the Treasury (Treasury Department) on October 28, 2008 under the TARP Capital Purchase Program (CPP) created by the Emergency Economic Stabilization Act of 2008 (EESA). In response to these developments, the HRC, by written action on October 27, 2008, adopted a TARP CPP-mandated compensation clawback policy that enhanced the Company’s existing clawback policy, and certain amendments to our compensation programs. At its November 2008 meeting, the HRC continued to evaluate the impact of the new TARP CPP compensation restrictions on 2008 executive compensation and to plan for final 2008 executive compensation decisions in early 2009. In order to further respond to TARP CPP requirements and help determine 2008 compensation, the HRC held a special meeting in January 2009. At this meeting, it conducted the risk review of our incentive compensation arrangements required by TARP CPP discussed below. It also reviewed our 2008 financial results, which indicated that neither goal under the Performance Policy had been met. It also discussed and authorized management to develop recommendations for long-term compensation for named executives, including stock options and restricted share rights (RSRs) for approval in February 2009, as well as compensation for other executives. It also authorized the allocation of up to 100 million shares for stock option grants for selected team members to be approved in accordance with past practice at the HRC’s February 2009 meeting. At this meeting, the HRC approved the incentive and long-term compensation discussed at its special meeting in January for certain executives and took other actions with respect to compensation in light of new legislative restrictions on executive compensation included in the American Recovery and Reinvestment Act of 2009 enacted on February 17, 2009 (2009 Recovery Act).

We discuss the HRC’s compensation decisions in more detail, particularly the actions taken at its January and February 2009 meetings, in our CD&A.

Use of Consultant.    As discussed above under “HRC and GNC Use of Compensation Consultant,” the HRC has retained Cook & Co. to act as the HRC’s independent compensation consultant for purposes of compiling Peer Group data and otherwise advising the HRC on compensation matters. When requested by the HRC’s Chair, Cook & Co.’s designated representative, George B. Paulin, attends meetings of the HRC to report on, and respond to the HRC members’ questions regarding a range of executive compensation matters. In meetings held in late 2008 and early 2009, these matters included the Company’s compensation program and current trends; the impact on executive compensation caused by preliminary regulations adopted by the Treasury Department and legislation applicable to financial institutions receiving investments under TARP CPP; a comparison of Company and Peer Group compensation amounts and structures, including equity-based practices; recent stockholder initiatives on compensation; and compensation committee procedures.

Competitive Pay Analyses.    For purposes of making its annual compensation decisions for our executive officers, the HRC considers, at one or more meetings in June, July, and November each year as described above, competitive pay data from a group of financial services companies that it regards as our Peer Group. It selects the members of this Peer Group based on prominence in the financial services market, total market capitalization, and whether the organization competes directly with us for senior management. The HRC may adjust the companies included in our Peer Group periodically to reflect any changes to this group using these same factors. As discussed in the CD&A, the 2008 Peer Group initially consisted of the 13 financial services companies shown beginning on page 55 under

“Peer Group for Compensation and Performance.” During 2008, three financial services companies included in the Peer Group for 2008 were acquired, and the final Peer Group for competitive pay purposes consisted of the 10 financial services companies listed on page 56. The HRC will continue to review the composition of the Peer Group in 2009 to determine any appropriate adjustments.

Role of Executive Officers in Compensation Decisions.    Our CEO makes recommendations to the HRC as to appropriate threshold, target, and maximum performance objectives for all named executives other than our Chairman. Our CEO also recommended 2008 base salaries and proposed annual cash incentive compensation opportunities at each of the performance levels. The CEO also recommends to the HRC compensation for the Company’s other executive officers. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager. The CEO participates in the portion of the HRC meeting at which this compensation is discussed. In approving this compensation, the HRC will consider the CEO’s recommendations. The HRC makes its own determinations regarding the compensation for our CEO and our Chairman, which are then reviewed and ratified by the Board. In addition, as described in the CD&A under “Pay for Performance—Company Performance,” management prepares an analysis of Wells Fargo’s financial performance on a one-, three-, and five-year basis compared to that of its Peer Group over the same time periods using the same financial measures. The HRC reviews this analysis for purposes of evaluating the Company’s performance compared to that of its Peer Group in connection with the HRC’s determination of all named executives’ compensation.

HRC Review of Incentive Compensation Programs for Senior Executive Officers

Under preliminary regulations issued by the Treasury Department in connection with TARP and the Company’s issuance of preferred stock and warrants to the Treasury Department under CPP on October 28, 2008, the HRC was required to meet within 90 days after that date with the Company’s senior risk officers to review incentive compensation arrangements for those of our named executives who met the definition of a “senior executive officer” (SEO) under the TARP regulations. The purpose of this meeting was to identify whether the incentive compensation arrangements for our SEOs (for 2008 compensation purposes, Messrs. Stumpf, Atkins, Kovacevich, Hoyt and Oman) had any features that might encourage an SEO to take, as stated in the TARP regulations, “unnecessary and excessive risks that could threaten the value of the financial institution.” The HRC met in January 2009 with the Company’s senior risk officers—Caryl J. Athanasiu, Executive Vice President and Head of Compliance and Enterprise Risk Management, Michael J. Loughlin, Executive Vice President and Chief Credit and Risk Officer, and Kevin McCabe, Executive Vice President and Chief Auditor—for purposes of conducting this review.

The HRC first considered whether our incentive compensation program for our SEOs had features that raised the potential for excessive risk-taking by an SEO. As discussed in the CD&A under “Compensation Components” and “Achieving Compensation Objectives—Pay for Performance,” we have provided incentive compensation in the form of an annual cash incentive award based on Company, business line and individual qualitative performance results for each fiscal year, and long-term incentive compensation generally in the form of stock option grants and, in certain circumstances, RSRs to reward our SEOs for contribution to growth in long-term stockholder value. The HRC noted that any incentive compensation program that rewards an SEO based in part on his or her business line performance presents, at least in theory, the potential for excessive risk taking. The HRC concluded, however, that if adequate other performance criteria and/or internal controls or policies existed that either would prevent or discourage excessive risk-taking, then any such potential would be significantly reduced.

In discussing our executive incentive compensation program with the HRC, Ms. Athanasiu, Mr. Loughlin and Mr. McCabe pointed to a number of internal policies and controls that would discourage or prevent excessive risk-taking by our SEOs for the purpose of increasing or enhancing his pay:

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An SEO’s incentive compensation depends on overall Company performance. As discussed below in the CD&A under “Achieving Compensation Objectives—Pay for Performance,” incentive compensation for our SEOs depends primarily on overall Company performance. Although an SEO’s individual business line performance is a factor in incentive compensation decisions, an SEO may not be rewarded even for exceptional business line performance if the Company has not also performed.

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The Company’s SOX certification program identifies business line deviations from financial reporting policies. Our compensation programs also reward strong individual business line performance. The Company’s internal SOX certification program—which requires each business line included within an SEO’s business line responsibility to certify as to compliance with all internal financial reporting policies for purposes of supporting the CEO’s and CFO’s SOX certification—provides a reasonable and appropriate mechanism to identify an action by an SEO that might enhance an SEO’s business line performance, but that would deviate from corporate financial reporting policies.

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An SEO’s business line is subject to extensive internal control, compliance and reporting processes to identify and correct undue risk taking. We have made substantial investments to enhance internal controls across Wells Fargo, including embedding compliance teams to perform continuous monitoring and self-testing, and expanding our internal audit review of business lines on a risk-based cycle. This process provides an objective, systematic, and disciplined approach for evaluating and improving the effectiveness of risk management controls and governance processes. Our compliance and internal audit teams report all significant issues and delayed corrective actions to the AEC for further action.

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An SEO’s business line revenue growth performance based on lending activity is subject to extensive review for compliance with our credit risk policies. Our Risk Asset Review (RAR) group reports to the Board’s Credit Committee and our Chief Credit and Risk Officer and functions as a control over the creation of credit risk throughout Wells Fargo. RAR evaluates and rates each business line’s credit administration (including underwriting, analysis, monitoring, problem loan management, and risk rating accuracy) to reinforce sound lending practices, and reports its findings and ratings to senior management. All significant findings, ratings and trends are also reported to the Credit Committee.

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The Company has adopted strong compensation clawback policies. We have had in place a compensation recoupment or “clawback” policy for more than two years, precisely to deter compensation-related misconduct by any executive officer. This policy allows us to recover bonus and incentive compensation paid to any executive officer on the basis of having met or exceeded performance goals if that performance was due to fraud or other misconduct. The HRC also has adopted the clawback policy mandated by the TARP regulations—which overlaps the Company’s existing broad recoupment policy—that requires an SEO to forfeit bonus or incentive or stock compensation, if the payments were based on materially inaccurate financial statements, or any other criteria later proven to be materially inaccurate.

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The Company’s Code of Ethics prohibits, and disciplines all team members, including our SEOs, for manipulating business goals for compensation purposes. Under our Code of Ethics and Business Conduct, an SEO, like any team member, who has been found to have engaged in manipulation of business goals for the purpose of enhancing compensation is subject to discipline, including termination.

Given these policies, controls and other safeguards, the HRC concluded and certified, as stated below, that our incentive compensation arrangements would not encourage our SEOs to take unnecessary and excessive risks that threaten the value of Wells Fargo.

Compensation Committee Report; Certification of Review of SEO Incentive Compensation

The HRC, in its capacity as the compensation committee of the Board:

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Has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K beginning on the following page. Based on this review and these discussions, the HRC has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC; and

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Certifies that it has reviewed with senior risk officers the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

Members of the Human Resources Committee:

Stephen W. Sanger, Chair John S. Chen Susan E. Engel Donald M. James	Richard D. McCormick Mackey J. McDonald Donald B. Rice Michael W. Wright

Compensation Discussion and Analysis

Introduction

This CD&A describes the Company’s executive compensation philosophy and objectives. It also explains why the HRC decided to pay each element of 2008 executive compensation shown in the Summary Compensation Table on page 69 of this proxy statement based on these objectives. This table and the related tables that follow present the compensation paid for 2008 to John G. Stumpf, President and CEO, Howard I. Atkins, Senior Executive Vice President and CFO, and the three next highest paid executive officers: Richard M. Kovacevich, Chairman; David A. Hoyt, Senior Executive Vice President, Wholesale Banking; and Mark C. Oman, Senior Executive Vice President, Home and Consumer Finance. When we refer to the “named executives” in this CD&A, we mean these five individuals.

Sustainable Long-Term Growth and the Strategic Role of Executive Compensation

Achieving sustainable profitable growth with high stockholder returns over the long term has been the objective in developing the Company’s strategies for more than two decades. We believe that consistent long-term, high quality revenue and earnings per share (EPS) growth will lead to consistent stock price growth. Our executive compensation philosophy and programs play an important role in achieving our objective of sustainable long-term growth in stockholder value. As a guiding principle, we design our compensation programs to reward our named executives for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our stockholders. The compensation policies, programs, and specific compensation decisions for 2008 discussed in this CD&A reflect this principle.

On December 31, 2008, Wells Fargo consummated its merger with Wachovia, thereby acquiring all of Wachovia’s banking operations and other businesses. This acquisition creates one of the world’s great financial services companies, and its successful integration is among our top strategic priorities. The Company is proceeding deliberately to realize the benefits of the Wachovia merger, being mindful of the need to retain talent and satisfy the needs of all our customers across all channels and product lines. We believe our ability to manage our enterprise to achieve these objectives, in good economic times and bad, will lead to strong future performance and long-term stockholder value.

During 2008, the United States—indeed, the world—experienced, and continues to endure an almost unprecedented economic contraction and loss of consumer confidence. A significant contributor to these events was the collapse within the mortgage markets and resulting credit freeze. While Wells Fargo largely avoided the problems associated with subprime mortgages and credit derivatives, no company was immune from the systemic adverse impact of these events on the global credit markets. In response to the economic crisis, the Treasury Department created TARP CPP under EESA. Under TARP CPP, the Treasury Department was authorized to make direct investments in financial institutions by purchasing preferred stock and common stock warrants. On October 28, 2008, the Treasury Department invested $25 billion in Wells Fargo preferred stock and common stock warrants under TARP CPP. As a recipient of this TARP CPP investment, we are subject to certain restrictions on compensation for our SEOs, defined to include our CEO, CFO and three next highest-paid executive officers as of December 31, 2008. These restrictions will remain in effect so long as the Treasury Department’s investment in our preferred stock remains outstanding.

In February 2009, Congress enacted and the President signed into law the 2009 Recovery Act, which, in part, amended EESA to include extensive new restrictions on executive compensation arrangements of financial institutions participating in TARP CPP. The 2009 Recovery Act directs the Treasury Department to adopt regulations to implement these amendments. Our participation in the TARP CPP has an effect on our executive compensation programs, which we discuss in this CD&A. Given the significant uncertainty regarding the scope and impact of these restrictions, the Company and the HRC continue to evaluate the changes and adjustments to our compensation programs needed to comply with the 2009 Recovery Act. Although we comment on changes to our existing compensation programs in response to the 2009 Recovery Act, we focus in this CD&A on our executive compensation policies as they were in effect for 2008, as well as Company and individual performance affecting 2008 compensation decisions. Notwithstanding the uncertainty created by recent legislation and its actual impact on our executive compensation programs once the Treasury Department issues its implementing regulations, we remain committed to our pay-for-performance compensation philosophy.

Compensation Objectives

Superior execution by highly competent senior management is critical to achieving and maintaining consistent, outstanding annual and long-term financial performance. To attract and retain talented management with proven skills and experience, we must offer a compensation program that compares favorably with those offered by other large financial services and non-financial companies with which we compete for a limited pool of highly qualified senior executive talent. To sustain our financial performance, we believe that we should closely link compensation to our long-term performance and, for those named executives responsible for significant business groups, to the performance of their business group.

Given our philosophy to link compensation to Company and individual performance, our compensation programs for our named executives are built on three objectives:

1.	To compete favorably with our peers in attracting and retaining highly qualified individuals as named executives by offering competitive pay, especially during economic downturns when the pool of experienced, qualified candidates shrinks.

2.	To “pay for performance” by compensating our named executives at a competitive level based on:

-	The Company’s performance compared to our Peer Group’s performance;

-	The business line performance for those named executives who manage businesses; and

-	Individual qualitative performance objectives.

3.	To align our named executives’ interest with our stockholders’ interest in increased share value primarily by granting stock options and, in selected situations, restricted stock or restricted share rights (RSRs) awards as long-term compensation, subject to stock ownership retention requirements.

Compensation Components

To meet our compensation objectives, we structure executive officer compensation to include the following elements:

•	Base salary;

•	Annual cash incentive award to reward achievement of Company, business group, and individual performance results for each fiscal year;

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Long-term compensation, generally in the form of stock option grants under our Long-Term Incentive Compensation Plan (LTICP), to reward named executives for contributions to growth in stockholder value over the long term;

•	In selected situations, restricted stock or RSRs awards under our LTICP for valued executives who may be highly sought after by our competitors;

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Participation in the same benefit plans provided to all team members, including qualified defined contribution (401(k)) and defined benefit (cash balance) retirement plans, health, life insurance, salary continuation (severance), and other benefit plans;

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Participation in our non-qualified Supplemental 401(k) and Cash Balance retirement plans (available to all team members whose compensation for plan purposes exceeds dollar limits imposed by the IRC for qualified plans), and our non-qualified Deferred Compensation Plan; and

•	Very limited perquisites, to be further reduced as a result of the HRC’s decision to phase-out as soon as practicable in 2009 a financial planning benefit to executive officers.

The compensation components listed above—in particular annual cash compensation in the form of base pay, an incentive award, plus long-term equity compensation—historically provided the Company with a compensation framework consistent with compensation programs offered by our Peer Group. However, certain provisions of EESA, as amended by the 2009 Recovery Act, prohibit participants in TARP CPP from paying or accruing compensation in the form of bonus, retention awards, or incentive compensation, but do permit restricted stock compensation for certain highly compensated executives and employees, subject to certain vesting and other requirements as may be established by the Treasury Department. In response, the HRC has revised our compensation structure to comply with these restrictions as we currently understand them, and will further revise our programs as needed when regulations are issued. We explain the process the HRC used and the reasons for its 2008 pay decisions with respect to each of these pay elements in this CD&A and provide information about the named executives’ 2008 compensation in the compensation tables.

Peer Group for Compensation and Performance

The HRC uses compensation and financial performance data from a group of large, publicly traded financial services companies to help establish appropriate competitive pay levels for our named executives. These companies, referred to as our “Peer Group,” make up the competitive compensation benchmarks we consider for attracting and retaining top management talent. The HRC periodically reviews and may adjust the companies included in the Peer Group. For 2008 compensation purposes, the Peer Group initially consisted of the following 13 financial services companies:

Bank of America Corporation

BB&T Corporation

Capital One Corporation

Citigroup Inc.

Fifth Third Bancorp

JPMorgan Chase & Co.

National City Corporation

The PNC Financial Services Group, Inc.

Regions Financial Corporation

SunTrust Banks, Inc.

U.S. Bancorp

Wachovia Corporation

Washington Mutual, Inc.

During 2008, the composition of the Peer Group contracted as a result of three Peer Group acquisitions. For purposes of making its final 2008 executive compensation decisions, the HRC considered competitive compensation data from the 10 Peer Group companies listed below:

Bank of America Corporation

BB& T Corporation

Capital One Corporation

Citigroup Inc.

Fifth Third Bancorp

JPMorgan Chase & Co. (acquired the banking assets of Washington Mutual, Inc.)

The PNC Financial Services Group, Inc. (acquired National City Corporation)

Regions Financial Corporation

Sun Trust Banks Inc.

U.S. Bancorp

As part of its regular review of executive compensation pay and practices, the HRC intends to examine whether the composition of the Peer Group remains appropriate for purposes of evaluating Peer Group performance and establishing 2009 compensation. Notwithstanding the impact of the compensation limitations contemplated by the 2009 Recovery Act on our executive compensation programs, the HRC believes that its review of Peer Group pay and performance data will continue to provide a valuable framework for implementing our pay-for-performance compensation philosophy and evaluating the appropriateness of compensation for named executives.

Achieving Compensation Objectives

Determine Competitive Pay.    To set approximate competitive benchmarks for 2008 annual and long-term compensation for our named executives, the HRC reviewed data compiled by Cook & Co. This data presented Peer Group annual cash, long-term equity, and total compensation amounts as reported in their 2007 proxy statements for those companies’ chairmen and/or chief executive officers and other named executives whose positions and responsibilities most closely match those of our named executives. For each proxy statement position, this compensation data was ranked from highest to lowest by the combined total amount of annual cash plus the value of long-term equity compensation granted. The HRC also reviewed its consultant’s calculations (excluding any Company pay data) of the average, median, and top quartile amounts for each of these pay components as well as for total compensation. The HRC used this information, together with changes in Peer Group compensation gathered by its outside consultant from SEC filings throughout the year, to help develop competitive benchmarks for the 2008 salary and annual cash incentive awards and 2009 long-term compensation awards for our named executives.

Pay for Performance.    Our objective to “pay for performance” means we offer our named executives the opportunity to earn superior pay, from a competitive standpoint, in exchange for superior Company and individual performance. To motivate our named executives to perform at superior levels, we weight their total compensation opportunity more heavily in favor of annual cash incentives and long-term equity awards, which are “at risk” if Company and individual performance objectives are not met, rather than through salary, perquisites, and benefits, which do not change as a result of performance. We then further weight our executives’ long-term compensation opportunity more heavily than their annual incentive opportunity to motivate them to focus on sustained, long-term performance rather than on maximizing annual performance at the expense of long-term performance. Using the Peer Group compensation benchmarks described above, we target competitive pay in the top quartile of Peer Group pay for Company financial performance ranking in the top quartile of Peer Group financial performance, at median competitive pay for median performance, and below median pay for below median performance. Determination of the incentive compensation awards to our named executives depends in whole or in part on the HRC’s subjective, after-the-fact evaluation of a mix of objective compensation and corporate performance data and subjective qualitative information, including whether named executives achieved their individual qualitative objectives. We explain the elements of financial and individual performance the HRC considers below.

At the beginning of each fiscal year from 1994 through 2008, the HRC established one or more alternative financial goals under the Company’s stockholder-approved Performance Policy, an IRC Section 162(m) plan. For 2008 cash incentive compensation, the HRC established as the alternative goals under the Performance Policy the achievement of (1) EPS of $2.38 or (2) return on realized common equity of 15%, in each case as determined under the Performance Policy. No named executive covered by this policy will qualify for, and the HRC has no discretion to make, any cash incentive award unless the Company achieves at least one of these alternative performance goals. The Performance Policy also establishes the maximum annual cash incentive award named executives may receive if the Company meets one or more of the alternative goals.

We established the Performance Policy in 1994 so that cash incentive compensation paid to named executives would satisfy the requirements of IRC Section 162(m) and be fully deductible by the Company for federal income tax purposes. Stock options were not subject to this policy because they were already considered “performance-based” compensation. Under Section 162(m) as in effect before the enactment of EESA, we could not deduct annual compensation in excess of $1,000,000 paid to our named executives unless the compensation was performance-based. EESA, as further amended by the 2009 Recovery Act, amended Section 162(m) for TARP CPP participants to reduce the annual compensation tax deductibility cap to $500,000 and eliminate the exception for performance-based compensation. As a result of these amendments, all compensation paid to our SEOs in excess of the $500,000 cap will not be deductible by the Company for tax purposes. For purposes of 2008 compensation, our SEOs for EESA purposes consist of our CEO, our CFO, and our other three named executives. In February 2009, the HRC determined that the Performance Policy was not needed while the EESA limitations were in effect and suspended the Performance Policy as permitted by its terms effective January 1, 2009.

The HRC does not establish in advance any specific compensation opportunities for our Chairman and our CEO, but does review and consider competitive Peer Group pay data for comparable positions and our financial performance relative to our Peer Group before making final cash incentive awards. To determine any cash incentive awards for our Chairman and our CEO, the HRC relies exclusively on its subjective evaluation of the Company’s performance on a stand-alone basis and as compared to our Peer Group. For named executives other than our Chairman and our CEO, the HRC set annual cash incentive compensation opportunities at specified percentages of salary payable at threshold performance, target performance, and maximum performance levels, based on competitive information from our Peer Group, as discussed above under “Determine Competitive Pay,” and based on our CEO’s recommendations. We show the amount of the 2008 threshold, target, and maximum opportunities for Messrs. Atkins, Hoyt, and Oman in columns (c), (d), and (e) in the Grants of Plan-

Based Awards table. These compensation opportunities correspond to 2008 threshold, target, and maximum financial performance goals and individual qualitative objectives. These goals and objectives are assigned weights that total 100%. The HRC would then determine whether these performance goals and objectives had been achieved for purposes of making annual cash incentive compensation awards to these named executives.

For 2008, for Mr. Atkins, the Company’s financial performance results relative to the Peer Group had an 80% weight and his individual qualitative objectives had a 20% weight. For Messrs. Hoyt and Oman, the Company’s financial performance results relative to the Peer Group had a 40% weight; their individual business line financial goals had a 50% weight; and individual qualitative objectives had a 10% weight.

For the purposes of 2009 compensation for named executives, subject to the EESA restrictions and other regulatory or legislative prohibitions, the HRC will continue to set compensation opportunities for named executives, other than our CEO and our Chairman, to review competitive compensation data, and to consider Company, business line, and individual performance in making compensation decisions.

Compensation Recoupment.    As a component of our pay for performance objective, the Company has had in place a compensation recoupment or “clawback” policy for more than two years to deter compensation-related misconduct by executive officers. This policy allows us to recover incentive compensation paid to any executive officer on the basis of having met or exceeded performance goals if that performance was due to fraud or other misconduct. In 2008, we also adopted the clawback policy mandated by the TARP regulations—which overlaps our existing recoupment policy—that requires an SEO to forfeit previously awarded bonus, incentive or stock compensation if the payments were based on materially inaccurate financial statements or any other criteria that are later proven to be materially inaccurate.

Company Performance.    At the end of each fiscal year, as part of its evaluation of the Company’s annual performance and its determination of annual incentive compensation for our named executives, the HRC reviews the Company’s financial performance by comparing our financial results over one-, three-, and five-year periods to those of our Peer Group using selected quantitative performance measures. For 2008, the HRC considered the following financial performance metrics:

•	Diluted EPS growth

•	Revenue growth (adjusted for significant acquisitions)

•	Net interest margin

•	Efficiency ratio

•	Operating leverage

•	Deposit growth (adjusted for significant acquisitions)

•	Retail deposit market share growth (adjusted for significant acquisitions)

•	Loan growth (adjusted for significant acquisitions)

•	Non-performing loans as a percentage of total loans

•	Tier 1 ratio

•	Return on equity

•	Total shareholder return (assuming reinvestment of dividends)

•	Price/earnings ratio

Certain of these metrics were adjusted for the impact of significant acquisitions. The comparative Peer Group 2008 financial data presented to the HRC for purposes of evaluating our one-, three-, and five-year performance compared to our Peer Group appears in Appendix A to this proxy statement.

The HRC also considers an analysis of the Company’s performance for its most recently completed fiscal year prepared by our CFO that identifies and discusses the impact of any special circumstances or events, including external events in that year or previous years that may affect the financial performance of the Company. This analysis presents the Company’s financial performance compared to that of the Peer Group’s and also describes key accomplishments by our business lines. For purposes of evaluating the Company’s performance, the HRC may also consider the views of approximately 20 investment analysts who issue reports on the Company’s performance, all of which are forwarded to the entire Board throughout the year. The HRC does not have a pre-established framework to determine which items of financial data may be more or less important in evaluating the Company’s performance. Rather, the HRC relies on its own judgment as to which financial measures, if any, to emphasize in evaluating the Company’s performance compared to that of its Peer Group. The HRC then makes its own judgment as to whether the Company’s actual performance taken as a whole, when compared to its Peer Group, was in the top quartile, at the median, or below the median performance of its Peer Group.

Business Line Performance.    Messrs. Hoyt and Oman have business line earnings threshold, target, and maximum financial performance goals for the businesses they manage. These goals are established based on our internal management reporting system rather than on our reported GAAP financial results. These goals reflect the projected contribution of their business groups to the Company’s internally derived profit plan that management prepares and reviews annually with our Board. Our profit plan is based on our objective of achieving sustainable profitable growth and high stockholder returns over the long term and establishes the current year’s earnings growth objectives over the prior year’s earnings.

Specifically, if our named executives achieve their business line goals at target level, this achievement, when aggregated with the financial performance goals achieved by other areas of the Company, should result in meeting the Company’s annual earnings growth objective. If they achieve their goals at their threshold or maximum or greater levels, our earnings may be correspondingly affected. These performance levels are typically set around relatively narrow ranges in order to drive the consistent earnings growth objectives described above. As a result, missing the threshold level business line goal may significantly impact the affected named executive’s incentive compensation. In uncertain economic times, such as we are in now, the ranges will, if necessary, be much wider until it is clear that the recession has ended and economic growth is sustainable for the future. Because of differences in organizational structure and external business segment reporting, our business lines would rarely correspond to the business lines of our Peer Group. However, we believe, and experience has shown, that if the business groups managed by these named executives perform at their individual target or maximum levels, this performance will likely result in overall Company performance at the median to top quartile performance of our Peer Group.

The performance goals for our individual business lines under our profit plan are designed to implement our product and pricing proprietary strategies and reward collaboration across multiple business lines so we can meet more of our customers’ financial needs. The table below shows the relationship between the threshold, target, and maximum performance levels for the business line goals for Messrs. Hoyt and Oman expressed as percentages of each of their business line’s projected contribution to the Company’s internal profit plan for 2008.

	Achievement of Business Line Earnings Goals At:
Name	Threshold	Target	Maximum
David A. Hoyt	97%	100%	102%
Mark C. Oman	97%	100%	102%

We may further adjust during the year each of these named executives’ projected contribution to our profit plan and related earnings objective to reflect acquisitions, divestitures, internal reorganizations or other changes in reporting relationships, and changes in internal revenue and expense allocations outside of the business for which the named executive has management responsibility.

The threshold, target, and maximum percentage business line goals shown for the named executives listed in the table above were derived using certain assumptions for 2008 with respect to the general economic, interest rate, credit, and regulatory environment in which we operate and certain assumptions as to the outlook for the businesses each of them managed. These goals, especially at the target and maximum levels, assumed, for Mr. Hoyt’s Wholesale Banking Group, continued strong, double-digit loan and core deposit growth, and for Mr. Oman’s Home and Consumer Finance Group, improvement in the home mortgage business due to expected lower mortgage interest rates, cost control, and improvements in the yield curve favorably affecting earnings from hedging activities. Achievement of these goals for 2008 was considered by the HRC as very aggressive given the expected further economic deterioration for the year, including the real possibility of a recession; the continuation, and possible worsening of the downturn in the housing market; potentially significant increases in credit losses; the need to control expenses sufficiently to achieve net profit growth; and fewer available high-quality, high-yielding loans and investment opportunities.

Individual Qualitative Objectives.    We establish individual “qualitative” objectives for our named executives in addition to individual business line financial goals. These objectives include compliance with our policies on information security, regulatory compliance, risk management, and team member ethnic and gender diversity objectives. We also establish other qualitative objectives appropriate for each named executive’s position and responsibilities. We make it clear to our named executives that the HRC may adjust or eliminate incentive compensation awards, regardless of their achieving their financial performance goals or individual qualitative objectives, if the HRC determines that a named executive has failed to comply with our Code of Ethics and Business Conduct or with our policies on information security, regulatory compliance, and risk management.

For 2008, the individual qualitative objectives for our CEO and for our Chairman consisted of the following:

For Mr. Stumpf, as CEO—

•	Continue to develop the leaders for the future through career development, succession planning and mentoring;

•	Reinforce the culture and vision and values of Wells Fargo through a challenging economic environment;

•	Invest in the business in an effective manner with available resources, including investments in technology to improve our service reliability, especially in the mainframe environment;

•	Set expectations and hold leadership accountable for the expense initiative results;

•	Continue the One Wells Fargo journey to create an improved and unique level of service for our customers;

•	Continue to make acquisitions using our disciplined criteria; continue to make calls on key acquisition targets;

•	Support our diversity efforts so Wells Fargo, especially the senior leadership, becomes increasingly diverse to reflect the markets and customers we serve;

•	Continue as an industry leader by being actively engaged in industry associations, lobbying and governmental affairs, and available to the media;

•

Be a community leader by participating on non-profit boards and engaging with local leaders to improve the quality of life for all Bay Area residents, and support similar leadership throughout all our markets;

•	Continue to promote and represent the Company to our investors and the analyst community; and

•	Continue to develop strong, open relationships with the Board.

For Mr. Kovacevich, as Chairman—

•	Complete the transition to the CEO and assist in any way requested by the CEO and senior management;

•	Participate in major business decisions;

•	Continue to promote and represent the Company to our investors and the analyst community;

•	Continue to be active in a leadership position in community activities and not-for-profit organizations, including serving as chair of the San Francisco Symphony capital campaign;

•	Continue to be available and support all levels of management who ask for advice and counsel;

•	Substitute for Mr. Stumpf when needed;

•	Remain available for press and media interviews; and

•	Continue to attend and make speeches at team member, industry, customer, and community events.

For each of Messrs. Atkins, Hoyt, and Oman, individual qualitative objectives for 2008 were established by Mr. Stumpf and included:

•	Enhancing the Company’s overall business and community reputation;

•	Investing in people, brand, and technology to position the named executive’s business unit and the Company strategically;

•	Delivering on compliance and risk initiatives;

•	Expanding community involvement;

•	Establishing an inclusive culture and enhancing team member diversity;

•	Developing leadership talent and management succession;

•	Implementing and aligning team members with our culture, vision, and values; and

•

For Messrs. Hoyt and Oman, each of whom manage business lines responsible for delivering products and services to customers, improving the customer service experience, increasing cross-sell, and managing credit quality.

HRC Discretion in Compensation Decisions.    Under our Performance Policy in effect for 2008, the HRC has no discretion to award cash incentive compensation to our named executives unless at least one of the alternative performance goals established under the Performance Policy is met. See the discussion below under “2008 Compensation Decisions—Incentive Compensation Awards—2008 Performance Policy Conclusions, and —2008 Incentive Awards” with respect to the impact of the Performance Policy on 2008 incentive compensation for named executives.

While the HRC believes that linking compensation opportunities to Company and individual performance objectives generally provides a reliable and disciplined framework for making pay decisions, it also believes that rigid adherence to formulas could be counter-productive for the Company. Given the paramount goal of superior Company performance relative to its Peer Group, the HRC may use its discretion to pay an award to a named executive at or near his target or maximum, even if his particular business group has not achieved its target or maximum financial performance goals, if the Company overall has performed at the median or in the top quartile of Peer Group performance. Conversely, the HRC may use its discretion to reduce an incentive award to a named executive whose business line has underperformed on its objectives, despite the Company’s overall performance at its target or maximum levels. The HRC may also consider changes in economic conditions during the fiscal year that may have affected Company or business line performance in determining incentive awards.

Use Long-Term Compensation to Align the Interests of Our Named Executives and Our Stockholders.    The HRC generally believes that stock options, coupled with stock ownership retention guidelines, are the most effective form of equity-based compensation to reward our named executives for their contributions to our long-term performance. Because the primary interest of our stockholders is increased share value, stock options—which produce value as compensation only if our stock price increases—most directly align the interests of our named executives with those of our stockholders. Through stock options, our named executives will be rewarded for their contributions to our long-term performance only if our stockholders are being similarly rewarded. The HRC has on occasion granted restricted stock or RSRs that vest over time for specific employment, retention, or competitive pay purposes. As a result of the new executive compensation restrictions imposed on TARP CPP participants by the 2009 Recovery Act discussed under “Compensation Components” above, the HRC elected to grant RSRs to certain named executives as discussed under “2009 RSRs Awards” below.

Pursuant to stock ownership guidelines previously established by the HRC, we expect each executive officer to hold shares of our common stock equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired through option exercises. For all stock options and RSRs awards made on and after February 24, 2009, the HRC has revised its stock ownership guidelines to now require all executive officers to retain 50% of their after-tax profit shares upon exercise of options and

50% of after-tax RSR shares upon vesting of RSRs for a period of one year following retirement. The number of shares expected to be owned under these requirements will continue to increase each time an executive officer exercises a stock option or an RSR vests. We prohibit named executives, as well as all other team members, from engaging in options (other than employee stock options), puts, calls, short sales, or other derivative or hedging activity involving our common stock.

Review of Incentive Compensation Programs for Excessive Risks

Under interim regulations issued by the Treasury Department in connection with the Company’s participation in TARP CPP, the HRC was required to meet with the Company’s senior risk officers to identify whether there were any features in our incentive compensation arrangements for our SEOs that would encourage an individual SEO to take “unnecessary and excessive risks that could threaten the value of the financial institution.” The HRC met with our senior credit, risk management and compliance, and audit officers in January 2009 to conduct this review, and will update this review at least annually with these same executives. Following this meeting, the HRC concluded and certified that the Company’s incentive compensation arrangements would not encourage our SEOs to take unnecessary and excessive risks that could threaten the value of the Company. See “HRC Review of Incentive Compensation Programs for Senior Executive Officers” above. The HRC’s certification of this review as required by the TARP CPP regulations is included as part of the “Compensation Committee Report; Certification of Review of SEO Incentive Compensation” on page 52 of this proxy statement.

2008 Compensation Decisions

Annual Compensation

Base Salaries.    The HRC generally sets base salaries for named executives at or near the median of the estimated base salaries paid by our Peer Group to their executive officers with comparable positions. The HRC annually reviews base salaries, and it has increased them as necessary to address competitive increases in median salaries by our Peer Group or to reflect increases in a particular named executive’s responsibilities. The HRC concluded that it would consider, for each named executive, his expertise and business line responsibilities, including the significance of that business line to the Company’s overall success as well as the increased responsibilities in light of the Wachovia merger, in setting base salary. In February 2008, the HRC considered that Mr. Stumpf’s base salary was below the median salary paid to Peer Group chief executive officers and increased his annual base salary to $900,000 effective March 2, 2008. For 2009, the HRC decided to increase the annual base salaries of Messrs. Atkins and Hoyt to $700,000 from $600,000 effective March 1, 2009.

Incentive Compensation Awards

2008 Performance Policy Conclusions.    For 2008 cash incentive compensation, the HRC established as the alternative goals under the Performance Policy the achievement of (1) EPS of $2.38 or (2) return on realized common equity of 15%, in each case as determined under the Performance Policy. The Company’s actual EPS result for 2008 was $0.70 (largely due to increased credit reserves and merger-related charges in connection with the Wachovia merger) and actual return on realized common equity for 2008 was 4.79%. As a result, the HRC determined that the Company had not met either of the alternative goals under the Performance Policy for 2008.

2008 Peer Group Analysis.    In connection with evaluating the Company’s performance, the HRC took note of not only the unprecedented U.S. and international market and financial turmoil in 2008 that affected the financial services industry as a whole, but also Wells Fargo’s completion of its acquisition of Wachovia to create one of the world’s great financial services companies. With this background in mind, the HRC, in its judgment, concluded that, based on the Company’s average of its ranking across the financial quantitative measures described under “Pay for Performance—Company Performance” above, when compared to its Peer Group average across these same financial measures, the Company ranked first on these measures for 2008 and on a three- and five-year basis. With respect to specific rankings, the HRC noted that Wells Fargo ranked:

•

First among our Peer Group in total shareholder return over the one-, three-, and five-year periods, with our 2008 total shareholder return of 2% the highest among the Peer Group, significantly exceeding both the returns of the S&P 500 (-37%) and the KBW 50 Bank Index (-47.2%);

•	First in deposit market share growth (adjusted for significant acquisitions) over these same periods;

•

First in revenue and loan growth (adjusted for significant acquisitions) when averaged over the one-, three-, and five-year periods, reflecting the fact that the Company continued to provide credit to consumers, small businesses, and commercial companies in the current credit climate; and

•	First in operating leverage (revenue growth less expense growth), reflecting our discipline around our efforts to restrict expenses to revenue-generating opportunities.

Even with the impact of credit and merger-related costs on the Company’s EPS, the Company’s reported EPS for 2008 was second highest among the largest Peer Group companies (Bank of America, Citigroup, and JPMorgan Chase), and sixth highest when compared to the entire Peer Group. While the HRC noted that the Company was not ranked #1 in every financial measure used to compare its performance to that of its Peer Group, its overall average #1 rank across these measures over all three time frames confirmed the Company’s strong, consistent, and superior core results.

2008 Incentive Awards.    Although the Company’s overall performance for 2008 was at or near the top of our Peer Group performance, neither of the two alternative performance goals were met under the terms of the Performance Policy. Consequently, the HRC determined that no cash incentive award could be paid to named executives for 2008.

Long-Term Compensation

The HRC generally believes that stock options are the most effective form of long-term compensation to align executives with stockholder interest and, accordingly, made stock option grants in February 2008 to named executives as discussed below. Information regarding stock options granted in 2008 appears in columns (b) and (j) of the Grants of Plan-Based Awards table. As discussed below, the HRC may also award restricted stock or RSRs under our LTICP in selected situations as compensation to valued executives who may be highly sought after by our competitors.

Timing of Stock Option Grants.    The HRC prices and grants stock option awards to executive officers and other stock option recipients generally at its February meeting. It may make “off-cycle” grants to new hires and newly promoted team members at HRC meetings in June, July, or November. Approximately 95% of total 2008 stock option grants were made at the HRC’s February 2008 meeting. Reload options, related to stock-for-stock exercises of certain outstanding options originally granted before 2004, are granted on the dates the related original options are exercised. Options are granted under the LTICP with an exercise price equal to the Fair Market Value of our common stock. Under the LTICP, “Fair Market Value” is defined as the NYSE closing price per share of our common stock on the date of grant.

2008 Stock Option Grants.    The HRC views stock option grants as long-term compensation intended to encourage and reward future performance. For annual stock option grants made in February 2008, the HRC reviewed available 2007 competitive data on long-term equity compensation paid by the companies in our Peer Group, as well as performance data from these same companies for the one-, three-, and five-year periods ended December 31, 2007, using performance measures similar to those listed above under “Pay for Performance—Company Performance.” Based on this review and the HRC’s conclusion, as stated in our 2008 proxy statement, that the Company’s overall performance over these time periods placed it in the top quartile of its Peer Group for 2007, the HRC awarded stock options to named executives equal to approximately the top quartile of long-term equity incentive compensation paid by the Peer Group companies. In addition, as part of its regular stock option grants in February 2008, the HRC granted an option to Mr. Kovacevich, who had previously announced his retirement as our Chairman at the end of 2008. The option granted to Mr. Kovacevich vests 100% on February 26, 2011, provided that Mr. Kovacevich continues to meet certain vesting conditions during this three-year period. This option grant was primarily intended to provide Mr. Kovacevich with an appropriate long-term incentive to continue to be available for consultation with management and to represent Wells Fargo following his retirement. At the request of the Board and the CEO, Mr. Kovacevich has postponed his retirement to assist in the integration of Wachovia with the Company.

Option award values shown in the Summary Compensation Table include the FAS 123R expense for stock options granted in 2008 and FAS 123R expense attributable to stock options granted prior to 2008, as required by SEC reporting rules. Because the values of 2008 stock option grants shown in the Summary Compensation Table are based on FAS 123R expense, they do not necessarily reflect the values placed on the awards by the HRC at the time such grants were made. Information on option grants made in 2008 is also included in the Grants of Plan-Based Awards table and, with respect to Mr. Kovacevich’s 2008 option grant, under “Potential Post-Employment Payments” below.

2009 RSRs Awards

As permitted by the 2009 Recovery Act, on February 24, 2009 the HRC granted RSRs to Messrs. Atkins, Hoyt and Oman valued at one-third of their 2008 total annual compensation, consisting of the value of the RSRs award, 2008 base pay and the FAS 123R value of stock options granted in 2008. These awards were granted based on the provisions of the 2009 Recovery Act and the HRC’s evaluation of the Company’s 2008 performance, 2008 business line performance for those named executives who manage business lines, and the named executive’s individual performance. Mr. Atkins was awarded 127,937 RSRs, and Messrs. Hoyt and Oman were each awarded 147,928 RSRs. No RSRs were granted to Messrs. Stumpf or Kovacevich.

Each RSR entitles the holder to receive one share of our common stock contingent upon vesting. The RSRs will vest in three installments: 30% on July 1, 2012, 30% on July 1, 2013 and 40% on July 1, 2014, provided that to the extent required by EESA, no installment will vest during the period in which any obligation arising from financial assistance provided to the Company under TARP remains outstanding. The HRC required that, as a condition to receiving the RSRs awards, each named executive hold, while employed by the Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the RSRs. The HRC may reduce, delay vesting, revoke, cancel or impose additional conditions and restrictions on the awards as it deems necessary or advisable to comply with EESA or other applicable law or regulation. The RSRs include the right to receive dividend equivalents to be reinvested in our common stock in the form of additional RSRs. The additional RSRs will be distributed in shares of our common stock when, and if, the underlying RSRs vest and are distributed.

Because the RSRs were awarded in 2009, under SEC reporting rules these awards do not appear in the Summary Compensation Table or Grants of Plan-Based Awards table for 2008, but will appear in these tables for 2009 in next year’s proxy statement.

Other Compensation Components

Participation in Retirement and Other Benefit Programs.    Our named executives participate in the same benefit programs available to all our team members. This includes our health, severance, disability, and other benefit programs, as well as participation in our qualified 401(k) Plan (a defined contribution plan) and qualified Cash Balance Plan (a defined benefit pension plan). Our named executives, together with all other team members whose covered compensation also exceeds IRC dollar limits for qualified plans, also participate in non-qualified Supplemental 401(k) and Cash Balance Plans. The HRC approved an amendment effective January 1, 2008 to the Supplemental 401(k) and Cash Balance Plans that reduced the amount of compensation included for benefit purposes under these plans. Under this amendment, “covered compensation” under these plans is defined as an amount equal to the greater of (1) base salary plus 50% of any incentive award, and (2) base salary plus an incentive award amount up to one times base salary.

Named executives and certain other highly compensated team members can also participate in our Deferred Compensation Plan. Compensation covered under our Deferred Compensation Plan includes salary and actual annual incentive awards (without regard to any deferrals), but excludes gains from the exercise of stock option grants and realized values related to any other LTICP grants or awards. We believe that these programs are similar to and competitive with those offered at other financial services companies with which we compete for management and team members. We provide information about the benefits under these plans in the Pension Benefits table and Non-Qualified Deferred Compensation table and related narratives beginning on page 79 of this proxy statement. The Company does not credit “above-market” interest on non-qualified deferred compensation, as defined under the SEC’s proxy disclosure rules.

Perquisites and Other Compensation.    Perquisites have intentionally been limited and may include a car allowance, paid parking, financial planning, certain club dues, home security systems, and benefits under a Relocation Program for team members who relocate at our request. In lieu of a car allowance, under our security policy for our Chairman and our CEO, we provide a car and driver to Mr. Kovacevich and to Mr. Stumpf that each of them used primarily for business and occasionally for commuting from home to office or to outside events. Providing this service allows our Chairman and our CEO while in transit to work safely and have confidential telephone conversations and thus provides benefits to the Company that more than offset the relatively modest incremental cost for their non-business use of a car and driver over the past year. Each of our executive officers received one or more of the perquisites listed above. We present information about the perquisites received by our named executives in 2008 in the table included as part of footnote (7) to the Summary Compensation Table below. The HRC has determined that it will phase out as soon as practicable in 2009 the financial planning perquisite, as well as a similar benefit provided to legacy Wachovia senior personnel. We believe that our named executives’ compensation program, including competitive annual and long-term incentive pay along with comprehensive team member retirement, health care, disability, group life insurance plans, and other welfare benefits offered to team members, provides adequate reward to our executives without the need for significant additional perquisites.

Exception to Mandatory Retirement Policy.    In November 2008 following the announcement of the Wachovia merger, and at the invitation of the Board and our CEO, our current Chairman, Mr. Kovacevich, agreed to continue in that role for an interim period to assist the Company, its CEO and other senior management in achieving a successful integration of the businesses, systems, and corporate cultures of the two companies. In order to permit Mr. Kovacevich to continue in his role as Chairman, the Board approved an exception to the Company’s mandatory retirement policy that requires the Company’s executive officers and other members of its management committee to retire at the age of 65. Mr. Kovacevich will continue as Chairman and an employee of the Company until his eventual retirement or removal as Chairman or until the Board elects his successor. Following Mr. Kovacevich’s retirement, the Board intends that Mr. Stumpf be given added responsibility as Chairman.

Post-Retirement Arrangements.    We do not have employment or “golden parachute” agreements with, or provide severance arrangements to named executives different from those available to managers throughout the Company. Furthermore, as the result of the Treasury Department’s investment in the Company under TARP CPP, and so long as that investment remains outstanding, our CEO, Chairman, and Messrs. Hoyt, Atkins and Oman, each of whom is considered an SEO under the Treasury Department’s TARP executive compensation rules, will be ineligible to receive any “golden parachute payment” as defined in TARP and related IRS executive compensation rules in connection with any severance from employment. We have a plan that provides salary continuation pay for team members, including named executives, who are discharged under the circumstances stated in that plan, for example, by reason of job elimination or relocation and who do not have another separation agreement with the Company. Except as discussed below, none of the named executives has any special retirement agreements or arrangements.

Mark C. Oman has a supplemental retirement arrangement with the Company that provides him with an additional retirement benefit based on an alternative benefit calculation provided in our Cash Balance and Supplemental Cash Balance Plans. In light of Mr. Oman’s years of service to the Company and his significant contributions to the growth of the Company’s mortgage business, we believed it was appropriate to enter into this arrangement in 1998 to address the impact on benefits payable to him under these plans caused by certain prior internal job changes and amendments made to these plans. Information about the post-retirement benefit available under this arrangement for Mr. Oman appears in column (h) of the Summary Compensation Table, in column (d) of the Pension Benefits table, in the narrative that follows the Pension Benefits table, and the table under “Potential Post-Employment Payments” beginning on page 87 of this proxy statement.

Richard M. Kovacevich and John G. Stumpf are each covered under the Company’s “Chairman/CEO Retirement Policy,” which, with the approval of the Board or the HRC, provides each of them with certain limited benefits at the Company’s expense for a specified period of time following his date of retirement if he continues to be available for consultation with management and to represent the Company with customers, the community and team members during this period. In November 2008, the HRC amended this policy to comply with the requirements of IRC Section 409A. Under these amendments, we will provide a retired Chairman/CEO with an administrative assistant and part-time driver for a period of two years following the date of retirement, rather than up to five years as permitted under this policy prior to these amendments. The monthly fair market value of these benefits will be taxable to the retired Chairman/CEO according to the IRC and IRS rules and regulations as calculated by the Company. Mr. Kovacevich, who was Chairman and CEO as of December 31, 2004, prior to the effective date of Section 409A, is “grandfathered” under this policy and is subject to the terms of the policy as it existed prior to the November 2008 amendments. The amended policy applies to Mr. Stumpf and to any future elected Chairman or CEO. The Board and the HRC believe this policy benefits the Company by giving it access to a former Chairman/CEO’s management experience and knowledge and the ability to leverage the reputation developed during his years of service with the Company for the future. Information about the specific post-retirement benefits available under this policy also appears under “Potential Post-Employment Payments.”

Conclusion

Although 2008 was a challenging year for Wells Fargo, and the financial services industry in general, Wells Fargo still performed at or near the top of its Peer Group. Despite this achievement, the Company did not meet its minimum performance goals for 2008 and, therefore, no cash incentive awards were made to the named executives. The HRC, its consultant, and management will continue to review our compensation programs in response to recent and future legislative and regulatory initiatives and the current economic environment to ensure our compensation policies appropriately motivate, retain and reward our named executives. We believe, with the acquisition and successful integration of Wachovia and the nation’s eventual emergence from the recession, Wells Fargo remains well positioned to re-establish its track record of success and strong shareholder returns.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(3)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)(4)(5)(6)	All Other Compensa- tion ($)(7)	Total ($)(2)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
John G. Stumpf President & Chief Executive Officer	2008 2007 2006	$878,920 749,615 700,000	$ — 21,539 56,736	$12,933,498 3,811,408 3,057,718	$ — 4,200,000 5,500,000	$(272,152 3,349,498 2,055,327)	$242,167 436,857 385,691	$13,782,433 12,568,917 11,755,472
Howard I. Atkins Senior Executive Vice President & Chief Financial Officer	2008 2007 2006	598,767 600,000 600,000	— — 116,669	3,820,585 2,125,054 1,119,091	— 2,000,000 3,000,000	67,057 138,999 202,576	130,974 251,663 250,947	4,617,383 5,115,716 5,289,283
Richard M. Kovacevich Chairman	2008 2007 2006	992,955 995,000 995,000	— — —	2,283,333 11,211,155 16,826,148	— 5,700,000 8,500,000	223,028 4,364,258 2,982,214	250,540 604,539 543,521	3,749,856 22,874,952 29,846,883
David A. Hoyt Senior Executive Vice President, Wholesale Banking	2008 2007 2006	598,767 600,000 600,000	— — —	7,132,935 2,449,401 2,038,437	— 3,000,000 3,300,000	51,111 81,830 291,392	149,994 249,900 255,358	7,932,807 6,381,131 6,485,187
Mark C. Oman Senior Executive Vice President, Home & Consumer Finance	2008 2007 2006	598,767 600,000 600,000	— — —	3,260,902 5,133,379 2,078,512	— — 2,150,000	(351,578 484,947 1,251,516)	72,844 201,837 270,969	3,580,935 6,420,163 6,350,997

(1)	The variations in the amounts shown as “Salary” for the named executives from 2007 to 2008 above reflect the impact of adjustments made to the method used by the Company’s bi-weekly payroll system to compute and pay salaries, and do not reflect any changes in base salaries for named executives during that period, other than increases in base salary in June 2007 and March 2008 for Mr. Stumpf.

(2)	The values of stock awards shown in column (e) and option awards shown in column (f) represent the amount of compensation expense recognized in our financial statements for the years 2006 to 2008, based on the fair value of stock awards and/or options granted to named executives. These values include expense for options and stock awards granted in 2006, 2007, and 2008 and expense for options and stock awards granted prior to these years, all or a portion of which vested in one or more of the years shown in the table. It also includes expense for reload options granted to named executives as a result of exercising original options granted prior to 2004. Reload options are fully vested under the LTICP on the date of grant. A discussion of the assumptions used in calculating these values may be found in “Note 19 (Common Stock and Stock Plans)” to our 2006, 2007, and 2008 financial statements. Stock awards in the form of RSRs granted in February 2009 based on 2008 performance will be shown in our 2010 proxy statement pursuant to SEC rules.

Messrs. Stumpf and Hoyt each became eligible to retire under our retirement plans in 2008. Under FAS 123R, we are required to record in our financial statements expense associated with options granted in 2008 and prior years for those named executives who become retirement eligible. The increase in the option award amounts shown in column (f) for Messrs. Stumpf and Hoyt in 2008 when compared to 2007 (and included in their total compensation for 2008 (column (j)) reflects this FAS 123R rule and consists of the following expense amounts: for Mr. Stumpf, $7,920,000 for stock options granted in 2008 and $5,013,498 for stock options granted prior to 2008; and for Mr. Hoyt, $4,039,963 for stock options granted in 2008 and $3,092,972 for stock options granted prior to 2008.

(3)	The amounts shown for 2006 and 2007 represent incentive compensation awards earned for each of these years that were paid in March of 2007 and 2008, respectively. For 2008, the named executives did not earn and were not paid any cash incentive compensation awards. As required by SEC rules, we provide in columns (c) through (e) of the Grants of Plan-Based Awards table and in the related discussion below information about the potential threshold, target, and maximum payouts for 2008 non-equity incentive plan compensation in column (g) of this table. See also “2008 Compensation Decisions—Incentive Compensation Awards” in the CD&A.

(4)	The information shown in column (h) represents the change in the pension value of each named executive’s benefits under the Wells Fargo & Company Cash Balance and Supplemental Cash Balance plans, measured for 2006 and 2007, as of November 30 of each such year, and for 2008, as of December 31, 2008. As discussed in “Note 20—Employee Benefits and Other Expenses” to our 2008 financial statements, we made this measurement date change for 2008 as required by FAS 158, Employees’ Accounting for Defined Benefit Pension and Other Post Retirement Plans. We use these dates in financial statements to measure the assets and benefit obligations under these plans. Column (h) also includes the changes in the pension value of Mr. Hoyt’s annuity contract and the benefits available to Mr. Oman under the Wells Fargo Financial, Inc. (WFFI) qualified and non-qualified retirement plans and supplemental retirement arrangement described in footnote (7) below using these same measurement dates.

(5)	Because named executives did not receive any above-market preferential earnings on deferred compensation in 2006-2008, the amounts shown in column (h) do not include any earnings on deferred compensation.

(6)	Mr. Oman, who was employed by WFFI from April 1979 until December 1989, participated in, and accrued benefits under WFFI’s qualified and non-qualified defined benefit pension plans. Mr. Oman also has a supplemental retirement arrangement with the Company. Information about Mr. Oman’s accrued benefits under the WFFI plans and his supplemental arrangement appears in the Pension Benefits table, footnotes, and narrative below. We discuss his supplemental retirement arrangement in more detail under “Post-Retirement Arrangements” in the CD&A above and under “Potential Post-Employment Payments—Supplemental Retirement Arrangement—Mark C. Oman” below.

(7)	The following table provides information about each component of column (i) for 2008. The footnote to the table identifies perquisites received by named executives by type and amount for any perquisite that is more than $25,000. For each named executive, “All Other Compensation” components consist of our matching contributions to the Company’s 401(k) Plan, our contributions to the Supplemental 401(k) Plan (our qualified and non-qualified defined contribution plans), and perquisites. We do not provide tax gross-ups on any perquisites except for certain benefits available under our Relocation Program. No tax gross-ups on Relocation Program benefits were paid in 2008 to any named executive.

All Other Compensation—2008

Name	401(k) Contributions	Supplemental 401(k) Contributions	Perquisites*	Total All Other Compensation
Mr. Stumpf	$13,800	$164,935	$63,432	$242,167
Mr. Atkins	13,800	82,126	35,048	130,974
Mr. Kovacevich	13,800	216,777	19,963	250,540
Mr. Hoyt	13,800	112,126	24,068	149,994
Mr. Oman	13,800	22,126	36,918	72,844

*	The table and footnotes below describe the type and amount of perquisites received by named executives in 2008 and our cost for providing them. The total amount of these perquisites is included in the All Other Compensation—2008 table, and in the totals shown in columns (i) and (j) of the Summary Compensation Table above.

Perquisites—2008

Name	Relocation Program Benefits(i)	Other Perquisites(ii)	Total
Mr. Stumpf	$27,000	$36,432	$63,432
Mr. Atkins	—	35,048	35,048
Mr. Kovacevich	—	19,963	19,963
Mr. Hoyt	—	24,068	24,068
Mr. Oman	—	36,918	36,918

(i)	Mr. Stumpf received a relocation benefit under the Company’s Relocation Program in 2008 in the form of a transfer bonus in connection with his relocation to San Francisco. The amount of Mr. Stumpf’s transfer bonus is shown in the “Relocation Program Benefits” column above. We discuss the material terms of our Relocation Program in more detail on page 38 of this proxy statement.

(ii)	This column reports the total amount of other perquisites received in 2008 by each named executive. None of these other perquisites individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites received. These other perquisites included: participation in a personal financial planning program offered at Company expense or, in the alternative, reimbursement from the Company of up to $20,000 in personal financial planning expenses using a financial planner selected by the named executive; a car allowance; parking; club dues; home security systems; and certain relocation benefits (as discussed in footnote (i) to this table). Each of our named executives received some, but not all of these other perquisites, as follows: financial planning—Messrs. Stumpf, Atkins, Kovacevich, Hoyt, and Oman; car allowance—Messrs. Stumpf, Atkins, Hoyt, and Oman; parking allowance—Messrs. Atkins and Hoyt; club dues—Messrs. Kovacevich and Oman; and home security systems—Messrs. Stumpf, Atkins, Kovacevich and Oman. We also provided a car and part-time driver to Mr. Kovacevich as Chairman and Mr. Stumpf as CEO for business use and for occasional round-trip commuting from home to office and to outside events.

Additional Information about the Summary Compensation Table

Stockholders should review the information in the Summary Compensation Table and the Grants of Plan-Based Awards table, as well as the additional tables that follow, in conjunction with our CD&A. The CD&A provides detailed information about, and analysis of our annual and long-term incentive plan compensation programs and compensation decisions for 2008 and includes a discussion of our compensation philosophy, objectives and policies that guided these decisions. In order to better understand the terms of our plans and programs under which the compensation shown in the Summary Compensation Table was earned, stockholders should also consider the additional information we provide below about compensation for our named executives. This narrative also provides information about certain material terms of the compensation shown in these tables.

Option Awards (Column (f)).    The amounts shown in column (f) above and discussed in footnote (2) to the table, include FAS 123R expense for both original options and reload options received by each named executive upon such named executive’s exercise of underlying original options granted prior to 2004. The amount of this expense is also included in the amount shown in column (j) above. Any reload options granted or exercised in 2008, and reload options outstanding as of December 31, 2008 for the named executives, are indicated by the designation “R” after the applicable reload option in the Grants of Plan-Based Awards table above. The HRC does not consider the value of reload options as additional current compensation because a reload option is a feature of an original option granted as long-term compensation prior to 2004.

We provide additional information about the LTICP, under which stock options are granted and exercised, following the Grants of Plan-Based Awards table. See also “Item 4—Approve an Amendment to the Long-Term Incentive Compensation Plan” beginning on page 93.

Non-Equity Incentive Plan Compensation (Column (g)).    Stockholders should review the information provided in the CD&A under “2008 Incentive Awards” above.

Compensation “Clawback” Policies.    In November 2006, the Board adopted the “Unearned Compensation Recoupment Policy” (Recoupment Policy) which operates as a compensation recoupment or “clawback” policy to allow the Company in certain circumstances to recover bonus and incentive compensation paid to any executive officer on the basis of having met or exceeded performance goals. We will not reward any executive officer for performance if we discover that his or her performance was due to fraud or other misconduct. Under this policy, if the Board subsequently determines that, as a result of the misconduct of an executive officer, the Company is required to materially restate all or a significant portion of its financial statements for the period for which the compensation was paid, we can require that executive officer to reimburse us for the amount of any bonus or incentive compensation received or to cancel any unvested restricted or deferred stock awards granted. In deciding whether to pursue the remedies provided in the policy, the Board may consider all relevant facts, including whether the misconduct by the executive officer that caused or partially caused the need for the restatement was negligent, intentional, or gross misconduct. We may also dismiss or pursue other legal remedies against the executive officer. In addition to this policy, the HRC adopted the clawback policy in October 2008 mandated by the TARP regulations—which overlaps our existing Recoupment Policy—that requires an SEO to forfeit bonus or incentive or stock compensation if the payments were based on materially inaccurate financial statements or any other criteria that are later proven to be materially inaccurate.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)(2)		(k)(2)	(l)(2)	(m)(3)
John G. Stumpf	2/26/2008 2/26/2008	— —	$4,200,000 —	$ — —	— 2,000,000		$ — 31.40	$ — 31.40	$ — 7,920,000

Howard I. Atkins	2/26/2008 2/26/2008 3/3/2008 3/3/2008 10/16/2008	$825,000 — — — —	1,650,000 — — — —	3,300,000 — — — —	— 691,700 27,156 82,903 116,657	(R) (R) (R)	— 31.40 28.87 28.87 33.90	— 31.40 28.87 28.87 33.90	— 2,739,132 120,573 368,089 921,590

Richard M. Kovacevich	2/26/2008 2/26/2008	— —	5,700,000 —	— —	— 2,000,000		— 31.40	— 31.40	— 8,220,000

David A. Hoyt	2/26/2008 1/23/2008 2/26/2008	900,000 — —	1,800,000 — —	3,600,000 — —	— 239,711 823,460	(R)	— 29.52 31.40	— 29.52 31.40	— 779,061 3,260,902

Mark C. Oman	2/26/2008 2/26/2008	900,000 —	1,800,000 —	3,600,000 —	— 823,460		— 31.40	— 31.40	— 3,260,902

(1)	The amounts shown in columns (c), (d), and (e) in this table represent the estimated possible future payment, or range of possible future payments, of awards to named executives upon satisfaction of performance conditions under a non-equity incentive plan. We considered our Performance Policy as in effect for 2008 to be a “non-equity” incentive plan under SEC rules. We discuss our Performance Policy, these potential payments, and the action taken by the HRC in 2009 to suspend the Performance Policy in our CD&A above.

(2)	All option grants shown in this table, including reload options, have an exercise price equal to the NYSE closing price per share of our common stock on the option grant date. All options designated with an “R” in column (j) are reload options relating to original options granted prior to 2004. We discuss the material terms of these option grants, including “reload” option grants, in the narrative following this table.

(3)	A discussion of the assumptions used in calculating the FAS 123R grant date fair value for options appears in “Note 19 (Common Stock and Stock Plans)” to our 2008 financial statements.

Additional Information about the Grants of Plan-Based Awards Table

Possible 2008 Incentive Awards (Columns (c)-(e)).    As required by SEC executive compensation disclosure rules, the Grants of Plan-Based Awards table discloses the estimated possible future payment, or range of possible future payments, of awards to named executives upon satisfaction of performance conditions under a non-equity incentive plan. For 2008, we consider our Performance Policy a “non-equity” incentive plan for these purposes, with cash incentive awards to our named executives subject to achievement of one or more alternative performance goals. As stated in our CD&A, because neither of these alternative performance goals was met under our Performance Policy for 2008, no incentive awards for 2008 were paid to any named executive officer. See also “Achieving Compensation Objectives—Pay for Performance” in the CD&A.

Grants of Stock Options and Other Stock Awards under the LTICP (Column (j)).    We have historically provided long-term compensation to our named executives primarily through stock option grants, and in certain circumstances, RSRs awarded by the HRC under the LTICP.

General.    Stock options awarded in 2008 and shown in column (j) above included original option grants and reload options, all of which have an exercise price equal to the NYSE closing price per share of our common stock on the option grant date. All option awards granted to our named executives on February 26, 2008, are original option grants and vest over a period of three years, beginning on February 26, 2009.

Reload Options.    Prior to 2004, stock options granted under the LTICP included a “stock-for-stock reload” feature to encourage executives to acquire and accumulate ownership of actual shares of stock, rather than hold unexercised stock options without ownership and personal investment risk. When a team member exercises an option with a reload feature using shares of common stock to pay the exercise price of the option, the team member is automatically granted, as of the date of exercise of the original option, a reload option to purchase the number of shares of common stock equal to the number of whole shares used to pay the exercise price of the original option. The term of the reload option equals the remaining term of the original option and cannot result in the grant of a new option with a new full term, which would otherwise provide additional potential economic value for the team member. If the Company withholds shares to pay the team member’s taxes, the reload option will also include a number of shares related to the number of shares withheld. The right to acquire a reload option terminates when a team member retires. No reload options are granted in connection with the exercise of reload options.

The HRC has not granted original stock options with a reload feature since 2003. Reload option grants that were made during 2008 related to the exercise of options originally granted prior to 2004 that were exercised in 2008. All reload options shown in column (j) are designated by an “R” and were automatically granted to a named executive upon his exercise of the underlying original stock option. Under the LTICP, the term of each reload option is equal to the remaining term of the original option to which it relates. For example, if the term of an original option that had the reload feature expires on February 26, 2012, then the reload option acquired by exercise of the related original option on April 25, 2008 would also expire on February 26, 2012. Reload options are immediately exercisable upon grant.

Under the terms of the LTICP, in addition to or in lieu of stock options, we may award other types of equity-based long-term compensation, including restricted stock, RSRs, stock awards, stock appreciation rights, performance shares, or performance units. We did not award any of these other types of equity-based awards in 2008. See “2009 RSRs Awards” in the CD&A for information about RSRs awarded to certain named executives in February 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)
John G. Stumpf	550,260 76,248 597,020 61,876 190,880 516,134 226,812 2,174 80,028 201,402 96,505 266,667 204,800 184,416 133,334 29,763 —	— — — — — 258,066 — — 40,012 — — 533,333 — — 266,666 — 2,000,000	(2)	$28.43 29.71 29.91 30.40 30.67 32.25 32.52 32.52 32.93 36.67 36.67 34.39 36.28 36.28 35.06 34.55 31.40	2/24/2014 2/22/2010 2/22/2015 2/22/2010 8/01/2015 2/28/2016 2/25/2013 2/23/2009 6/27/2016 2/25/2013 2/26/2012 2/27/2017 2/26/2012 2/27/2011 6/26/2017 2/27/2011 2/26/2018

Howard I. Atkins	123,148 343,920 464,360 127,260 16,718 387,108 16,234 40,014 21,326 186,847 67,976 89,519 — 27,156 82,903 116,657	— — — — — 193,552 — 20,006 — 373,693 — — 691,700 — — —	(2)	$23.37 28.43 29.91 30.67 31.20 32.25 34.35 32.93 35.44 34.39 35.67 35.98 31.40 28.87 28.87 33.90	8/6/2011 2/24/2014 2/22/2015 8/1/2015 2/25/2013 2/28/2016 2/25/2013 6/27/2016 2/25/2013 2/27/2017 2/25/2013 2/25/2013 2/26/2018 8/6/2011 2/25/2013 8/6/2011

Richard M. Kovacevich	1,581,960 902,390 1,660,000 359,192 1,204,308 1,303,494 1,320,506 666,667 1,072,171 —	— — — — 602,152 — — 1,333,333 — 2,000,000	(3)	$28.43 31.28 29.91 32.17 32.25 36.50 36.67 34.39 36.28 31.40	2/24/2014 2/22/2010 2/22/2015 2/23/2009 2/28/2016 2/25/2013 2/26/2012 2/27/2017 2/27/2011 2/26/2018

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)		(e)	(f)

David A. Hoyt	432,111 629,340 103,622 378,464 619,040 597,020 127,260 473,120 102,572 40,014 82,097 78,287 224,217 163,109 30,310 239,711 —	— — — — — — — 236,560 — 20,006 — — 448,433 — — — 823,460	(2)	$24.79 23.30 25.25 22.62 28.43 29.91 30.67 32.25 32.53 32.93 36.74 36.74 34.39 36.11 36.11 29.52 31.40	2/27/2011 2/26/2012 2/22/2010 2/25/2013 2/24/2014 2/22/2015 8/1/2015 2/28/2016 2/22/2010 6/27/2016 2/22/2010 2/23/2009 2/27/2017 2/23/2009 2/27/2011 2/25/2013 2/26/2018

Mark C. Oman	45,860 79,256 77,762 72,616 577,760 169,262 87,558 184,562 174,292 597,020 162,276 127,260 473,120 152,876 40,014 122,006 224,217 70,379 —	— — — — — — — — — — — — 236,560 — 20,006 — 448,433 — 823,460	(2)	$24.79 23.58 24.57 25.90 28.43 28.82 28.82 29.71 30.90 29.91 30.97 30.67 32.25 34.44 32.93 35.60 34.39 37.30 31.40	2/27/2011 2/22/2010 2/22/2010 2/22/2010 2/24/2014 2/25/2013 2/26/2012 2/26/2012 2/27/2011 2/22/2015 2/25/2013 8/1/2015 2/28/2016 2/25/2013 6/27/2016 2/26/2012 2/27/2017 2/27/2011 2/26/2018

(1)	Represents stock options outstanding as of December 31, 2008 and does not include RSRs granted on February 24, 2009. See also “2008 Compensation Decisions—Long-Term Compensation” in the CD&A.

(2)	Represents original option grants to the indicated named executives on February 26, 2008. One-third of these options vest and become exercisable each year beginning on February 26, 2009.

(3)	Represents an option granted on February 26, 2008 to Mr. Kovacevich, who had previously announced his retirement as our Chairman at the end of 2008, that vests 100% on February 26, 2011, subject to Mr. Kovacevich meeting certain vesting conditions during this three-year period, including continuing to be available for consultation with management and to represent the Company following his retirement.

OPTION EXERCISES AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(*)
(a)	(b)	(c)
John G. Stumpf	51,204 17,776	$185,102 73,948

Howard I. Atkins	31,000 96,480 146,188	170,655 603,000 1,540,091

Richard M. Kovacevich	—	—

David A. Hoyt	282,656	1,950,326

Mark C. Oman	50,000 31,816 38,584	293,000 295,252 231,743

*	For purposes of column (c), the “value realized” on exercise of an option, including a reload option, means the amount equal to the difference between the option exercise price and the NYSE closing share price of our common stock on the date of exercise.

Post-Employment Compensation—In General

We offer five plans that provide for post-employment compensation and in which our named executives participate: our Cash Balance Plan, Supplemental Cash Balance Plan (together with the Cash Balance Plan, the “Combined Plans”), 401(k) Plan, Supplemental 401(k) Plan, and Deferred Compensation Plan. Wachovia also offered similar plans to its employees; none of the named executives participated in the Wachovia plans.

The Cash Balance Plan is a defined benefit plan and the 401(k) Plan is a defined contribution plan, both intended to qualify under the IRC and comply with the Employee Retirement Income Security Act of 1974, as amended (ERISA). U.S. team members who have completed one year of service with the Company or a participating subsidiary automatically participate in the Cash Balance Plan. U.S. team members who have one month of service are eligible to participate in the 401(k) Plan and qualify for Company matching contributions once they complete one year of service. U.S. team members in positions classified as “flexible” are not eligible to participate in either plan.

The Supplemental Cash Balance Plan and Supplemental 401(k) Plan are non-qualified plans that restore certain benefits lost due to IRC imposed limits and due to deferrals under the Deferred Compensation Plan. Team members who have completed one year of service and who meet one of the following criteria are eligible to participate in the Supplemental Cash Balance Plan and the Supplemental 401(k) Plan if:

•	The team member’s certified compensation (as defined below) exceeds the IRC annual covered compensation limit ($230,000 in 2008);

•	The team member has chosen under the Deferred Compensation Plan to defer compensation that would otherwise be available for contributions to the Cash Balance Plan and the 401(k) Plan; and/or

•	The team member’s matching contributions in the 401(k) Plan are limited due to IRC provisions.

The Deferred Compensation Plan allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years as selected by the team member. Any team member who has been selected for participation in the Deferred Compensation Plan is eligible to participate in any given deferral year.

All named executives are eligible to participate in the Combined Plans, the 401(k) Plan, the Supplemental 401(k) Plan, and the Deferred Compensation Plan. Each named executive participates in each of these plans except for Mr. Kovacevich, who does not participate in the Deferred Compensation Plan. Mr. Oman is also entitled to receive a supplemental retirement benefit under a supplemental retirement arrangement with the Company, and Messrs. Kovacevich and Stumpf may become eligible to receive the limited benefits provided under our “Chairman/CEO Retirement Policy.”

Information about the named executives’ participation in these plans and arrangements, including benefits accrued and/or paid under one or more of these plans in 2008 appear for:

•	The Combined Plans, in the Pension Benefits table, footnotes, and accompanying narrative below;

•	The 401(k) Plan in column (i) and footnote (7) of the Summary Compensation Table as to the amount of Company contributions made to the 401(k) Plan for each named executive;

•	The Deferred Compensation Plan and the Supplemental 401(k) Plan, in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below; and

•	Mr. Oman’s supplemental retirement arrangement and the Chairman/CEO Retirement Policy, under “Potential Post-Employment Payments” below.

We also describe under “Potential Post-Employment Payments” the benefits that would be payable to our named executives under certain of these plans (excluding benefits under plans in which all team members generally may participate), assuming each named executive had terminated employment with Wells Fargo on December 31, 2008.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
John G. Stumpf	Cash Balance Plan(2) Supplemental Cash Balance Plan(2)	27 27	$465,008 9,596,945	— —

	Total		$10,061,953

Howard I. Atkins	Cash Balance Plan Supplemental Cash Balance Plan	7 7	$60,393 758,957	— —

	Total		$819,350

Richard M. Kovacevich	Cash Balance Plan(2) Supplemental Cash Balance Plan(2)	23 23	$753,698 29,712,794	— —

	Total		$30,466,492

David A. Hoyt	Cash Balance Plan Supplemental Cash Balance Plan Annuity Contract(3)	27(3) 27(3) N/A	$121,485 1,314,228 78,913	— — —

	Total		$1,514,626

Mark C. Oman	Cash Balance Plan Supplemental Cash Balance Plan WFFI Pension Plan(5) WFFI Excess Pension Plan(5) Supplemental Retirement Arrangement(6)	30(4) 30(4) 13 13 N/A	$253,364 3,151,131 84,320 2,318 3,102,684	— — — — —

	Total		$6,593,817

(1)	All years of credited service have been rounded up or down to the nearest year. The amounts shown in column (d) are determined as of December 31, 2008. See the information under “Valuation of Accumulated Benefits under the Combined Plans” below.

(2)	Messrs. Stumpf and Kovacevich are entitled to receive the greater of their vested “Account Balances” and an “Alternative Benefit” under the retirement plans described below under “Wells Fargo & Company Cash Balance Plan and Supplemental Cash Balance Plan.” Since the formula used to compute the “Alternative Benefits” under these plans results in a greater benefit, these greater benefits are included in column (d) above.

(3)	Mr. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226. The amount shown in column (d) is the present value of Mr. Hoyt’s right to receive that annuity upon reaching age 65. Mr. Hoyt’s years of credited service under the Combined Plans include his prior years of service with the former Wells Fargo. All eligible employees of the former Wells Fargo also received credit under the Combined Plans for their years of prior service.

(4)	As a result of amendments made to the Combined Plans as of January 1, 2001 to include years of credited service with WFFI for all former employees of WFFI, Mr. Oman’s account balance was recalculated retroactive to July 1, 1999 to reflect his years of credited service with WFFI.

(5)	Mr. Oman is entitled to receive certain accrued retirement benefits under the WFFI Pension Plan and the WFFI Excess Pension Plan. No additional benefits under the WFFI Pension Plan or the WFFI Excess Pension Plan have been earned by Mr. Oman since his transfer from WFFI in 1990. As of January 1, 2008, the WFFI Pension Plan merged into the Cash Balance Plan.

(6)	Information regarding Mr. Oman’s supplemental retirement arrangement appears below under “Potential Post-Employment Payments—Supplemental Retirement Arrangement—Mark C. Oman.”

Wells Fargo & Company Cash Balance Plan and Supplemental Cash Balance Plan.    Under the Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account (the Account). Each quarter, a team member’s Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the team member’s certified compensation for each quarter. Certified compensation for the Cash Balance Plan means compensation paid to a team member during the year that is reportable on Form W-2, subject to an annual IRC maximum ($230,000 for 2008). Certified compensation includes salary reduction amounts made under IRC Sections 401(k) and 125, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts are included in compensation for Cash Balance Plan purposes in the year received rather than the year earned.

The Cash Balance Plan bases the percentage on which compensation credits are calculated on “points” assigned to each team member equal to the sum of the team member’s age and years of credited service as of the end of each quarter. The current percentages used to calculate compensation credits for the named executives are as follows: Mr. Atkins, 5%, Mr. Hoyt, 7%, and Mr. Oman, 7%. The benefits available to Mr. Kovacevich and Mr. Stumpf are based on an alternative calculation described below under “Alternative Retirement Benefit Calculation.” Each Account is also credited, on the last day of each quarter, with “investment credits.” For 2008, the quarterly investment credit was determined by multiplying the amount of the Account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly). The Account balance vests 100% after three years of service with the Company. The value of the vested Account balance in the Cash Balance Plan is payable to the team member at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as provided under the Cash Balance Plan and as elected by the team member.

As permitted by ERISA and the IRC, team members who participate in the Cash Balance Plan, including the named executives, whose benefits under the Cash Balance Plan are limited pursuant to IRC Sections 401(a)(17) and 415 or whose benefits were limited because they chose to defer a portion of their compensation into the Deferred Compensation Plan, also participate in the Supplemental Cash Balance Plan. Under this non-qualified plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan is an amount equal to the greater of (1) base salary plus 50% of any designated incentive compensation, and (2) base salary plus an amount of any designated incentive compensation up to one times base salary.

For the purpose of calculating certified compensation for the named executives for the Supplemental Cash Balance Plan in 2008, the amount shown as “Salary” for 2008 (column (c) in the

Summary Compensation Table) is the base salary, and the amount shown as “Non-Equity Incentive Plan Compensation” for 2007 (column (g)) is the designated incentive compensation.

The value of the vested Account balance in the Supplemental Cash Balance Plan is payable to the team member in either a lump sum or an actuarially equivalent monthly annuity in the year following the team member’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A, all team members who were participants in the Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. That election will govern the form of distribution that will be paid following the team member’s separation from service. The named executives’ elections are set forth in footnote (3) to the table under “Potential Post-Employment Payments” below.

Under the Combined Plans, “normal retirement age” is defined as age 65.

Alternative Retirement Benefit Calculation.    When we converted the Combined Plans from traditional defined benefit plans to cash balance plans as of July 1, 1999, following the merger between the former Norwest and the former Wells Fargo, the Company retained the formula for calculating benefits for former Norwest team members who were at least 45 years of age and had at least five years of credited service as team members on June 30, 1999. Upon termination of employment, those team members will receive the greater of their Account balances under the current Combined Plans or the benefits he or she would have received under the Combined Plans using the plan formula as in effect prior to the July 1, 1999 amendments (the Alternative Benefits).

We calculate the Alternative Benefits based on a formula that uses age, years of credited service, and compensation. Using this formula, we compute a monthly benefit payable for the team member’s lifetime beginning at “regular retirement age” as defined in the Combined Plans. This monthly benefit equals 1.1% of a team member’s final average monthly earnings up to the “Integration Level,” plus 1.6% of final average monthly earnings greater than the Integration Level, multiplied by years of credited service. The Alternative Benefits calculation does not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the U.S. Social Security Administration wage base for the current year ($102,000 for 2008) divided by $48,000. The Integration Level (stated as an amount per month) is $2,975 for team members retiring in 2008. Benefits payable under the Combined Plans using the Alternative Benefits formula are reduced if a team member terminates employment and begins receiving benefit payments prior to reaching “regular retirement age.”

A participant’s final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of “certified compensation” under the Combined Plans. The Alternative Benefits for a plan year are subject to the same limitations imposed by the IRC on benefits under the Cash Balance Plan.

Messrs. Kovacevich and Stumpf are the only named executives who are eligible to receive Alternative Benefits because they are the only named executives who were at least 45 years old with at least five years of service as former Norwest team members on June 30, 1999. Regular retirement age for each of them is age 66. For both Messrs. Kovacevich and Stumpf, the “present value of accumulated benefits” under the Combined Plans using the Alternative Benefits calculation is greater than their respective Account balances, and therefore we show this greater amount in column (d) of the Pension Benefits table above.

Valuation of Accumulated Benefits under the Combined Plans.    The value of the accumulated benefits for each named executive under the Combined Plans, as well as the WFFI plans and supplemental retirement arrangement shown opposite Mr. Oman’s name is calculated as of December 31, 2008, the measurement date we use to measure plan assets and benefit obligations under such plans for purposes of our 2008 audited financial statements. For purposes of calculating the present value of the retirement benefits shown in the Pension Benefits table, we used the same accounting policies (FAS 87) we used to compute our benefit obligations under these plans and arrangements in our financial statements, except as follows:

•	We made no assumption for death or termination of employment of named executives prior to normal retirement age;

•

We assumed that all named executives would elect to receive their retirement benefits under these plans in a lump sum, in lieu of the assumption used for our financial statements that 90% of team members would elect to receive their retirement benefits in a lump sum, and 10% would elect an annuity. These modified assumptions reflect the fact that team members who retire after July 1, 1999, including the named executives, are eligible to elect to receive benefits under the Combined Plans either as a lump sum or an annuity and that in excess of 90% of all employees who retired since July 1, 1999 have elected a lump sum payment. Beginning January 1, 2009, benefit payments in the Combined Plans are no longer linked. Under IRC Section 409A, team members were allowed to make an irrevocable benefit election of a lump sum or annuity form of distribution prior to December 31, 2008 in the Supplemental Cash Balance Plan. The named executives’ elections are set forth in footnote 3 to the table under “Potential Post-Employment Payments” below. Their benefit in this Plan will be paid in the form elected in the year following Separation of Service;

•	We assumed no future increases in compensation; and

•	We used as “normal retirement age” under the terms of each applicable plan:

➢	age 65 for the Combined Plans and the WFFI plans in which Mr. Oman participates; and

➢	age 66 for the “Alternative Benefits” under the Combined Plans and Mr. Oman’s supplemental retirement arrangement.

A complete description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under “Note 1 (Summary of Significant Accounting Policies—Pension Accounting)” and in “Note 20 (Employee Benefits and Other Expenses)” to our 2008 financial statements.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1)(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
John G. Stumpf Deferred Compensation Plan Supplemental 401(k) Plan	— —	$ — 164,935	$(39,858 36,329)	— —	$61,876 1,929,567

Howard I. Atkins Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 82,126	(2,211,333 17,686)	— —	6,614,428 941,222

Richard M. Kovacevich Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 216,777	— 259,157	— —	— 12,805,033

David A. Hoyt Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 112,126	(2,003,778 29,399)	— —	5,881,044 1,540,171

Mark C. Oman Deferred Compensation Plan Supplemental 401(k) Plan	— —	— 22,126	(1,476,927 64,513)	— —	2,820,723 3,155,777

(1)	The amounts shown in columns (c) and (f) include amounts credited to named executives’ accounts under our Deferred Compensation Plan and Supplemental 401(k) Plan. The Deferred Compensation Plan permits named executives and other eligible team members to make contributions in the form of voluntary deferrals of eligible compensation. The Supplemental 401(k) Plan, which is a non-qualified defined contribution plan, allows only employer contributions.

(2)	Because none of the earnings for 2008 on the non-qualified deferred compensation shown in column (d) above (all of which are attributable to the investment options available under the plans described below) are “preferential” or “above-market,” none of the earnings shown in column (d) above have been included in the Summary Compensation Table.

(3)	Amounts credited to the accounts of named executives under the Supplemental 401(k) Plan are treated as if invested in our common stock. As provided in the Supplemental 401(k) Plan, amounts credited to the accounts of the named executives under this plan can be paid only in the form of shares of our common stock. Distributions of these shares will be made in either a lump sum or annual installments payable over ten years or less as elected by the named executive prior to December 31, 2008. If a named executive elects installment distribution, all shares remaining in his or her account will earn dividends (which will be reinvested in the form of additional shares) at the same rate as all other Company stockholders.

(4)

The amounts in column (f) of the above table include (i) amounts received as salary or cash incentive and deferred by those named executives who participated in the Deferred Compensation Plan, and (ii) our contributions credited to the Supplemental 401(k) Plan on behalf of named executives through 2008. All amounts included in column (f) have been disclosed in the Summary Compensation Table and related footnotes included in our proxy statements for each prior year in which the named executives compensation has been disclosed, except (1) for earnings on these amounts, all of which were considered “non-preferential” under SEC rules in effect prior to 2006, and (2) for Mr. Kovacevich (who has been a named executive in our proxy statements since 1986), any Supplemental 401(k) Plan contributions included in compensation disclosed for him in any proxy statement filed prior to 1994 when SEC rules did not provide for a Summary Compensation Table disclosure format.

The aggregate amount of all salary and/or cash incentive deferred (if any) under the Deferred Compensation Plan and contributions credited under the Supplemental 401(k) Plan that we disclosed in Summary Compensation Tables included in prior years’ proxy statements, and the years in which the named executive appeared in these prior proxy statements, is as follows: Mr. Stumpf, $1,109,669 in Supplemental 401(k) Plan contributions only (2003-2008); Mr. Atkins, $6,724,175 in salary and/or cash incentive deferrals, and $828,189 in Supplemental 401(k) Plan contributions (2003-2008); Mr. Kovacevich, $4,519,028 in Supplemental 401(k) Plan contributions only (1994-2008); Mr. Hoyt, $5,018,657 in salary and/or cash incentive deferrals, and $1,241,620 in Supplemental 401(k) Plan contributions (2000-2008); and Mr. Oman, $3,050,000 in salary and/or cash incentive deferrals, and $1,102,533 in Supplemental 401(k) Plan contributions (2002-2008).

The number of shares of our common stock credited to the Supplemental 401(k) Plan account for each named executive officer as of December 31, 2008 is:

Name	Common Stock Share Credits
John G. Stumpf	65,453
Howard I. Atkins	31,927
Richard M. Kovacevich	434,363
David A. Hoyt	52,244
Mark C. Oman	107,048

We calculated these common stock share credits for each named executive by dividing his or her Supplemental 401(k) Plan account balance on December 31, 2008 by $29.48, the closing price of one share of our common stock on December 31, 2008, the last trading day for 2008.

Wells Fargo & Company Deferred Compensation Plan.    The Deferred Compensation Plan allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years as selected by the team member. For 2008, compensation eligible for deferral included up to 85% of salary earned and payable in 2008, up to 100% of monthly commissions earned in 2008 and payable from February 2008 through January 2009, and up to 100% of periodic or annual cash incentives earned in 2008 and payable from April 2008 through mid-March 2009.

The Deferred Compensation Plan currently offers three broad categories of earnings options:

•	The CD option, in which the deferred compensation earns the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank available in Minnesota;

•	The fund options, in which the deferred compensation earns the same return as if invested in one of the following investment options:

➢	Short-Term Bond (Wells Fargo Stable Income—NVSIX)

➢	Bond (Wells Fargo Bond Index—no ticker symbol—Collective Investment Fund)

➢	Large Cap Value (Dodge & Cox Stock—DODGX)

➢	Standard & Poor’s 500 Index (Wells Fargo S&P 500 Index—no ticker symbol—Collective Investment Fund)

➢	Diversified Large Cap (Wells Fargo Capital Growth—WFCDX)

➢	Standard & Poor’s MidCap Index (Wells Fargo S&P MidCap Index—no ticker symbol—Collective Investment Fund)

➢	Small Cap (Wells Fargo Diversified Small Cap—NVDSX)

➢	International Stock (American Funds EuroPacific Growth—AEPGX)

➢	NASDAQ 100 Index (Wells Fargo NASDAQ 100 Index—no ticker symbol—Collective Investment Fund).

•	The common stock option, in which the deferred compensation earns the same return as if invested in our common stock.

A team member may allocate deferred compensation among the earnings options in increments of 1%. However, at least 20% of the deferral must be allocated to the common stock option. A team member may elect to reallocate his or her deferral account, with changes made from January through May effective on July 1 and changes made from July through November effective on January 2. No changes are permitted in June or December. Any deferral amounts allocated to the common stock option are required to remain in the common stock option and may not be reallocated.

The average of the rates offered in the State of Minnesota on the first day of each month in 2008 by Wells Fargo Bank for a certificate of deposit of $10,000 with a maturity of one year was 2.054%. The highest rate was 3.60%, and the lowest rate was 1.60%.

The total return in 2008 for each of the fund options is listed below. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the period, and dividing by the starting net asset value. Total return does not reflect sales charges, but does account for management, administrative and 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

Total Return—Fund Options

Fund-Type Earnings Options	2008 (through 12/31/08)
Short-Term Bond	-6.908%
Bond	5.82%
Large Cap Value	-43.31%
Standard and Poor’s 500 Index	-36.89%
Diversified Large Cap	-45.43%
Standard and Poor’s MidCap Index	-36.13%
Small Cap	-37.90%
International Stock	-40.53%
NASDAQ 100 Index	-41.66%

The reported high and low, and closing sales prices per share of our common stock and the cash dividend paid per share for each quarter during 2008 is shown in the table below.

Wells Fargo & Company Common Stock 2008 Per Share Data

	High Price	Low Price	Closing Price	Dividend
First Quarter	$34.56	$24.42	$29.10	$0.31
Second Quarter	32.34	23.46	23.75	0.31
Third Quarter	42.50	20.46	37.53	0.34
Fourth Quarter	38.90	19.90	29.48	0.34

Upon withdrawal, account balances allocated to the common stock option are distributed in shares of our common stock, and account balances allocated to the other earnings options are paid in cash.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. The team member cannot change the selected method of the distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. Distributions will begin in March of the year selected by the team member. If the team member incurs a “separation from service” as defined in the Deferred Compensation Plan and under IRC Section 409A, before commencement of distribution, the distribution will begin as soon as practicable after the March 1 immediately following a separation from service. If the team member incurs a separation from service after commencement of distribution, the team member’s deferral account balances will continue to be distributed in accordance with the original election. If the team member dies before receiving all payments, the remaining balance will be paid to the team member’s designated beneficiary or, if none, according to the structure outlined in the Deferred Compensation Plan.

A team member may not take an early withdrawal of any portion of his or her deferral account for amounts related to a deferral for 2004 or later. For amounts related to deferrals for 2003 or earlier, the requirements regarding early withdrawal are governed by the Deferred Compensation Plan as in effect at the time of the deferral.

Wells Fargo & Company Supplemental 401(k) Plan.    The Supplemental 401(k) Plan is a non-qualified plan designed to restore certain benefits lost due to IRC-imposed limits on contributions and/or eligible compensation in the Company’s qualified 401(k) Plan. All of the named executives are eligible for, and are automatically enrolled in, the Supplemental 401(k) Plan.

Compensation eligible for the Supplemental 401(k) Plan (Supplemental Certified Compensation) is an amount equal to the greater of (1) base salary plus 50% of any designated incentive compensation, and (2) base salary plus an amount of any designated incentive compensation up to one times base salary, whether or not that compensation is deferred. For the purpose of calculating the Supplemental Certified Compensation for the named executives in 2008, the amount shown as “Salary” for 2008 (column (c) in the Summary Compensation Table) is base salary, and the amount shown as “Non-Equity Incentive Plan Compensation” for 2007 (column (g)) is the designated incentive compensation. Amounts realized as compensation upon the exercise of stock options or vesting of other equity awards are not eligible as Supplemental Certified Compensation under the Supplemental 401(k) Plan.

The Supplemental 401(k) Plan provides for Company contributions equal to the team member’s deferral election in the 401(k) Plan as of January 1 for the relevant year up to 6% of Supplemental Certified Compensation. No team member contributions are accepted in the Supplemental 401(k) Plan. The Company credits contributions in the Supplemental 401(k) Plan under the following circumstances:

•

If the team member’s matching contributions in the qualified 401(k) Plan are limited due to the deferral of compensation to the Deferred Compensation Plan, the Company will allocate the matching contribution to the Supplemental 401(k) Plan that would have been made in the qualified 401(k) Plan had the compensation not been deferred; and/or

•

If the team member’s matching contributions in the qualified 401(k) Plan are limited as a result of IRC limitations, the Company will allocate the matching contribution to the Supplemental 401(k) Plan that would have been made in the qualified 401(k) Plan; and/or

•

If the team member’s Supplemental Certified Compensation exceeds the IRC-imposed limit on compensation ($230,000 in 2008), the Company will allocate a contribution to the Supplemental 401(k) Plan based on Supplemental Certified Compensation in excess of the limit.

Contributions allocated to Supplemental 401(k) Plan accounts are treated as if invested in our common stock. Additional contributions are credited to reflect dividends paid, and the dividend allocations are treated as if reinvested in our common stock. Contributions to the Supplemental 401(k) Plan are credited on the last day of the calendar year and converted to equivalent shares of our common stock based on the closing price on the NYSE for the last trading day of the calendar year. The reported high and low sales and closing prices per share of our common stock and the cash dividend paid per share for each quarter during 2008 are shown in the table above under “Wells Fargo & Company Deferred Compensation Plan.”

Loans and withdrawals are not allowed from the Supplemental 401(k) Plan. Distribution of a team member’s vested Supplemental 401(k) Plan account balance in a lump sum or in installments as previously elected by the team member will be made or begin as soon as administratively feasible in the calendar year following the year the team member incurs a separation from service. Each of the named executives has elected to receive his Supplemental 401(k) Plan account balance in a lump sum upon a separation from service. Distributions under this plan can be paid only in the form of shares of our common stock. If the team member dies before receiving a complete distribution, the amount is paid to the team member’s beneficiary.

Potential Post-Employment Payments

The table below shows potential post-employment payments to each named executive under our Supplemental Cash Balance Plan, and for Mr. Oman, under the WFFI Excess Pension Plan and his supplemental retirement arrangement described below, assuming each individual terminated his or her employment on December 31, 2008 and benefits were paid beginning January 1, 2009.

The amounts shown in this table do not include retirement benefits under our qualified Cash Balance Plan generally provided to all U.S. team members. The amounts shown in this table also do not include distributions of balances under our Deferred Compensation Plan and/or Supplemental 401(k) Plan. These balances are shown in the Non-Qualified Deferred Compensation table above.

		Payable As(3)
Name	Benefit Under(1)	Lump Sum	Monthly Life-Only Annuity
John G. Stumpf	Supplemental Cash Balance Plan	$17,658,171	$	N/A

Howard I. Atkins	Supplemental Cash Balance Plan	884,139		N/A

Richard M. Kovacevich	Supplemental Cash Balance Plan	N/A		250,202

David A. Hoyt	Supplemental Cash Balance Plan	1,685,024		N/A

Mark C. Oman	Supplemental Cash Balance Plan	N/A		23,703
	WFFI Excess Pension Plan	2,682		N/A
	Supplemental Retirement Arrangement(2)	3,375,065		N/A

	Total	3,377,747		23,703

(1)	The benefits payable under the plans and retirement arrangement shown in this table are the same benefits included in the Pension Benefits table above, but calculated using a different valuation date and assumptions. Information about benefits payable to named executives under the Combined Plans appears in the narrative following the Pension Benefits table.

(2)	See the discussion of Mr. Oman’s supplemental retirement arrangement below.

(3)	Effective December 31, 2008, in accordance with IRC Section 409A, the named executives made the following irrevocable elections regarding the form of payment of the benefits under the plans and retirement arrangement shown in this table: Messrs. Stumpf, Atkins, and Hoyt elected to receive their respective benefits under the Supplemental Cash Balance Plan as lump sums; Messrs. Kovacevich and Oman elected to receive their respective benefits under the Supplemental Cash Balance Plan as annuities; and Mr. Oman elective to receive his benefits under the WFFI Excess Pension Plan and his supplemental retirement arrangement as lump sums.

The above table also does not include payments and benefits provided on a non-discriminatory basis to team members upon termination of employment, including retirement. These include accrued salary; salary continuation payments; distributions of plan balances under our qualified 401(k) Plan; the value of option continuation upon retirement, permanent disability, or other termination of employment (other than for cause); and welfare benefits provided to all retirees, including retiree medical insurance.

Information about benefits payable to named executives under the Cash Balance and Supplemental Cash Balance plans appears in the narrative following the Pension Benefits table. Additional information about potential post-employment payments for named executives appears below.

Supplemental Retirement Arrangement—Mark C. Oman.    We have agreed to provide Mr. Oman with a supplemental benefit upon his termination of employment. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with WFFI) as of the date of his termination of employment. For purposes of this formula, Mr. Oman’s benefit will be adjusted by an additional amount based upon his actual final average earnings as of the date of his transfer from WFFI, his final average earnings as of the date of his termination of employment with the Company, the benefits he had accrued under the WFFI plans as of the date of his transfer, and certain additional subsidies if he terminates employment with the Company prior to age 65. The accumulated present value of Mr. Oman’s supplemental benefit under his special retirement arrangement is shown in the Pension Benefits table, using the same valuation date (December 31, 2008) and valuation assumptions as for our benefit plan obligations generally in our 2008 financial statements. The estimated amount Mr. Oman would receive under his arrangement, assuming he terminated employment on December 31, 2008, appears in the Potential Post-Employment Payments table above.

Chairman/CEO Post-Retirement Policy.    Mr. Stumpf, as CEO, is covered under our Chairman/CEO Post-Retirement Policy which, with the agreement of the Board and the HRC, will provide him with office space, an administrative assistant, and a part-time driver at our expense for two years following his retirement date if he continues to be available for consultation with management and to represent us with customers, the community, and team members during this period. Mr. Kovacevich, as Chairman, is covered under a prior version of the Chairman/CEO Post-Retirement Policy, which provides the same benefits under the same circumstances but for a period of three years. At the end of the three years, if he is considered to be effective and is spending a reasonable amount of time representing Wells Fargo with customers, the community, and team members, then, with the recommendation of the Company’s then current CEO and approval by the HRC, these services may be extended for a maximum of an additional two years. Assuming Mr. Stumpf and/or Mr. Kovacevich retired on December 31, 2008 and began providing services under this policy on January 1, 2009, they each would be entitled to receive an estimated annual benefit under this policy of approximately $225,000. This estimate was based on certain assumptions about the cost for executive office space in San Francisco located in or near our headquarters, plus salary and benefits and other costs associated with providing an executive administrative assistant and a car and driver.

Accelerated Vesting of Stock Options.    Under the terms of the LTICP, if the employment of a team member, including a named executive, holding stock options terminates due to retirement, death, or permanent disability, any unvested stock options vest and become immediately exercisable by the team member (or his or her beneficiary in the event of the team member’s death) to the extent and for such period specified by the HRC but not beyond the original expiration date of the option. However, effective for all options granted on and after February 24, 2009, vesting of options held by a team member, including named executives, at his or her retirement will not accelerate, but will continue to vest in accordance with their terms. In addition, and unless the HRC specifies otherwise either at, or at any time after the stock option is granted, if substantially all of the assets of the Company are acquired by another corporation or the Company is reorganized as the result of its acquisition by another entity (an “acquisition transaction”), then any unvested stock options held by a team member will vest and become exercisable immediately prior to the date the acquisition transaction is completed. If the NYSE closing price of one share of our common stock on the date one of these events occurs is greater than the exercise price of the stock options, then the value received by the named executive upon vesting under these circumstances would equal the difference between the option exercise price and the market price of our common stock on the vesting date multiplied by the number of shares of common stock underlying the stock options.

As shown in column (c) in the Outstanding Equity Awards At Fiscal Year-End table above, each named executive currently holds stock options granted prior to December 31, 2008 that have not vested. Assuming that on December 31, 2008, either (i) the employment of each named executive terminated due to retirement, death, or permanent disability, or (ii) an acquisition transaction was consummated, all stock options shown in column (c) would vest and become exercisable on that date. However, because the exercise prices ($31.40 per share to $35.06 per share) for all unvested stock options shown in column (c) were greater than the per share market value of our common stock on that date (the NYSE closing price of $29.48 for one share of our common stock on December 31, 2008), there was no positive “spread” between the market value and the exercise price of the option shares, and thus the named executive would have received no value upon accelerated vesting as of December 31, 2008.

ITEM 2—APPROVE A NON-BINDING ADVISORY RESOLUTION

REGARDING THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVES

EESA, which was recently amended by the 2009 Recovery Act, requires all recipients of financial assistance under TARP to permit their stockholders to cast a non-binding advisory vote on executive compensation during the period in which financial obligations provided under TARP remain outstanding. Accordingly, as a current TARP participant, we are providing our stockholders at the annual meeting with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executives contained in this proxy statement through the following resolution:

“RESOLVED, that the holders of the Company’s common stock approve the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2009 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and the related footnotes and narrative following the tables).”

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the HRC will take into account the outcome of the vote when considering future executive compensation decisions for named executives.

As described in the CD&A, the Company’s strong pay-for-performance executive compensation programs and policies play an important role in achieving the Company’s objective of sustainable long-term growth in stockholder value. As a guiding principle, our executive compensation programs and policies are designed to motivate, retain and reward our executives for superior short- and long-term performance for the Company and its stockholders.

Although 2008 was a challenging year for the Company and the entire financial services industry, the Company’s overall performance across the financial quantitative measures reviewed by the HRC as part of its evaluation of the Company’s performance was at or near the top of our Peer Group performance on a one-, three-, and five-year basis. Despite the Company’s solid performance relative to its peers, the 2008 compensation of the Company’s named executives reflects the difficult economic environment and the Company’s pay-for-performance philosophy, as well as recent legislation limiting executive compensation. None of our named executives received a cash incentive award for 2008 because the Company did not achieve either of the alternative performance goals under our Performance Policy in effect for 2008. Because the Treasury Department has not yet adopted regulations regarding the types of stock-based compensation permitted under the 2009 Recovery Act, none of our named executives received stock options in February 2009. Some of the named executives (other than our Chairman and our CEO) received RSRs, but, as required by legislation, these awards were limited and subject to various mandatory vesting restrictions, as well as the Company’s stock ownership requirements. The HRC believes that the Company’s compensation programs and policies and the compensation decisions for 2008 described in this proxy statement, including the CD&A, appropriately reward our named executives for their performance and will assist the Company in retaining our senior management team and generating future growth for the Company and its stockholders. You are encouraged to read the full details of our executive compensation programs and policies under “Executive Compensation” above.

The Board recommends that stockholders vote FOR approval of the compensation of the Company’s named executives as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, which disclosure includes the CD&A, the Executive Compensation tables and the related footnotes and narrative following the tables (Item 2 on the proxy card).

ITEM 3—APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will vote at the annual meeting to ratify the appointment by the AEC of KPMG as our independent auditors for the year ending December 31, 2009. KPMG or its predecessors have examined our financial statements each year since 1931. Although we are not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the AEC will consider the stockholders’ action in determining whether to appoint KPMG as our independent auditors for 2010.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of KPMG as our independent auditors for 2009 (Item 3 on the proxy card).

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2008 and 2007:

	2008	2007
Audit Fees(1)	$17,827,000	$17,648,000
Audit-Related Fees(2)	1,222,000	2,109,000
Tax Fees(3)	6,612,000	12,079,000

Total	$25,661,000	$31,836,000

(1)	Audit fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as comfort letters, subsidiary and statutory audits, attest services, and consent filings.

(2)	Audit-related fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (SAS 70 audits), and consultation with management as to the accounting treatment of specific transactions.

(3)	Tax fees principally relate to the preparation of tax returns for trusts and estates of customers, other tax compliance activities, and tax planning and consultation services. Fees for the preparation of tax returns of $5.4 million for 2008 and $10.8 million for 2007 were reimbursed to us or paid directly by the trusts and estates for which these services were performed.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees our independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

Audit and Examination Committee Report

The AEC’s charter, a copy of which is available on our website, www.wellsfargo.com (select “About Us,” then “Corporate Governance”), sets forth the AEC’s purposes and responsibilities. The eight members of the AEC are named below. Each member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each member of the AEC is financially literate as required by NYSE rules and qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2008. The AEC’s responsibility is to monitor and oversee these processes.

The AEC has reviewed and discussed our 2008 audited financial statements with management. The AEC has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including matters relating to the conduct of the audit of our financial statements. KPMG has provided to the AEC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the AEC concerning independence, and the AEC has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Members of the Audit and Examination Committee:

Nicholas G. Moore, Chair John D. Baker II Lloyd H. Dean Enrique Hernandez, Jr.	Robert L. Joss Cynthia H. Milligan Philip J. Quigley Susan G. Swenson

ITEM 4—APPROVE AN AMENDMENT TO THE COMPANY’S

LONG-TERM INCENTIVE COMPENSATION PLAN

On February 24, 2009, the Board approved an amendment (Plan Amendment) to Section 4.1 of our Long-Term Incentive Compensation Plan (LTICP) to:

•	Increase the number of shares of our common stock available for awards under the LTICP by an additional 150 million shares; and

•	Count each share issued under awards other than options or SARs against the number of shares available for awards under the LTICP as two shares instead of three and one-half shares.

The Plan Amendment added the underlined language to Section 4.1 and deleted the bracketed language, as follows:

4.1

Aggregate Limits. Subject to adjustment as provided in Section 26, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after March 1, 2009 [March 1, 2008] shall not exceed 609,869,835 [483,195,337] Shares; provided that each Share issued pursuant to Awards of Performance Shares, Restricted Stock, Restricted Share Rights, Performance Units or Stock Awards shall be counted against this limit as two (2) [three and one-half (3.5)] Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

The Plan Amendment will not take effect unless stockholders approve it at the annual meeting. If stockholders approve the Plan Amendment, the maximum number of shares that may be issued under the LTICP on or after March 1, 2009, assuming no cancellation or forfeiture of outstanding awards, will be 609,869,835 shares. This number represents shares subject to outstanding awards as of March 1, 2009 (302,698,799 shares), shares available for, but not yet subject to a grant or award as of March 1, 2009 (157,171,036 shares), plus the additional 150 million shares authorized by the Plan Amendment.

The Board believes that the LTICP is an important way to attract, retain and motivate key team members and directors to produce growth in stockholder value. Participation in the LTICP rewards key team members and directors for superior performance by giving them an opportunity to participate in this growth. The Wachovia merger has nearly doubled the number of team members eligible for awards under the LTICP, and substantially all remaining available shares under Wachovia’s 2003 SIP were used in February 2009 to grant stock options to legacy Wachovia team members. The Board believes the additional 150 million shares are needed to ensure a sufficient pool of equity awards for the combined company. The Board also believes that counting each share issued under awards other than stock options and SARs as two shares instead of three and one-half shares will provide greater flexibility to increase the proportion of awards of restricted stock and RSRs compared with stock options.

Description of the LTICP

The following is a summary description of the LTICP. The description is qualified in its entirety by reference to the text of the LTICP. A copy of the LTICP as currently in effect has been filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, available on the SEC’s website at www.sec.gov.

LTICP Term.    No awards may be granted under the LTICP after April 29, 2018, but any award granted prior to that date may extend beyond that date.

Shares Authorized.    If stockholders approve the Plan Amendment, a total of 609,869,835 shares will be issuable on or after March 1, 2009. If stockholders do not approve the Plan Amendment, a total of 483,195,337 shares will be issuable on or after March 1, 2008. The number of shares available for issuance under the LTICP is not reduced by shares counted with respect to awards that have been canceled, expired, forfeited or settled in cash or substitute awards granted in connection with a transaction.

Share Formula.    If stockholders approve the Plan Amendment, each share issued under awards other than options or SARs will count against the number of shares available under the LTICP as two (2) shares. If stockholders do not approve the Plan Amendment, each share issued under awards other than options or SARs will continue to count as three and one-half shares. Shares issued under options or SARs count against the shares available under the LTICP on a share-for-share basis.

Committee.    The LTICP is administered by the HRC with respect to awards to team members and by the GNC with respect to non-employee directors or is administered by such other committee of two or more directors established by the Board from time to time (Committee). Under NYSE rules, members of the Committee with respect to awards to team members are required to satisfy the NYSE’s standards for independence, subject to certain narrow exceptions.

Eligibility.    Members of our Board, and team members selected by the Committee, are eligible to become participants in the LTICP. As of March 1, 2009 we had 18 non-employee directors and approximately 280,000 team members.

Director Awards.    The Committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the Committee will set the amount and the type of award that will be granted to non-employee directors on a periodic, nondiscriminatory basis. The Committee may also set additional awards to be granted to non-employee directors also on a periodic, nondiscriminatory basis based on one or more of the following criteria: (i) service as the chair of a Board committee; (ii) service as chairman of the Board; (iii) the number or type of Board committees on which a director serves; or (iv) the first selection or appointment of an individual to the Board.

Award Types.    The Committee may grant awards in the form of stock options, SARs, restricted stock, RSRs, performance shares, performance units, or stock awards.

Individual Award Limits.    Subject to certain anti-dilution and other adjustments, no participant may be granted in any calendar year (i) stock options or SARs covering more than 14,000,000 shares; or (ii) awards other than stock options or SARs covering more than 4,000,000 shares.

The maximum amount payable pursuant to the portion of an award of performance units granted under the LTICP in any calendar year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC may not exceed a dollar amount equal to one-half of one percent (0.5%) of our “net income” for that calendar year. For the purposes of the LTICP, the term “net income” means our net income for the applicable performance period as reported in our consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations; (ii) extraordinary gains or losses; (iii) the cumulative effect of changes in generally accepted accounting principles; and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified. Because of additional deductibility limitations imposed on us under EESA, we do not anticipate granting in the near future awards of performance units that are intended to satisfy the requirements for performance-based compensation under Section 162(m). See “Company Deduction and Section 162(m)” below.

Administration.    Subject to the provisions of the LTICP, the Committee has the power to:

•	Prescribe, amend, and rescind rules and regulations relating to the LTICP and to define terms not otherwise defined therein;

•	Determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards;

•

Grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	Establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

Prescribe and amend the terms of the agreements or other communications evidencing awards made under the LTICP (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the LTICP;

•

Determine the appropriate adjustment, if any, required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends), or other changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged;

•

Determine whether, in connection with certain changes in shares or a change of control, to accelerate the exercisability of awards and provide for the cancellation of such accelerated awards not exercised within a period determined by the Committee or to terminate any awards for an equitable cash amount;

•

Subject to the LTICP’s prohibitions on re-pricing, make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws (including non-U.S. laws), regulations, or accounting principles in order to prevent dilution or enlargement of the benefits;

•

Interpret and construe the LTICP, any rules and regulations under the LTICP and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	Make all other determinations deemed necessary or advisable for the administration of the LTICP.

Unless the Committee or Board determines otherwise prior to the transaction, if substantially all of our assets are acquired by another corporation or in case of our reorganization involving our acquisition by another entity, (i) stock options and SARs become exercisable immediately prior to the transaction; (ii) restrictions with respect to restricted stock and RSRs lapse and shares are delivered; and (iii) performance shares and performance units pay out pro rata based on performance through the end of the last calendar quarter. Also, if a majority of the Board is comprised of persons other than (i) persons for whose election proxies were solicited by the Board; or (ii) persons who were appointed by the Board to fill vacancies caused by death or resignation or to fill newly created directorships (Board Change), unless the Committee or Board determines otherwise prior to such Board Change, then participants immediately prior to the Board Change who cease to be team members or non-employee directors within six months after such Board Change for any reason other than death or permanent disability generally have their (i) options and SARs become immediately exercisable and to the extent not canceled or cashed out, generally have at least six months to exercise such awards; (ii) restrictions with respect to restricted stock and RSRs lapse and generally shares are delivered; and (iii) performance shares and performance units pay out pro rata based on performance through the end of the last calendar quarter before the time the participant ceased to be a team member.

Stock Options.    Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. However, non-employee directors are not eligible for incentive stock options. Stock options may be exercised during a period of time fixed by the Committee, except that (i) stock options may not become fully vested until at least one year after the date of grant (except upon a change of control or termination of employment due to death, disability, or retirement); and (ii) no stock option may be exercised more than ten years after the day it is granted. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the LTICP’s stated limits), the vesting, expiration, and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the LTICP. The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or, to the extent allowed by the Committee, by delivering (either physically or by attestation) previously owned shares or by delivering to us the proceeds of shares of our common stock issuable under an option or by other methods approved by the Committee. The LTICP prohibits re-pricing stock options without stockholder approval.

Prior to 2004, we granted stock options that included a reload feature. When an option with this feature is exercised using shares of our common stock to pay the option exercise price, the participant receives a reload option to purchase the number of shares of our common stock equal to the number of whole shares used by the participant to pay the purchase price of the original option. If shares are withheld by us to pay the participant’s withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The exercise price of the reload option is the fair market value of our common stock as of the date the reload option is granted. A reload option expires on the same date as the original option and may be exercised at any time between its grant date and the expiration date of the original option subject to earlier termination as provided under the LTICP or the terms of the grant. We have not granted any stock options with reload features since 2003, and do not intend to grant stock options with reload features in the future.

Stock Appreciation Rights.    A stock appreciation right (SAR) entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of our common stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of our common stock on the day of grant. SARs may be exercised during a period of time of up to ten years after the grant date, as fixed by the Committee. SARs may be granted either in tandem with, or as a component of, other awards granted under the LTICP, or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. SARs cannot be re-priced without stockholder approval.

Restricted Stock, Restricted Share Rights and Stock Awards.    An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock unless the Committee determines otherwise, but may not sell or otherwise transfer the shares. The Committee may also make stock awards of common stock without restrictions except that such awards to team members can be made only if in lieu of salary, cash bonus, or other cash compensation.

An award of restricted share rights (RSRs) entitles a participant to receive a specified number of shares of our common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, if and as so determined by the Committee. Unless the Committee determines otherwise, once a RSR vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded RSRs may not vote the shares of common stock subject to the rights until the shares are issued. Until the vesting period applicable to a RSRs award expires and the shares are issued, the participant also may not transfer or encumber any interest in the RSRs or in any related dividend equivalents.

The Committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award (subject to the LTICP’s stated limits), and the minimum period over which the award may vest; provided that, subject to acceleration due to the participant’s death, disability, or retirement or a change in control of the Company and subject to a limited pool of awards of up to 24,159,766 shares not subject to these restrictions, referred to as “shorter vesting awards,” (i) in no event may the grant, issuance, retention, vesting, and/or settlement of shares under an award of RSRs that is based on the level of achievement versus performance criteria be subject to a performance period of less than one year; and (ii) no condition that is based solely upon continued employment or the passage of time may provide for vesting or settlement in full of an award of RSRs over a term of less than three years from the date of grant. These limitations do not apply to either shorter vesting awards or awards of RSRs granted in lieu of salary, cash bonus, or other cash compensation.

Performance Shares and Performance Units.    A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be in the form of restricted stock or RSRs), or a combination of both, based on the degree of achievement of pre-established performance targets over a performance cycle of one to five years, as determined by the Committee. The Committee has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the LTICP’s stated limits), the performance period, which must be a period of between one and five years, performance criteria (which may be based on financial performance and/or personal performance evaluations), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the LTICP. The Committee may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC using “qualifying performance criteria” described below.

Qualifying Performance Criteria.    The Committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC, provided that the performance criteria for any portion of an award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the IRC shall be a measure based on one or more qualifying performance criteria selected by the Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Qualifying performance criteria may be any one or more of the following performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award: (i) earnings per share; (ii) business unit net earnings; (iii) return on realized common equity; or (iv) total stockholder return.

For the purposes of the LTICP, “earnings per share” means our diluted earnings per share as reported in our consolidated financial statements for the applicable performance period adjusted in the same manner as described above for net income. For the purposes of the LTICP, “business unit net earnings” means the net earnings of the Company’s business unit managed by a participant, determined under generally accepted accounting principles, adjusted in accordance with our management accounting practices and conventions in effect at the beginning of the applicable performance period, and further adjusted in the same manner as described above for net income. For the purposes of the LTICP, “return on realized common equity” means our net income on an annualized basis less dividends accrued on outstanding preferred stock, divided by our average total common equity, excluding average accumulated comprehensive income as reported in our consolidated financial statements for the applicable performance period.

Transferability.    Awards are not transferable or assignable unless provided otherwise by the Committee with respect to certain specified family-related transfers.

Amendment and Termination.    The Board or the HRC or the GNC may modify, suspend, or terminate the LTICP but may not, without the prior approval of our stockholders, make any change to the LTICP that increases the total amount of common stock which may be awarded (except to reflect changes in capitalization), increases the individual maximum award limits (except to reflect changes in capitalization), changes the class of team members or directors eligible to participate, extends the duration of the LTICP, reduces the exercise price of or reprices outstanding stock options or stock appreciation rights, waives the LTICP’s minimum time period requirements for vesting and lapse of restrictions for restricted stock or RSRs, or otherwise amends the LTICP in any manner requiring stockholder approval by law or under the NYSE listing requirements.

Outstanding Grants.    Information about options granted in 2008 under the LTICP to the named executives can be found in the Grants of Plan-Based Awards table. In 2008, options covering 8,697,923 shares were granted to current executive officers as a group under the LTICP. No RSRs were granted in 2008 to any current executive officer. Options covering 40,192,125 shares and RSRs covering 201,910 shares were granted under the Plan in 2008 to all other team members (excluding executive officers) as a group. No awards were granted under the LTICP in 2008 to non-employee directors. On January 2, 2009, following their election to the Board effective January 1, 2009, Messrs. Baker, James, McDonald and Steel each were granted 778 shares of common stock and an option to purchase 2,670 shares of common stock at an exercise price of $30 per share.

Additional information about the LTICP and other plans pursuant to which awards in the form of shares of our common stock may be made to directors and employees in exchange for goods or services is provided under “Equity Compensation Plan Information.” As of March 1, 2009, under the LTICP, there were (i) 301,701,180 shares of common stock subject to outstanding options at exercise prices ranging from $13.05 to $39.80 and with expiration dates ranging from March 1, 2009 to February 24, 2019, (ii) 902,835 shares of common stock subject to outstanding unvested restricted shares rights scheduled to vest on dates ranging from July 1, 2009 to July 1, 2014, and (iii) and 94,784 shares of common stock issuable upon distribution of vested but deferred RSRs scheduled to be paid out on dates ranging from July 1, 2009 to July 1, 2013. No stock appreciation rights, restricted stock awards or awards other than stock options and RSRs were outstanding under the LTICP as of March 1, 2009. On February 27, 2009, the closing market price of our common stock was $12.10.

Future Grants.    No grants have been made that are contingent on the approval of the Plan Amendment by stockholders. Options or awards that may be granted in the future under the LTICP, as amended by the Plan Amendment, are within the discretion of the Committee. The Committee has not determined future awards to the named executives, our executive officers, or other team members or which such persons might receive them. Under the directors equity compensation program currently in effect, unless otherwise determined by the Committee, each non-employee director elected at our 2009 annual meeting of stockholders will receive, under the LTICP, an award of our common stock having an award value of $70,000 and an option to purchase our common stock having an award value of $60,000. A non-employee director who joins the Board in 2009 after the annual meeting will receive, under the LTICP, as of such other date, a stock award and option grant based on the full-year award value prorated to reflect the number of months (rounded up to the next whole month) remaining until the next annual meeting of stockholders. The number of shares of our common stock subject to a stock award will be determined by dividing the award value by the NYSE-only closing price of our common stock on the date of grant (rounded up to the nearest whole share). The number of shares of our common stock subject to an option will be determined by dividing the grant value by 25% of the NYSE-only closing price of common stock on the date of grant (rounded up to the nearest even 10 shares) unless a higher conversion value is established by the Committee. The exercise price per share of the option will be the NYSE-only closing price of our common stock on the date of grant.

Certain Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the LTICP is intended to be a general summary of applicable federal law as currently in effect. Foreign, state, and local tax consequences may differ and may be amended or interpreted differently during the term of the LTICP or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Non-Qualified Stock Options.    A participant who is granted a non-qualified stock option will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (stock option gains) will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to Wells Fargo except as limited by EESA as described below under “Company Deduction and Section 162(m).” The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options.    A participant who is granted an incentive stock option also will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by Wells Fargo or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods, referred to as a “Disqualifying Disposition,” generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a Disqualifying Disposition occurs, we will generally be entitled to a federal tax deduction for a similar amount.

Stock Appreciation Rights.    The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.

Restricted Stock, Restricted Share Rights, Performance Shares and Stock Awards.    Grantees of restricted stock, RSRs, performance shares, or stock awards (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, when the award vests or is paid, as applicable, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time, and we will receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock, performance shares or stock awards (but not an award of RSRs), elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.

Performance Units.    A participant will not have taxable income upon the grant of a contingent right to a performance unit. Rather, taxation will be postponed until the performance unit becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Tax Withholding.    In connection with awards under the LTICP, we may withhold from any cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance share, or stock award, or the payment of a RSR or performance unit or by delivery to us of previously owned shares of common stock.

Company Deduction and Section 162(m).    IRC Section 162(m) limits the otherwise allowable deduction for annual compensation paid to a publicly traded company’s chief executive officer and its next three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes (a covered executive). Prior to its amendment by EESA, Section 162(m) limited the otherwise allowable deduction to $1,000,000 for each covered executive except to the extent the compensation was performance-based. EESA amended Section 162(m) to impose additional limits on companies that have received or will receive financial assistance under TARP while any financial obligation under TARP remains outstanding. Specifically, for Wells Fargo, the annual compensation deduction limit has been reduced to $500,000, the exception for performance-based compensation has been eliminated and the individuals covered by the limit has been expanded to include not only our covered executives as described above but also our next 20 most highly compensated team members.

Section 280G and Parachute Payment Treatment.    Acceleration of vesting or payment of awards under the LTICP in the event of a change in control of the Company may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the IRC. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by the Company.

Section 409A and Deferred Compensation Treatment.    Under Section 409A of the IRC, certain awards granted under the LTICP could be determined to be nonqualified deferred compensation. Section 409A of the IRC imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the IRC (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, we intend that awards granted under the LTICP be exempt from or comply with Section 409A of the IRC.

STOCKHOLDER PROPOSALS

We expect the following stockholder proposals (Items 5 and 6 on the proxy card) to be presented by certain stockholders at the annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. All statements contained in the proposals and supporting statements are the sole responsibility of the proponents. The names and addresses of the proponents, and the number of shares held by the proponents, appear before their respective proposals.

The Board has carefully considered each of the following stockholder proposals and has concluded the adoption of these proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each of these proposals.

ITEM 5—STOCKHOLDER PROPOSAL REGARDING A BY-LAWS

AMENDMENT TO REQUIRE AN INDEPENDENT CHAIRMAN

Service Employees International Union CTW, CLC (SEIU), 11 Dupont Circle, Washington, DC 20036-1202, which held 100 shares of our common stock on November 14, 2008, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law and Section 7.4 of the By-Laws (the “Bylaws”) of Wells Fargo & Company (“Wells Fargo”), stockholders of Wells Fargo hereby amend the Bylaws as follows:

•	Add “Except as provided in Section 5.3 of these By-Laws” to the sentence of Section 5.1 of the Bylaws stating, “Any two (2) or more offices may be held by the same individual.”

•

Delete the following text from Section 5.3 of the Bylaws—”The Chairman may, by resolution of the Board, be designated Chief Executive Officer of the Company”—and replace it with the following text: “The Board shall by resolution designate a Chairman. The Chairman shall be a director who is independent from the Company. For purposes of this By-Law, “independent” has the meaning set forth in the New York Stock Exchange (“NYSE”) listing standards, unless the Company’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply. If the Board determines that a Chairman who was independent at the time he or she was designated is no longer independent, the Board shall select a new Chairman who satisfies the requirements of this By-Law within 60 days of such determination. Compliance with this By-Law shall be excused if no director who qualifies as independent is elected by the stockholders or if no director who is independent is willing to serve as Chairman of the Board. This By-Law shall apply prospectively so as not to violate any contractual obligation of the Company in effect when this By-Law was adopted.”

•	Delete the following text from Section 5.5 of the Bylaws: “The Board shall by resolution designate either the Chairman or the President as the Chief Executive Officer of the Company.”

Supporting Statement

Currently, Wells Fargo’s former CEO Richard Kovacevich serves as the Chairman of the Board, while John Stumpf serves as the President and CEO. According to an 11/3/08 press release, Wells Fargo will recombine the Chairman and CEO roles upon completion of the Wachovia merger: “After Kovacevich retires, the Board intends that Stumpf would be given added responsibility as chairman.”

A Board Chairman has significant influence over corporate strategies and the Board’s agenda, and we believe the roles and responsibilities of a CEO and Chairman are very different, and can conflict.

CEO’s, particularly in the financial sector, are encouraged to take risks, and we believe that an independent Chairman can serve as a practical check on the overall risk appetite of the CEO, and can help curb incentives for executives to take on excessive short-term risk in order to boost personal compensation.

Additionally, 82% of CFOs support separating the Chairman and CEO roles, according to a Grant Thornton national survey (3/08).

We urge stockholders to vote FOR this Proposal.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•	Our stockholders rejected similar proposals in 2008, 2007, 2006 and 2005;

•

The Company’s corporate governance structure, including the composition of the Board, its committees, and a position of Lead Director, already provides effective independent oversight of management; and

•

If adopted, the proposal would unnecessarily restrict the Board’s ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and its stockholders.

This proposal would require the Chairman of the Board to be an independent director. The Board believes the Company’s corporate governance structure, with its strong emphasis on Board independence, makes such an absolute requirement unnecessary. Seventeen of the nineteen director nominees are independent under NYSE rules and our Director Independence Standards, and each of the five standing Board committees is comprised solely of independent directors. The Board and its committees each meet in executive session on a regular basis without the presence of management, and all Board members have complete access to management and outside advisors. In order to more effectively manage governance, the Board created a new position of Lead Director, effective January 1, 2009. The Lead Director must be an independent director under our Director Independence Standards, which include the NYSE rules. The Lead Director has clearly defined responsibilities, including approving Board meeting agendas with the Chairman of the Board and CEO, calling and chairing meetings of non-management directors, working with committee chairs to ensure coordinated coverage of Board responsibilities, and facilitating communication between the Board and senior management. The Board’s effective committee structure and full Board operations, including the addition of an independent Lead Director, allow the non-management directors to carry out their fiduciary responsibilities to provide proper oversight of management. As a result, the Board does not believe that mandating an independent Chairman is necessary to achieve effective independent oversight.

The Board also values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the qualifications of the individuals available and circumstances existing at the time. In fact, the Board believes that the importance of maintaining its ability to select the right leadership structure for the Board and the Company is especially highlighted during the current economic turbulence and as the Company begins the important task of integrating the acquisition of Wachovia. It is particularly during these and other times of challenges when the Board believes that the Company and its stockholders benefit from a governance structure that allows the Board to select the leadership that it believes would best serve the Company and its stockholders at that time. The adoption of a By-laws amendment mandating an independent Chairman of the Board would rigidly limit the Board’s ability to select the director best suited to serve as Chairman based on then relevant, Company-specific facts, circumstances and criteria. The Board continues to believe the proposed amendment would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of the Company and its stockholders.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

ITEM 6—STOCKHOLDER PROPOSAL REGARDING A REPORT

ON POLITICAL CONTRIBUTIONS

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, Kansas City, MO 64106, which held 100 shares of our common stock on November 7, 2008; along with the following co-filers: Miami Fire Fighters’ Relief and Pension Fund, 2980 N.W. South River Drive, Miami, FL 33125-1146, which held 10,785 shares of our common stock on November 8, 2008; and the City of Philadelphia Public Employees Retirement System, Two Penn Center Plaza, 16th Floor,

Philadelphia, PA 19102-1721, which held 179,511 shares of our common stock on November 13, 2008, intend to submit a resolution to stockholders for approval at the annual meeting. The proponents’ resolution and supporting statement are printed below.

Resolution

RESOLVED, that the shareholders of Wells Fargo & Co. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax-exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Wells Fargo, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Wells Fargo contributed at least $1.6 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://wwwfollowthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	We already provide the extensive disclosure required by federal and state election laws;

•	The proposal is unnecessary because our policy is not to use corporate funds to make contributions to political candidates, political parties or committees; and

•	The proposal would result in unnecessary expense and may be misleading and competitively harmful.

As a large financial services company involved in many different businesses, including consumer and commercial lending, securities brokerage, asset and wealth management and insurance, we are subject to significant federal, state and local regulation. We recognize that these regulations can have a profound impact on the way we operate our business, deliver value to our stockholders, support our team members and serve our customers and communities. To increase the likelihood that our views on legislative and regulatory developments affecting the Company and its various constituencies are considered in the legislative process, the Board believes that it is in our best interests to participate actively in it. Nevertheless, our policy is not to use corporate funds to make contributions to political candidates, political parties or committees.

Instead, our political activities consist primarily of sponsorship of political action committees, known as PACs, which solicit and accept voluntary contributions from eligible team members and make political contributions to federal, state and local candidates and candidate committees that promote responsible government and support effective financial legislation important to the Company. Decisions regarding political contributions by the PACs are subject to the oversight of the board of trustees for each PAC based upon the best interests of the Company and the recommendations made voluntarily by contributing team members. Any team member who contributes to a PAC may request a PAC contribution for a candidate and/or candidate committee. As required by law, all PAC contributions are reported on a periodic basis to the Federal Election Commission and to the appropriate state election authorities. Reports made to those agencies are a matter of public record, and the Company’s PACs and their political contributions are also subject to annual internal audits.

In furtherance of its business interests, we also participate in certain trade associations. Trade associations, however, are independent organizations that may have many positions and views relating to the financial services industry, not all of which are necessarily shared or supported by the Company. Thus disclosure of contributions to trade associations beyond what is legally required risks misrepresenting the Company’s political activities and positions. We also comply with federal and state laws regarding the disclosure of its lobbying activities, and these disclosures are publicly available.

The Board believes that the legally required disclosures currently being made by the Company, our PACs, and the recipients of political contributions from the PACs, as well as our internal oversight procedures and policies are more than adequate to alleviate the concerns raised in the proposal. Furthermore, in light of the Company’s policy described above prohibiting the use of corporate funds for political contributions, any additional disclosure would serve no useful purpose and would result in an unnecessary duplication and expense for the Company.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

STOCKHOLDER INFORMATION

FOR FUTURE ANNUAL MEETINGS

Stockholder Proposals for 2010 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our President and CEO, John G. Stumpf, at 420 Montgomery Street, San Francisco, California 94104 or by our Corporate Secretary, Laurel A. Holschuh, at MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479 no later than November 18, 2009.

Advance Notice Procedures

Under our By-Laws, a stockholder who wishes to nominate an individual for election to the Board directly, or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The notice must be delivered not earlier than 120 days, and not later than 90 days, before the first anniversary of the preceding year’s annual meeting to our CEO and Corporate Secretary as follows: John G. Stumpf, President and CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Laurel A. Holschuh, Corporate Secretary, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the GNC for recommendation to the Board for election as a director as described under “Director Nomination Process” on page 35 of this proxy statement and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

APPENDIX A

COMPANY AND PEER GROUP

COMPARATIVE ONE-, THREE-, AND FIVE-YEAR FINANCIAL RESULTS

This Appendix A presents the one-, three-, and five-year comparative financial results of the Company and the Peer Group as presented to the HRC in February 2009 for purposes of evaluating the Company’s performance as discussed in the CD&A.

Note that the financial results for the Company are based on the financial statements prepared in accordance with generally accepted accounting principles as reported in the Company’s applicable Annual Report on Form 10-K. Financial data for the Peer Group members are based on: (1) information from SNL Financial (SNL), a company that collects, standardizes, and disseminates corporate, financial, market, and mergers and acquisitions data for various businesses, including banking and financial services, and provides this data for a fee to its subscribers, including the Company; and (2) other applicable public filings by the applicable Peer Group member. The Company is not responsible for the accuracy of the financial data for individual Peer Group members and makes no representations to that effect. Stockholders are encouraged to review the Company’s Annual Reports on Form 10-K, which include its audited financial statements, and are encouraged to review applicable SEC filings by, and public information about the Peer Group members for financial data with respect to individual Peer Group members.

Certain adjustments were made to the Company’s and the Peer Group’s financial information relating to Total Revenue (Table 2), Average Total Deposits (Table 6), Retail Deposit Market Share (Table 7), and Loans (Table 8) to reflect the impact of significant acquisitions as identified below each indicated table. In management’s judgment, these adjustments were necessary to present Company and Peer Group data with respect to these financial measures on a comparable basis.

The information contained in this Appendix A is not deemed to be “filed” in any report or proxy statement filed by Wells Fargo with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The information contained in this Appendix A is not deemed to be incorporated by reference into Wells Fargo’s 2008 Annual Report on Form 10-K.

APPENDIX A

One-Year, Three-Year, and Five-Year Company and Peer Group Comparisons

As of December 31, 2008

Company and Peer Group Abbreviations

Company Name	Abbreviation
Wells Fargo	WFC
Bank of America	BAC
BB&T Corporation	BBT
Capital One	COF
Citigroup	C
Fifth Third Bancorp	FITB
JPMorgan Chase	JPM
PNC Financial	PNC
Regions	RF
SunTrust Banks	STI
U.S. Bancorp	USB

Table 1 - Diluted EPS

($ per share)	2008	2007	1-Yr Growth	Rank 1-Yr	2005	3-Yr CAGR	Rank 3-Yr	2003	5-Yr CAGR	Rank 5-Yr	Average Growth Rank
Wells Fargo	$0.70	$2.38	-70.6%	6	$2.25	-32.2%	6	$1.83	-17.5%	6	6.0
Bank of America	0.55	3.30	-83.3	7	4.04	-48.6	7	3.55	-31.1	7	7.0
BB&T Corporation	2.71	3.14	-13.7	1	3.00	-3.3	1	2.07	5.5	1	1.0
Capital One	(0.21)	3.97	-105.3	8	6.73	-131.5	8	4.85	-153.4	8	8.0
Citigroup	(3.88)	0.72	-638.9	11	4.75	-193.5	9	3.42	-202.6	9	9.7
Fifth Third Bancorp	(3.94)	1.99	-298.0	9	2.77	-212.5	10	2.87	-206.5	10	9.7
JPMorgan Chase	1.37	4.38	-68.7	5	2.38	-16.8	3	3.24	-15.8	5	4.3
PNC Financial	2.46	4.35	-43.4	3	4.55	-18.5	4	3.55	-7.1	3	3.3
Regions	(8.09)	1.76	-559.7	10	2.15	-255.5	11	2.35	-228.0	11	10.7
SunTrust Banks	2.13	4.55	-53.2	4	5.47	-27.0	5	4.73	-14.7	4	4.3
U.S. Bancorp	1.61	2.43	-33.7	2	2.42	-12.7	2	1.93	-3.6	2	2.0

Table 2 - Total Revenue

Adjusted for Significant Acquisitions

($MM)	2008	2007	1-Yr Growth	Rank 1-Yr	2005	3-Yr CAGR	Rank 3-Yr	2003	5-Yr CAGR	Rank 5-Yr	Average Growth Rank
Wells Fargo	$41,897	$39,799	5.3%	4	$33,528	7.7%	1	$29,038	7.6%	1	2.0
Bank of America	75,670	78,621	-3.8	7	81,532	-2.5	10	73,544	0.6	9	8.7
BB&T Corporation	7,435	6,679	11.3	2	6,031	7.2	2	5,460	6.4	2	2.0
Capital One	13,893	14,584	-4.7	9	13,619	0.7	7	11,442	4.0	4	6.7
Citigroup	52,793	78,495	-32.7	11	80,077	-13.0	11	68,703	-5.1	11	11.0
Fifth Third Bancorp	6,555	5,764	13.7	1	5,597	5.4	3	5,754	2.6	6	3.3
JPMorgan Chase	78,991	91,536	-13.7	10	77,415	0.7	6	71,423	2.0	8	8.0
PNC Financial	7,227	7,054	2.5	6	7,532	-1.4	9	6,526	2.1	7	7.3
Regions	6,916	7,254	-4.7	8	6,909	0.0	8	7,058	-0.4	10	8.7
SunTrust Banks	9,116	8,224	10.8	3	7,803	5.3	4	6,859	5.9	3	3.3
U.S. Bancorp	15,053	14,629	2.9	5	13,937	2.6	5	13,072	2.9	5	5.0

Acquisitions/Divestitures adjusted for*:

WFC:	Greater Bay Bancorp (2007), Placer Sierra (2007), Pacific Northwest Bank (2003)
BAC:	Countrywide Financial (2008), LaSalle Bank (2007), MBNA (2006), FleetBoston (2004)
BBT:	Coastal Financial (2007), Main Street Bank (2006), Republic Bankshares (2004), First Virginia Bank (2003)
COF:	NorthFork (2006), Hibernia Bank (2005), Greenpoint Bank (2004)

FITB: Freedom Bank (2008), First Charter (2008), R-G Crown (2007), First National Bancshares of FL (2005), Franklin Financial (2004)

JPM:	Bear Stearns (2008), Washington Mutual (2008), Commercial Capital (2006), Collegiate Funding (2006), Providian Bancorp (2005), BankOne Corp (2004)
PNC:	Sterling Financial (2008), Yardville (2007), Mercantile Bank (2007), Riggs (2005), United National (2004)
RF:	AmSouth (2006), Union Planters (2004)
STI:	GB&T Bancshares (2008), National Commerce (2004)
USB:	Downey Savings (2008), PFF Bank and Trust (2008), United Financial (2007), Vail Banks (2006)

*	The revenue of the identified acquired/divested company is added to/subtracted from the acquiring/divesting Peer Group company’s revenue to reflect historical results consistent with the Peer Group company’s then current year financial reporting and organizational composition.

Table 3 - Net Interest Margin %

	2008	Rank	3-Year Avg. 2006-2008	Rank	5-Year Avg. 2004-2008	Rank	Average Rank
Wells Fargo	4.83%	2	4.80%	2	4.83%	2	2.0
Bank of America	2.98	9	2.81	9	2.87	9	9.0
BB&T Corporation	3.58	4	3.61	4	3.73	4	4.0
Capital One	5.61	1	5.64	1	5.85	1	1.0
Citigroup	2.96	10	2.62	10	2.85	10	10.0
Fifth Third Bancorp	3.54	5	3.32	6	3.33	6	5.7
JPMorgan Chase	2.87	11	2.51	11	2.42	11	11.0
PNC Financial	3.37	6	3.12	7	3.12	7	6.7
Regions	3.23	7	3.68	3	3.71	5	5.0
SunTrust Banks	3.10	8	3.07	8	3.11	8	8.0
U.S. Bancorp	3.66	3	3.59	5	3.78	3	3.7
Net Interest Margin calculated as interest income divided by aggregate earning assets over the time period
Table 4 - Efficiency Ratio
	2008	Rank	3-Year Avg. 2006-2008	Rank	5-Year Avg. 2004-2008	Rank	Average Rank
Wells Fargo	54.1%	3	56.7%	4	57.2%	4	3.7
Bank of America	57.1	4	54.0	2	53.2	2	2.7
BB&T Corporation	52.7	2	54.5	3	54.2	3	2.7
Capital One	59.1	5	57.3	5	57.6	5	5.0
Citigroup	118.6	10	80.2	10	71.6	10	10.0
Fifth Third Bancorp	70.7	9	64.1	9	59.8	6	8.0
JPMorgan Chase	64.7	7	61.8	7	66.1	9	7.7
PNC Financial	61.6	6	58.6	6	61.9	7	6.3
Regions	156.0	11	95.6	11	86.8	11	11.0
SunTrust Banks	64.8	8	63.1	8	62.4	8	8.0
U.S. Bancorp	51.0	1	48.9	1	47.5	1	1.0
Efficiency Ratio calculated as total expense divided by total revenue over the time period
Table 5 - Operating Leverage
	2008	Rank	3-Year Ann. 2005-2008	Rank	5-Year Ann. 2003-2008	Rank	Average Rank
Wells Fargo	7.1%	1	2.3%	3	2.4%	2	2.0
Bank of America	-1.8	5	-4.8	8	-2.1	7	6.7
BB&T Corporation	3.9	3	0.9	4	3.5	1	2.7
Capital One	-6.4	7	-1.4	5	0.0	5	5.7
Citigroup	-35.8	10	-25.1	10	-12.9	10	10.0
Fifth Third Bancorp	-19.9	9	-11.1	9	-9.1	9	9.0
JPMorgan Chase	-10.1	8	3.4	2	0.2	4	4.7
PNC Financial	4.1	2	3.7	1	1.5	3	2.0
Regions	-136.2	11	-38.5	11	-23.6	11	11.0
SunTrust Banks	-0.9	4	-2.3	6	-1.5	6	5.3
U.S. Bancorp	-2.1	6	-4.6	7	-2.7	8	7.0

Operating Leverage calculated as revenue growth minus expense growth over the time period

Table 6 - Average Total Deposits

Adjusted for Significant Acquisitions

($MM)	2008	2007	1-Yr Growth	Rank 1-Yr	2005	3-Yr CAGR	Rank 3-Yr	2003	5-Yr CAGR	Rank 5-Yr	Average Growth Rank
Wells Fargo	$353,876	$332,797	6.3%	4	$288,485	7.0%	3	$246,806	7.5%	4	3.7
Bank of America	862,344	823,396	4.7	6	748,404	4.8	6	628,980	6.5	5	5.7
BB&T Corporation	88,831	83,852	5.9	5	72,956	6.8	4	65,529	6.3	6	5.0
Capital One	93,431	85,427	9.4	1	81,075	4.8	5	59,859	9.3	2	2.7
Citigroup	803,850	773,067	4.0	7	574,546	11.8	1	449,637	12.3	1	3.0
Fifth Third Bancorp	77,018	74,578	3.3	8	68,927	3.8	8	60,928	4.8	8	8.0
JPMorgan Chase	925,168	857,600	7.9	3	719,921	8.7	2	642,122	7.6	3	2.7
PNC Financial	85,151	82,990	2.6	9	74,463	4.6	7	63,188	6.1	7	7.7
Regions	90,077	95,725	-5.9	11	94,992	-1.8	11	84,545	1.3	11	11.0
SunTrust Banks	116,579	121,402	-4.0	10	111,530	1.5	10	95,760	4.0	9	9.7
U.S. Bancorp	147,488	135,498	8.8	2	135,588	2.8	9	128,373	2.8	10	7.0

Acquisitions/Divestitures adjusted for*:

WFC:	Greater Bay Bancorp (2007), Placer Sierra (2007), Pacific Northwest Bank (2003)
BAC:	Countrywide Financial (2008), LaSalle Bank (2007), MBNA (2006), FleetBoston (2004)
BBT:	Coastal Financial (2007), Main Street Bank (2006), Republic Bankshares (2004), First Virginia Bank (2003)
COF:	NorthFork (2006), Hibernia Bank (2005), Greenpoint Bank (2004)
FITB:	Freedom Bank (2008), First Charter (2008), R-G Crown (2007), First National Bancshares of FL (2005), Franklin Financial (2004)
JPM:	Washington Mutual (2008), Commercial Capital (2006), Providian Bancorp (2005), BankOne Corp (2004)
PNC:	Sterling Financial (2008), Yardville (2007), Mercantile Bank (2007), Riggs (2005), United National (2004)
RF:	AmSouth (2006), Union Planters (2004)
STI:	GB&T Bancshares (2008), National Commerce (2004)
USB:	Downey Savings (2008), PFF Bank and Trust (2008), United Financial (2007), Vail Banks (2006)

*	The total deposits of the identified acquired/divested company are added to/subtracted from the acquiring/divesting Peer Group company’s total deposits to reflect historical results consistent with the Peer Group company’s then current year financial reporting and organizational composition.

Table 7 - Retail Deposit Market Share

Adjusted for Significant Acquisitions

	6/30/08*	6/30/07	1-Year Growth	Rank	6/30/05	3-Year Growth	Rank	6/30/03	5-Year Growth	Rank	Average Growth Rank
Wells Fargo	11.18%	11.03%	0.16%	2	11.09%	0.09%	1	10.52%	0.66%	1	1.3
Bank of America	11.31	10.83	0.48	1	11.42	-0.11	7	11.63	-0.32	9	5.7
BB&T Corporation	1.35	1.38	-0.03	7	1.29	0.06	2	1.40	-0.05	4	4.3
Capital One	1.11	1.16	-0.05	8	1.18	-0.07	6	1.04	0.07	2	5.3
Citigroup	3.51	3.41	0.10	4	3.48	0.03	3	3.56	-0.05	3	3.3
Fifth Third Bancorp	1.18	1.17	0.01	6	1.18	0.00	5	1.25	-0.07	5	5.3
JPMorgan Chase	10.20	10.49	-0.29	11	10.71	-0.51	11	10.40	-0.19	8	10.0
PNC Financial	2.83	2.74	0.08	5	2.80	0.03	4	2.99	-0.17	7	5.3
Regions	1.37	1.44	-0.07	9	1.62	-0.25	10	1.71	-0.34	10	9.7
SunTrust Banks	1.82	1.89	-0.07	10	1.95	-0.13	8	1.89	-0.07	6	8.0
U.S. Bancorp	2.21	2.08	0.12	3	2.38	-0.18	9	2.81	-0.61	11	7.7

Acquisitions/Divestitures adjusted for**:

WFC:	Century Bankshares (2008), Wachovia (2008), Greater Bay (2007), Placer Sierra (2007), Golden West (2006), SouthTrust (2004), Pacific NW Bank (2003)
BAC:	First Republic Bancorp (2009), LaSalle Bank (2007), FleetBoston (2004)
BBT:	Coastal Financial (2007), Main Street Bank (2006), Republic Bankshares (2004), First Virginia Bank (2003)
COF:	NorthFork (2006), Hibernia Bank (2005), Greenpoint Bank (2004)
FITB:	Freedom Bank (2008), First Charter (2008), R-G Crown (2007), First National Bancshares of FL (2005), Franklin Financial (2004)
JPM:	Washington Mutual (2008), BoNY retail branches (2006), Providian Bancorp (2005), BankOne Corp (2004)
PNC:	National City (2008), MAF Bancorp (2008), Sterling Fin’l (2008), Yardville (2007), Mercantile Bank (2007), Provident (2006), Riggs (2005), United Nat’l (2004)
RF:	AmSouth (2006), Union Planters (2004)
STI:	GB&T Bancshares (2008), National Commerce (2004)
USB:	Downey Savings (2008), PFF Bank and Trust (2008), United Financial (2007), Vail Banks (2006)

*	Includes acquisitions through January 2009
**	The retail deposits of the identified acquired/divested company are added to/subtracted from the acquiring/divesting Peer Group company’s retail deposits to reflect historical results consistent with the Peer Group company’s then current year financial reporting and organizational composition. For acquired banks that are not among the top 500 banks in the United States, total deposits were used instead of retail deposits.

Table 8 - Loans

Adjusted for Significant Acquisitions

Average growth from 4Q

($MM)	2008	2007	1-Yr Growth	Rank 1-Yr	2005	3-Yr CAGR	Rank 3-Yr	2003	5-Yr CAGR	Rank 5-Yr	Average Growth Rank
Wells Fargo	$413,940	$374,372	10.6%	2	$311,728	9.9%	1	$242,056	11.3%	1	1.3
Bank of America	941,563	960,708	-2.0	10	718,994	9.4	2	594,784	9.6	2	4.7
BB&T Corporation	95,803	89,827	6.7	4	76,406	7.8	3	64,382	8.3	5	4.0
Capital One	99,335	97,785	1.6	8	89,510	3.5	8	65,525	8.7	4	6.7
Citigroup[1]	701,485	763,518	-8.1	11	573,603	6.9	4	459,791	8.8	3	6.0
Fifth Third Bancorp	86,446	82,596	4.7	5	74,561	5.1	7	58,295	8.2	6	6.0
JPMorgan Chase[1]	752,524	756,919	-0.6	9	705,568	2.2	10	575,764	5.5	10	9.7
PNC Financial	75,449	69,459	8.6	3	64,311	5.5	6	53,742	7.0	7	5.3
Regions	99,134	94,784	4.6	6	93,041	2.1	11	83,204	3.6	11	9.3
SunTrust Banks	127,608	122,603	4.1	7	115,041	3.5	9	93,064	6.5	9	8.3
U.S. Bancorp	185,063	166,881	10.9	1	156,045	5.8	5	132,409	6.9	8	4.7

Acquisitions/Divestitures adjusted for*:

WFC:	Greater Bay Bancorp (2007), Placer Sierra (2007), Pacific Northwest Bank (2003)
BAC:	Countrywide Financial (2008), LaSalle Bank (2007), MBNA (2006), FleetBoston (2004)
BBT:	Coastal Financial (2007), Main Street Bank (2006), Republic Bankshares (2004), First Virginia Bank (2003)
COF:	NorthFork (2006), Hibernia Bank (2005), Greenpoint Bank (2004)
FITB:	Freedom Bank (2008), First Charter (2008), R-G Crown (2007), First National Bancshares of FL (2005), Franklin Financial (2004)
JPM:	Washington Mutual (2008), Commercial Capital (2006), Collegiate Funding (2006), Providian Bancorp (2005), BankOne Corp (2004)
PNC:	Sterling Financial (2008), Yardville (2007), Mercantile Bank (2007), Riggs (2005), United National (2004)
RF:	AmSouth (2006), Union Planters (2004)
STI:	GB&T Bancshares (2008), National Commerce (2004)
USB:	Downey Savings (2008), PFF Bank and Trust (2008), United Financial (2007), Vail Banks (2006)

*	The loans of the identified acquired/divested company are added to/subtracted from the acquiring/divesting Peer Group company’s loans to reflect historical results consistent with the Peer Group company’s then current year financial reporting and organizational composition.
[1]	Loans for C and JPM include both loans held for investment and loans held for sale in all periods. All other companies include only loans held for investment.

Table 9 - Non-Performing Loans / Total Loans

As of December 31, 2008

	2008	2007	1-Yr Change	Rank 1-Yr	2005	3-Yr Change	Rank 3-Yr	2003	5-Yr Change	Rank 5-Yr	Average Growth Rank
Wells Fargo	0.79%	0.70%	-0.09%	1	0.43%	-0.36%	1	0.58%	-0.21%	3	1.7
Bank of America	1.90	0.66	-1.24	7	0.28	-1.62	7	0.83	-1.07	6	6.7
BB&T Corporation	1.45	0.55	-0.90	4	0.31	-1.14	5	0.57	-0.88	5	4.7
Capital One***	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Citigroup	3.23	1.17	-2.06	8	0.87	-2.36	8	2.02	-1.21	8	8.0
Fifth Third Bancorp	3.26	1.11	-2.15	9	0.42	-2.84	9	0.48	-2.78	9	9.0
JPMorgan Chase[1]	1.20	0.63	-0.57	3	0.64	-0.56	2	1.21	0.01	1	2.0
PNC Financial	0.99	0.70	-0.29	2	0.39	-0.60	3	0.81	-0.18	2	2.3
Regions	1.98	0.78	-1.20	6	0.58	-1.40	6	0.78	-1.20	7	6.3
SunTrust Banks	3.47	1.19	-2.27	10	0.26	-3.21	10	0.44	-3.03	10	10.0
U.S. Bancorp	1.30	0.36	-0.94	5	0.40	-0.90	4	0.87	-0.43	4	4.3

Non-Performing Loans include nonaccrual and restructured loans and leases

[1]	Loans for JPM include both loans held for investment and loans held for sale in all periods. All other companies include only loans held for investment.
***	Non-performing loan information not available.

Table 10 - Tier 1 Ratio

As of December 31, 2008

	2008	2007	1-Yr Change	Rank 1-Yr	2005	3-Yr Change	Rank 3-Yr	2003	5-Yr Change	Rank 5-Yr	Average Growth Rank
Wells Fargo	7.84	7.59	0.25	11	8.26	(0.42)	11	8.42	(0.58)	11	11.0
Bank of America	9.15	6.87	2.28	10	8.25	0.90	9	8.02	1.13	6	8.3
BB&T Corporation	11.98	9.08	2.90	6	9.27	2.71	3	9.41	2.57	3	4.0
Capital One	13.60	10.13	3.47	3	13.25	0.35	10	14.14	(0.54)	10	7.7
Citigroup	11.80	7.12	4.68	1	8.79	3.01	2	8.91	2.89	2	1.7
Fifth Third Bancorp	10.59	7.72	2.87	7	8.35	2.24	6	10.97	(0.38)	9	7.3
JPMorgan Chase	10.82	8.44	2.38	8	8.52	2.30	5	8.51	2.31	4	5.7
PNC Financial	9.70	6.79	2.91	5	8.30	1.40	8	9.50	0.20	8	7.0
Regions	10.39	7.29	3.10	4	8.60	1.79	7	9.72	0.67	7	6.0
SunTrust Banks	10.85	6.93	3.92	2	7.01	3.84	1	7.85	3.00	1	1.3
U.S. Bancorp	10.61	8.25	2.36	9	8.22	2.39	4	9.14	1.47	5	6.0

Table 11 - Return On Equity

	2008	Rank	3-Year Avg. 2006-2008	Rank	5-Year Avg. 2004-2008	Rank	Average Rank
Wells Fargo	4.79%	4	13.50%	2	15.62%	2	2.7
Bank of America	1.80	7	9.50	6	11.69	5	6.0
BB&T Corporation	11.53	2	13.00	4	13.68	4	3.3
Capital One	-0.32	8	5.90	8	8.64	8	8.0
Citigroup	-19.35	9	1.34	9	8.34	9	9.0
Fifth Third Bancorp	-23.65	10	0.29	10	6.75	10	10.0
JPMorgan Chase	3.82	6	9.69	5	8.82	7	6.0
PNC Financial	6.44	3	13.39	3	14.35	3	3.0
Regions	-28.81	11	-5.81	11	-1.70	11	11.0
SunTrust Banks	4.26	5	8.54	7	10.00	6	6.0
U.S. Bancorp	13.89	1	19.56	1	20.51	1	1.0

ROE calculated as net income available to common shareholders divided by aggregate average common equity over the time period

Table 12 - Total Shareholder Return Through 12/31/2008

(compounded quarterly; dividends reinvested; annualized)

	1-Year	1-Yr Rank	3-Year	3-Yr Rank	5-Year	5-Yr Rank	Average Rank
Wells Fargo	2.0%	1	1.6%	1	3.6%	1	1.0
Bank of America	-62.8	8	-28.6	8	-14.6	8	8.0
BB&T Corporation	-4.6	2	-8.7	5	-2.4	5	4.0
Capital One	-30.0	6	-27.3	7	-11.5	6	6.3
Citigroup	-75.4	11	-45.4	11	-29.4	10	10.7
Fifth Third Bancorp	-65.4	10	-36.8	10	-29.7	11	10.3
JPMorgan Chase	-24.8	5	-4.2	4	0.4	4	4.3
PNC Financial	-22.0	4	-4.0	3	1.4	2	3.0
Regions	-63.6	9	-34.7	9	-19.3	9	9.0
SunTrust Banks	-49.2	7	-22.4	6	-12.8	7	6.7
U.S. Bancorp	-16.6	3	-1.0	2	1.3	3	2.7
S&P 500	-36.9		-8.3		-2.2
KBW Bank Index	-47.2		-21.5		-11.3

Source: Bloomberg

Table 13 - Price/Earnings Ratio

	Trailing P/E Through 12/31/08	Rank	Trailing P/E Through 12/31/06	Rank	Trailing P/E Through 12/30/04	Rank	Average Rank
Wells Fargo	14.0	2	14.7	3	15.6	3	2.7
Bank of America	12.2	4	12.0	10	12.8	10	8.0
BB&T Corporation	9.5	8	13.9	6	16.2	2	5.3
Capital One	6.4	9	10.2	11	12.8	10	10.0
Citigroup	N/M	11	13.3	9	15.3	5	8.3
Fifth Third Bancorp	11.5	6	15.6	1	14.9	6	4.3
JPMorgan Chase	13.7	3	13.8	7	20.0	1	3.7
PNC Financial	11.6	5	15.0	2	13.9	9	5.3
Regions	6.0	10	13.5	8	15.4	4	7.3
SunTrust Banks	18.9	1	14.4	4	14.4	8	4.3
U.S. Bancorp	10.8	7	14.1	5	14.7	7	6.3

Source: American Banker

Price/Earnings Ratio calculated as the stock price at year-end divided by the sum of the previous four quarters’ net income after tax

Table 14 - Rank of Average Rankings Across All Metrics

	Average of all 1-year rankings	Average of all 3-year rankings	Average of all 5-year rankings	Average of all rankings across all years	Rank
Wells Fargo	3.3	3.0	3.2	3.2	1
Bank of America	6.5	7.0	6.5	6.7	8
BB&T Corporation	3.8	3.5	3.5	3.6	2
Capital One	6.1	6.8	5.4	6.1	5
Citigroup	8.8	7.5	7.0	7.7	10
Fifth Third Bancorp	7.2	7.2	7.8	7.4	9
JPMorgan Chase	6.8	5.8	5.8	6.1	6
PNC Financial	4.5	4.8	5.5	5.0	4
Regions	8.7	9.0	9.1	8.9	11
SunTrust Banks	6.1	6.6	6.5	6.4	7
U.S. Bancorp	3.7	4.5	5.2	4.5	3

Table of 1-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio
Wells Fargo	-71%	5%	4.83	54%	7%	6%	0.16%	11%	-0.1%	0.3	5%	2%	14.0
Bank of America	-83	-4	2.98	57	-2	5	0.48	-2	-1.2	2.3	2	-63	12.2
BB&T Corporation	-14	11	3.58	53	4	6	-0.03	7	-0.9	2.9	12	-5	9.5
Capital One	-105	-5	5.61	59	-6	9	-0.05	2	N/A	3.5	0	-30	6.4
Citigroup	-639	-33	2.96	119	-36	4	0.10	-8	-2.1	4.7	-19	-75	N/M
Fifth Third Bancorp	-298	14	3.54	71	-20	3	0.01	5	-2.1	2.9	-24	-65	11.5
JPMorgan Chase	-69	-14	2.87	65	-10	8	-0.29	-1	-0.6	2.4	4	-25	13.7
PNC Financial	-43	2	3.37	62	4	3	0.08	9	-0.3	2.9	6	-22	11.6
Regions	-560	-5	3.23	156	-136	-6	-0.07	5	-1.2	3.1	-29	-64	6.0
SunTrust Banks	-53	11	3.10	65	-1	-4	-0.07	4	-2.3	3.9	4	-49	18.9
U.S. Bancorp	-34	3	3.66	51	-2	9	0.12	11	-0.9	2.4	14	-17	10.8

Ranking of 1-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio	Average Across All Metrics	Overall Ranking of All Metrics
Wells Fargo	6	4	2	3	1	4	2	2	1	11	4	1	2	3.3	1
Bank of America	7	7	9	4	5	6	1	10	7	10	7	8	4	6.5	7
BB&T Corporation	1	2	4	2	3	5	7	4	4	6	2	2	8	3.8	3
Capital One	8	9	1	5	7	1	8	8	N/A	3	8	6	9	6.1	6
Citigroup	11	11	10	10	10	7	4	11	8	1	9	11	11	8.8	11
Fifth Third Bancorp	9	1	5	9	9	8	6	5	9	7	10	10	6	7.2	9
JPMorgan Chase	5	10	11	7	8	3	11	9	3	8	6	5	3	6.8	8
PNC Financial	3	6	6	6	2	9	5	3	2	5	3	4	5	4.5	4
Regions	10	8	7	11	11	11	9	6	6	4	11	9	10	8.7	10
SunTrust Banks	4	3	8	8	4	10	10	7	10	2	5	7	1	6.1	5
U.S. Bancorp	2	5	3	1	6	2	3	1	5	9	1	3	7	3.7	2

Table of 3-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio
Wells Fargo	-32%	8%	4.80	57%	2%	7%	0.09%	10%	0%	(0.4)	14%	2%	14.7
Bank of America	-49	-2	2.81	54	-5	5	-0.11	9	-2	0.9	9	-29	12.0
BB&T Corporation	-3	7	3.61	54	1	7	0.06	8	-1	2.7	13	-9	13.9
Capital One	-131	1	5.64	57	-1	5	-0.07	4	N/A	0.4	6	-27	10.2
Citigroup	-193	-13	2.62	80	-25	12	0.03	7	-2	3.0	1	-45	13.3
Fifth Third Bancorp	-212	5	3.32	64	-11	4	0.00	5	-3	2.2	0	-37	15.6
JPMorgan Chase	-17	1	2.51	62	3	9	-0.51	2	-1	2.3	10	-4	13.8
PNC Financial	-19	-1	3.12	59	4	5	0.03	5	-1	1.4	13	-4	15.0
Regions	-256	0	3.68	96	-39	-2	-0.25	2	-1	1.8	-6	-35	13.5
SunTrust Banks	-27	5	3.07	63	-2	1	-0.13	4	-3	3.8	9	-22	14.4
U.S. Bancorp	-13	3	3.59	49	-5	3	-0.18	6	-1	2.4	20	-1	14.1

Ranking of 3-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio	Average Across All Metrics	Overall Ranking of All Metrics
Wells Fargo	6	1	2	4	3	3	1	1	1	11	2	1	3	3.0	1
Bank of America	7	10	9	2	8	6	7	2	7	9	6	8	10	7.0	8
BB&T Corporation	1	2	4	3	4	4	2	3	5	3	4	5	6	3.5	2
Capital One	8	7	1	5	5	5	6	8	N/A	10	8	7	11	6.8	7
Citigroup	9	11	10	10	10	1	3	4	8	2	9	11	9	7.5	10
Fifth Third Bancorp	10	3	6	9	9	8	5	7	9	6	10	10	1	7.2	9
JPMorgan Chase	3	6	11	7	2	2	11	10	2	5	5	4	7	5.8	5
PNC Financial	4	9	7	6	1	7	4	6	3	8	3	3	2	4.8	4
Regions	11	8	3	11	11	11	10	11	6	7	11	9	8	9.0	11
SunTrust Banks	5	4	8	8	6	10	8	9	10	1	7	6	4	6.6	6
U.S. Bancorp	2	5	5	1	7	9	9	5	4	4	1	2	5	4.5	3

Table of 5-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio
Wells Fargo	-17%	8%	4.83	57%	2%	7%	0.66%	11%	0%	(0.6)	16%	4%	15.6
Bank of America	-31	1	2.87	53	-2	7	-0.32	10	-1	1.1	12	-15	12.8
BB&T Corporation	6	6	3.73	54	3	6	-0.05	8	-1	2.6	14	-2	16.2
Capital One	-153	4	5.85	58	0	9	0.07	9	N/A	(0.5)	9	-11	12.8
Citigroup	-203	-5	2.85	72	-13	12	-0.05	9	-1	2.9	8	-29	15.3
Fifth Third Bancorp	-207	3	3.33	60	-9	5	-0.07	8	-3	(0.4)	7	-30	14.9
JPMorgan Chase	-16	2	2.42	66	0	8	-0.19	6	0	2.3	9	0	20.0
PNC Financial	-7	2	3.12	62	2	6	-0.17	7	0	0.2	14	1	13.9
Regions	-228	0	3.71	87	-24	1	-0.34	4	-1	0.7	-2	-19	15.4
SunTrust Banks	-15	6	3.11	62	-2	4	-0.07	7	-3	3.0	10	-13	14.4
U.S. Bancorp	-4	3	3.78	48	-3	3	-0.61	7	0	1.5	21	1	14.7

Ranking of 5-Year Metrics

	Diluted EPS Growth	Revenue Growth	Net Interest Margin	Efficiency Ratio	Operating Leverage	Deposit Growth	Deposit Market Share Growth	Loan Growth	NPL/ Loan Change	Tier 1 Ratio Growth	Return on Equity	Share- holder Return CAGR	Trailing P/E Ratio	Average Across All Metrics	Overall Ranking of All Metrics
Wells Fargo	6	1	2	4	2	4	1	1	3	11	2	1	3	3.2	1
Bank of America	7	9	9	2	7	5	9	2	6	6	5	8	10	6.5	7
BB&T Corporation	1	2	4	3	1	6	4	5	5	3	4	5	2	3.5	2
Capital One	8	4	1	5	5	2	2	4	N/A	10	8	6	10	5.4	4
Citigroup	9	11	10	10	10	1	3	3	8	2	9	10	5	7.0	9
Fifth Third Bancorp	10	6	6	6	9	8	5	6	9	9	10	11	6	7.8	10
JPMorgan Chase	5	8	11	9	4	3	8	10	1	4	7	4	1	5.8	6
PNC Financial	3	7	7	7	3	7	7	7	2	8	3	2	9	5.5	5
Regions	11	10	5	11	11	11	10	11	7	7	11	9	4	9.1	11
SunTrust Banks	4	3	8	8	6	9	6	9	10	1	6	7	8	6.5	7
U.S. Bancorp	2	5	3	1	8	10	11	8	4	5	1	3	7	5.2	3

GLOSSARY OF COMMONLY USED TERMS

The following provides the definitions and abbreviations for terms that are frequently used in this proxy statement:

Term/Abbreviation	Definition
2003 SIP	The amended and restated Wachovia Corporation 2003 Stock Incentive Plan

2008 financial statements	The audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC

2009 Recovery Act	The American Recovery and Reinvestment Act of 2009

401(k) Plan	Wells Fargo & Company 401(k) Plan

AEC	The Audit and Examination Committee of the Board of Directors

annual meeting	The 2009 annual meeting of stockholders of Wells Fargo & Company to be held on April 28, 2009

Board or Board of Directors	The Board of Directors of Wells Fargo & Company

By-Laws	The By-Laws of Wells Fargo & Company, as amended through September 23, 2008

CD&A	The Compensation Discussion and Analysis section of the proxy statement

CEO	The Chief Executive Officer of Wells Fargo & Company

CFO	The Chief Financial Officer of Wells Fargo & Company

Code or IRC	U.S. Internal Revenue Code, as amended

Company	Wells Fargo & Company and its subsidiaries

Company 401(k) Plans	Wells Fargo & Company 401(k) Plan, Wells Fargo & Company Supplemental 401(k) Plan, Wachovia Savings Plan and A.G. Edwards, Inc. Retirement and Profit Sharing Plan

Company common stock or our common stock	Wells Fargo & Company Common Stock, $1-2/3 par value per share

Company Plans	Company 401(k) Plans and Company SPP

Company SPP	Wells Fargo & Company Stock Purchase Plan

Cook & Co.	Frederic W. Cook & Co., Inc., a compensation consulting firm retained by the HRC and GNC, and George B. Paulin, Frederic W. Cook & Co., Inc.’s designated representative to the HRC and GNC

Corporate Governance Guidelines	The guidelines the Board adopted to provide the framework for the governance of the Company

Term/Abbreviation	Definition
CPP	The Capital Purchase Program established by the Treasury Department as part of EESA

Credit Committee	The Credit Committee of the Board of Directors

Deferred Compensation Plan	Wells Fargo & Company Deferred Compensation Plan

Directors Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan

EESA	The Emergency Economic Stabilization Act of 2008, as amended

Exchange Act	The Securities Exchange Act of 1934, as amended

FAS 123R	Statement of Financial Accounting Standards No. 123(R), Share-Based Payment

Finance Committee	The Finance Committee of the Board of Directors

Former Norwest	Norwest Corporation and its subsidiaries as such entities existed before the merger of the former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Former Wells Fargo	Wells Fargo & Company and its subsidiaries as such entities existed before Wells Fargo & Company was merged into a subsidiary of Norwest Corporation in November 1998

GAAP	Generally accepted accounting principles as applied in the United States

GNC	The Governance and Nominating Committee of the Board of Directors

HRC	The Human Resources Committee of the Board of Directors

independent directors	The directors whom the Board has determined are independent under the Company’s Director Independence Standards

KPMG	KPMG LLP, the Company’s outside independent auditors

Lead Director	The lead independent director of the Board of Directors

LTICP	Wells Fargo & Company Long-Term Incentive Compensation Plan

named executives	The executive officers of Wells Fargo & Company named in the Summary Compensation Table on page 69 of this proxy statement

non-employee directors	Those members of the Board who do not hold another position with Wells Fargo

Norwest merger	The merger of the Former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Term/Abbreviation	Definition
notice of internet availability of proxy materials	A notice sent to most of our stockholders on or about March 18, 2009, which contains instructions on how to access the proxy materials over the internet and vote online

NYSE	The New York Stock Exchange

Peer Group	Currently consists of the following large publicly traded companies: Bank of America Corporation, BB&T Corporation, Capital One Corporation, Citigroup Inc., Fifth Third Bancorp, JPMorgan Chase & Co., The PNC Financial Services Group, Inc., Regions Financial Corporation, SunTrust Banks, Inc., and U.S. Bancorp, and for parts of 2008 also included National City Corporation until it was acquired by The PNC Financial Services Group, Wachovia Corporation until it was acquired by the Company, and Washington Mutual Inc. until JPMorgan Chase & Co acquired its banking assets

Performance Policy	Wells Fargo & Company Performance-Based Compensation Policy, which was suspended effective January 1, 2009

proxy materials	Wells Fargo & Company 2009 proxy statement (including Wells Fargo’s notice of the annual meeting), 2008 annual report, and proxy card/voting instruction form

RAR	Risk Asset Review, a group within Wells Fargo that examines the quality of Wells Fargo’s lending practices against Wells Fargo’s credit policies and procedures to help ensure that Wells Fargo accurately measures the risk of loss inherent in its assets and reports that risk to the Board of Directors

RSAs	Restricted share awards

RSRs	Restricted share rights

RSUs	Restricted share units

record date	The close of business on February 27, 2009

SARs	Stock appreciation rights

Sarbanes-Oxley or SOX	The Sarbanes-Oxley Act of 2002

S&P 500	Standard & Poor’s 500 Index

SEC	The U.S. Securities and Exchange Commission

Section 162(m)	Section 162(m) of the Internal Revenue Code, as amended

Securities Act	The Securities Act of 1933, as amended

Term/Abbreviation	Definition
SEO	Senior Executive Officer, which includes each of the following executive officers of Wells Fargo for 2008 compensation purposes as required by the TARP regulations: John G. Stumpf, Howard I. Atkins, Richard M. Kovacevich, David A. Hoyt, and Mark C. Oman

SPP	Stock Purchase Plan

Supplemental 401(k) Plan	Wells Fargo & Company Supplemental 401(k) Plan

TARP	The Troubled Asset Relief Program of the U.S. government, which allows the Treasury Department to purchase assets and equity from financial institutions

team member	A person who is an employee of Wells Fargo

Treasury Department	The United States Department of the Treasury

Wachovia or Wachovia Corporation	Wachovia Corporation as such entity existed before the merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

Wachovia merger	The merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

we, our, or us	Wells Fargo

Wells Fargo	Wells Fargo & Company and one or more of its subsidiaries

Wells Fargo & Company	A corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended

Wells Fargo Bank	Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Company

WFFI	Wells Fargo Financial, Inc.

CCM4521

Company #

WELLS  FARGO  &  COMPANY

2009 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders to be Held on April 28, 2009

The Wells Fargo & Company 2009 Annual Meeting of Stockholders will be held on Tuesday, April 28, 2009 at 1:00 p.m., Pacific time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California. Under Securities and Exchange Commission rules, we are notifying you that our proxy materials for the Annual Meeting and access to a proxy voting website are available to you over the internet. Please follow the instructions on the reverse side of this Notice to view these proxy materials and vote online or request paper copies of the materials. This Notice also serves as notice of the 2009 Annual Meeting of Stockholders of Wells Fargo & Company.

The purpose of the Annual Meeting is to:

1.	Elect as directors the 19 nominees named in the Company’s 2009 proxy statement to the Board of Directors;
2.	Vote on a non-binding advisory resolution to approve the compensation of the Company’s named executives;
3.	Ratify the appointment of KPMG LLP as independent auditors for 2009;
4.	Vote on an amendment to the Company’s Long-Term Incentive Compensation Plan;
5.	Vote on a stockholder proposal regarding a By-Laws amendment to require an independent chairman;
6.	Vote on a stockholder proposal regarding a report on political contributions; and
7.	Consider any other business properly brought before the meeting.

The Board of Directors recommends you vote:

•	FOR each of the nominees for director as named in the proxy statement (Item 1);
•	FOR the proposals in Items 2 through 4; and
•	AGAINST the stockholder proposals in Items 5 and 6.

This communication presents only an overview of the more complete proxy materials that are available to you over the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Wells Fargo’s 2009 Proxy Statement (which includes the Notice of the 2009 Annual Meeting of Stockholders) and Annual Report to Stockholders for the year ended December 31, 2008 are available at:

www.ematerials.com/wfc

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 16, 2009 to facilitate timely delivery.

To request paper or e-mail copies of the proxy materials, please contact us via:

Internet: Visit www.ematerials.com/wfc and follow the instructions for requesting meeting materials.

Telephone: Call 1-866-697-9377 and follow the recorded instructions.

E-mail: Send us an e-mail at ep@ematerials.com. Please write “WFC Materials Request” in the subject line and include the following in the e-mail:

(1)	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this Notice;
(2)	Your preference to receive proxy materials by mail or to receive an e-mail with links to the electronic materials (please include the e-mail address if you choose e-mail delivery); and
(3)	If you would like this election to apply to delivery of materials for all future stockholders meetings, write the word “Permanent” and include the last 4 digits of your social security number or tax identification number.

Only stockholders who owned stock at the close of business on the record date, February 27, 2009, may vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting that may take place. You may choose to attend the Annual Meeting and vote in person at the meeting. For directions to attend the Annual Meeting and vote in person, please call Investor Relations at 1-415-396-3668.

To vote now by internet, go to www.eproxy.com/wfc

Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on April 27, 2009. Please have this Notice and the last four digits of your social security number or tax identification number available and follow the instructions.

PLEASE MAKE SURE YOU HAVE THIS NOTICE AVAILABLE WHEN YOU:

•	Request paper copies of the proxy materials; or

•	Vote electronically.

WELLS FARGO & COMPANY

COMPANY #

Address Change? Mark Box to the right and Indicate Changes below: ☐

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 28, 2009, at 1:00 p.m., Pacific time, at 420 Montgomery Street, San Francisco, California 94104.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Michael J. Loughlin, James M. Strother, and Julie M. White, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on February 27, 2009, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5 and 6, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. The Board recommends a vote “FOR” Items 1, 2, 3 and 4 and a vote “AGAINST” Items 5 and 6.

☐	TO VOTE AS THE BOARD RECOMMENDS ON ALL ITEMS BELOW, CHECK THIS BOX, DATE, SIGN AND RETURN THIS PROXY CARD.

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												For	Against	Abstain

1. Election of directors:		For	Against	Abstain			For	Against	Abstain	1(m)	Philip J. Quigley	☐	☐	☐

1(a)	John D. Baker II	☐	☐	☐	1(g)	Robert L. Joss	☐	☐	☐	1(n)	Donald B. Rice	☐	☐	☐

1(b)	John S. Chen	☐	☐	☐	1(h)	Richard M. Kovacevich	☐	☐	☐	1(o)	Judith M. Runstad	☐	☐	☐

1(c)	Lloyd H. Dean	☐	☐	☐	1(i)	Richard D. McCormick	☐	☐	☐	1(p)	Stephen W. Sanger	☐	☐	☐

1(d)	Susan E. Engel	☐	☐	☐	1(j)	Mackey J. McDonald	☐	☐	☐	1(q)	Robert K. Steel	☐	☐	☐

1(e)	Enrique Hernandez, Jr.	☐	☐	☐	1(k)	Cynthia H. Milligan	☐	☐	☐	1(r)	John G. Stumpf	☐	☐	☐

1(f)	Donald M. James	☐	☐	☐	1(l)	Nicholas G. Moore	☐	☐	☐	1(s)	Susan G. Swenson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executives.	☐	☐	☐	5.	Stockholder proposal regarding a By-Laws amendment to require an independent chairman.	☐	☐	☐

3.	Proposal to ratify appointment of KPMG LLP as independent auditors for 2009.	☐	☐	☐	6.	Stockholder proposal regarding a report on political contributions.	☐	☐	☐

4.	Proposal to approve an amendment to the Company’s Long-Term Incentive Compensation Plan.	☐	☐	☐	This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.
					If you plan on attending the Annual Meeting, please check the box:					☐

Signature(s) in Box
Date:

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY 420 MONTGOMERY STREET SAN FRANCISCO, CALIFORNIA 94104
2009 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 28, 2009 1:00 p.m., Pacific time ACCESS PROXY MATERIALS BY INTERNET

You can access our proxy materials over the internet. Please have this proxy card available and go to the following internet address: www.ematerials.com/wfc to access the materials.

Please help the environment by signing up at the following internet address: www.ematerials.com/wfc to receive all your future annual meeting materials electronically.

ñ      Please fold here - Do not separate      ñ

VOTE BY INTERNET, TELEPHONE, OR MAIL

TO VOTE BY INTERNET:	GO TO THE INTERNET ADDRESS: www.eproxy.com/wfc
•	Use the internet to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on April 27, 2009.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE:	CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-800-560-1965.
•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on April 27, 2009.
•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.
•	Do not mail back your proxy card.

TO VOTE BY MAIL:	PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENVELOPE.

WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on April 26, 2009. Have your voting instruction form and proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on April 26, 2009. Have your voting instruction form and proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and proxy card and return it in the enclosed postage-paid envelope or return it to Wells Fargo & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 before 11:59 p.m., Eastern time, on April 24, 2009.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WLFRG1

THIS VOTING INSTRUCTION FORM AND PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board recommends a vote “FOR” Items 1, 2, 3 and 4 and a vote “AGAINST” Items 5 and 6.

		For	Against	Abstain			For	Against	Abstain
1.	Election of Directors

	1a) John D. Baker II	☐	☐	☐		1n) Donald B. Rice	☐	☐	☐

	1b) John S. Chen	☐	☐	☐		1o) Judith M. Runstad	☐	☐	☐

	1c) Lloyd H. Dean	☐	☐	☐		1p) Stephen W. Sanger	☐	☐	☐

	1d) Susan E. Engel	☐	☐	☐		1q) Robert K. Steel	☐	☐	☐

	1e) Enrique Hernandez, Jr.	☐	☐	☐		1r) John G. Stumpf	☐	☐	☐

	1f) Donald M. James	☐	☐	☐		1s) Susan G. Swenson	☐	☐	☐

	1g) Robert L. Joss	☐	☐	☐	2.	Proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executives.	☐	☐	☐
	1h) Richard M. Kovacevich	☐	☐	☐	3.	Proposal to ratify appointment of KPMG LLP as independent auditors for 2009.	☐	☐	☐
	1i) Richard D. McCormick	☐	☐	☐	4.	Proposal to approve an amendment to the Company’s Long-Term Incentive Compensation Plan.	☐	☐	☐
	1j) Mackey J. McDonald	☐	☐	☐	5.	Stockholder proposal regarding a By-Laws amendment to require an independent chairman.	☐	☐	☐
	1k) Cynthia H. Milligan	☐	☐	☐	6.	Stockholder proposal regarding a report on political contributions.	☐	☐	☐
	1l) Nicholas G. Moore	☐	☐	☐
	1m) Philip J. Quigley	☐	☐	☐	This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature [PLEASE SIGN ON LINE]		Date			Signature [Joint Owners]		Date

WELLS FARGO & COMPANY

2009 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 28, 2009

1:00 P.M., Pacific time

VOTE BY INTERNET, TELEPHONE, OR MAIL

If you vote by Internet, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Michael J. Loughlin, James M. Strother, and Julie M. White, and each of them, with full power of substitution, as proxies, to vote your shares as you instruct at the Annual Meeting. Voting by Internet or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials:

The 2009 Notice and Proxy Statement and 2008 Annual Report are available at

http://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104	WLFRG2

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 28, 2009 at 1:00 p.m., Pacific time, from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of February 27, 2009 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs WFB, the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of February 27, 2009 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card. If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2, 3 and 4, AGAINST Items 5 and 6, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail from all participants in the 401(k) Plan and the Stock Purchase Plan received before 11:59 p.m., Eastern time, on April 24, 2009, and by Internet and telephone before 11:59 p.m., Eastern time, on April 26, 2009. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB who will then determine the ratio of votes for and against each item. WFB will then vote all 401(k) Plan shares according to the ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to WFB which will then vote such shares as directed by the participants at the Annual Meeting.

TO VOTE BY INTERNET, TELEPHONE, OR MAIL—SEE REVERSE SIDE OF THIS VOTING INSTRUCTION FORM AND PROXY CARD

THERE ARE THREE WAYS TO VOTE

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-858-0073, 24 hours a day, 7 days a week. Have this instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 11:59 p.m. Eastern Daylight Time on April 26, 2009.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this instruction card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Daylight Time on April 26, 2009.

Simply mark, sign and date your instruction card and return it in the postage-paid envelope to Georgeson Inc, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. For your voting direction to count, the card must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2009. If you are voting by telephone or the Internet, please do not mail your instruction card.

TO VOTE BY MAIL, PLEASE DETACH INSTRUCTION CARD HERE

☒	Please mark votes as in this example.

The Board recommends a vote “FOR” Proposals 1, 2, 3, and 4.									FOR	AGAINST	ABSTAIN
1. Election of directors:								1(m) Philip J. Quigley	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1(a) John D. Baker II	☐	☐	☐	1(g) Robert L. Joss	☐	☐	☐	1(n) Donald B. Rice	☐	☐	☐

1(b) John S. Chen	☐	☐	☐	1(h) Richard M. Kovacevich	☐	☐	☐	1(o) Judith M. Runstad	☐	☐	☐

1(c) Lloyd H. Dean	☐	☐	☐	1(i) Richard D. McCormick	☐	☐	☐	1(p) Stephen W. Sanger	☐	☐	☐

1(d) Susan E. Engel	☐	☐	☐	1(j) Mackey J. McDonald	☐	☐	☐	1(q) Robert K. Steel	☐	☐	☐

1(e) Enrique Hernandez, Jr.	☐	☐	☐	1(k) Cynthia H. Milligan	☐	☐	☐	1(r) John G. Stumpf	☐	☐	☐

1(f) Donald M. James	☐	☐	☐	1(l) Nicholas G. Moore	☐	☐	☐	1(s) Susan G. Swenson	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executives.	☐	☐	☐	The Board recommends a vote “AGAINST” Proposals 5 and 6.
							FOR	AGAINST	ABSTAIN
3.	Proposal to ratify appointment of KPMG LLP as independent auditors for 2009.	☐	☐	☐	5.	Stockholder proposal regarding a By-Laws amendment to require an independent chairman.	☐	☐	☐

4.	Proposal to approve an amendment to the Company’s Long-Term Incentive Compensation Plan.	☐	☐	☐	6.	Stockholder proposal regarding a report on political contributions.	☐	☐	☐

This instruction card will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual Meeting, please check the box:	☐

Signature

Signature (if held jointly)

Date

Please sign exactly as your name(s) appears. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MEMORANDUM

TO:	PARTICIPANTS IN THE WACHOVIA SAVINGS PLAN WHO WERE INVESTED IN THE WELLS FARGO STOCK FUND (ESOP) AND/OR THE WELLS FARGO STOCK FUND NON-ESOP ON FEBRUARY 27, 2009.

FROM:	WACHOVIA BANK, N.A. AS TRUSTEE OF THE WACHOVIA SAVINGS PLAN

Enclosed are proxy materials received by Wachovia Bank, N.A. (the “Trustee”) relating to a proxy solicitation for the upcoming annual stockholders’ meeting of Wells Fargo & Company. We are forwarding this material to you because as a participant in the Wachovia Savings Plan (the “Savings Plan”) you have invested in the Wells Fargo Stock Fund (ESOP) and/or the Wells Fargo Stock Fund Non-ESOP (the “Stock Funds”). The Wells Fargo & Company common stock (the “Stock”) in the Stock Funds is registered in the name of the Trustee. Therefore, only the Trustee as holder of record can vote the shares. However, because you are a participant in the Savings Plan who invested in the Stock Funds, you have the right to direct the Trustee as to how to vote the shares of Stock held by the Savings Plan for your account, as described below. Wells Fargo & Company’s 2008 Annual Report to Stockholders and 2009 Proxy Statement may also be viewed online at www.wellsfargo.com. If you do not have Internet access, please call the Wachovia Benefits Center at 800-345-2897 if you want a copy of the Annual Report and Proxy Statement.

You may direct the Trustee as to the number of shares of Stock listed on the enclosed instruction form. This number is your allocable share of Stock attributable to units in the Stock Funds allocated to your Savings Plan accounts on February 27, 2009, the record date for the annual meeting. If you are invested in both Stock Funds, you will receive separate proxy materials for your allocable shares in each of the Stock Funds. Please note that if you do not instruct the Trustee as to how to vote shares attributable to your account, the Trustee will vote those shares in the same proportion as the Trustee votes shares of Stock for which it receives timely instructions. Under the Savings Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their Savings Plan accounts and their proportionate share of undirected shares. By submitting voting instructions by telephone, Internet, or by signing and returning the voting instruction card, you direct the Trustee, to vote these shares, in person or by proxy at the annual meeting of stockholders. Please return your instruction card, signed and dated, in the enclosed postage-paid envelope, or you may vote via the Internet site or by telephone. For your voting direction to count, your direction to the Trustee must be received by 11:59 PM Eastern Time on April 24, 2009, if you vote by mail or by 11:59 PM Eastern Time on April 26, 2009 if you vote by telephone or via the Internet site. You will not be able to vote the shares of Stock attributable to your account in the Savings Plan in person at the annual meeting on April 28, 2009.

Please note that the recommendations indicated on the enclosed instruction form are those of the Board of Directors of Wells Fargo & Company. Neither the Trustee, the Savings Plan Administrator nor any other Savings Plan fiduciary makes any recommendation as to how you should vote Stock attributable to your account.

2009 ANNUAL MEETING—WELLS FARGO & COMPANY

Telephone Voting Script

Proposal by Proposal

Speech 1	Welcome to the electronic voting system. Please have your proxy card available before voting. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card, followed by the pound sign.

Speech 2	Please enter your eleven digit Control Number that is located in the box, directly under your company number, followed by the pound sign.

Speech 3	Please enter the last four digits of your Social Security number, or the Tax Payer Identification Number for this account, followed by the pound sign.

Speech 3A	One moment please while we determine your voting eligibility.

Speech 4	Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under “Vote by Telephone.”

Do you wish to vote as the Wells Fargo & Company Board of Directors recommends on ALL items?

Speech 5	To enter YES, Press “1”; To enter NO, Press “2”.

Speech 6	Item 1(a)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 7	Item 1(b)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 8	Item 1(c)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 9	Item 1(d)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 10	Item 1(e)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 11	Item 1(f)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 12	Item 1(g)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 13	Item 1(h)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 14	Item 1(i)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 15	Item 1(j)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 16	Item 1(k)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 17	Item 1(l)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 18	Item 1(m)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 12	Item 1(n)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 23	Item 1(o)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 21	Item 1(p)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 22	Item 1(q)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 23	Item 1(r)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 24	Item 1(s)	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 25	Item 2	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 26	Item 3	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.

Speech 27	Item 4	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 28	Item 5	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 29	Item 6	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 30	Do you plan to attend the meeting? To enter YES, Press “1”; To enter NO, Press “2”.

After voting on all items has been completed – Go to Closing B

Closing A

You have cast your vote as follows:

You have cast your vote on all items as recommended by the Board of Directors. Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to change your vote or vote another proxy, press 1; otherwise, press “2”.

If “1” is pressed-go to Speech 1.

If “2” is pressed, go to Closing C.

Closing B

Your have cast your vote as follows:

Item 1(a): FOR, AGAINST, ABSTAIN;

and so on, for each item.

Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to change your vote or vote another proxy, press 1; otherwise, press “2”.

If “1” is pressed, go to Speech 1.

If “2” is pressed, go to Closing C.

Closing C	Thank you for voting. Goodbye.

Electronic Delivery of Proxy Materials Q&A

When will Wells Fargo hold its 2009 Annual Meeting of Stockholders?

The 2009 Annual Meeting of Stockholders will be held on Tuesday, April 28, 2009, at 1:00 p.m., Pacific time, in the Penthouse Boardroom at 420 Montgomery Street, San Francisco, California.

Who can vote at the Annual Meeting?

If you owned shares of Wells Fargo common stock at the close of business on February 27, 2009, the record date for the Annual Meeting, you may vote at the Annual Meeting.

When will I get my proxy materials (the proxy statement, annual report and proxy card) for the Annual Meeting?

This year, Wells Fargo is again using the Securities and Exchange Commission (SEC) notice and access rule to furnish its proxy materials to stockholders over the internet. This means we will send to most of our stockholders only a notice regarding the internet availability of proxy materials (an “E-Proxy Notice”), which will contain instructions on how to access the proxy materials over the internet and vote online. The only stockholders who will receive paper copies of the proxy materials this year are those who:

•	previously elected to receive paper copies of the proxy materials for all future stockholders meetings;

•	request paper copies of the proxy materials to be mailed to them by following the instructions on, or on the website referred to on, the E-Proxy Notice; or

•

hold their shares through one or more of the following company benefit plans and do not have a company e-mail address: the Wells Fargo & Company 401(k) and Supplemental 401(k) Plans; the Wachovia Savings Plan; the A.G. Edwards, Inc. Retirement and Profit Sharing Plan; and/or the Wells Fargo & Company Stock Purchase Plan.

Wells Fargo plans to send the E-Proxy Notice and paper copies of the proxy materials to stockholders beginning on or about March 18, 2009.

What does an E-Proxy Notice look like?

The E-Proxy Notice will look different depending on how the ownership of your shares is reflected in our records and whether or not you have previously elected to receive your proxy materials electronically. If you have previously elected to receive your proxy materials electronically, including through your broker, or you participate in one of the company benefit plans listed above and you have a company e-mail address, your E-Proxy Notice will be an e-mail to you essentially providing you with (1) the website address you will need to access and review the proxy materials over the internet and vote online, and (2) the control number you will need to vote your shares.

If you have not elected to receive your proxy materials electronically and your shares are:

•	registered directly in your name on Wells Fargo’s stock records, Wells Fargo Shareowner Services, our transfer agent, will mail you the E-Proxy Notice;

•	held in an account at a brokerage firm, bank, or other similar organization, Broadridge Financial Solutions, Inc. will mail you the E-Proxy Notice; or

•

held in an account through one of the company benefit plans listed above, Broadridge Financial Solutions, Inc. or Georgeson, Inc., depending on which plans you participate in, will mail you the E-Proxy Notice.

This E-Proxy Notice will generally contain:

•	A notice of the Annual Meeting;

•	A brief description of the items to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each item;

•	The website where the proxy materials will be made available and instructions on how to view them;

•	Instructions on how to request paper copies of the proxy materials; and

•	Instructions on how to vote over the internet, by telephone or in person at the Annual Meeting.

If you receive only an E-Proxy Notice, you will not receive paper copies of the proxy materials unless you specifically request them by following the instructions on, or on the website referred to on, the E-Proxy Notice.

Why is Wells Fargo using the SEC’s notice and access rule to deliver proxy materials?

Wells Fargo is committed to conserving resources in its own operations, particularly in the current economic environment. We use the SEC’s notice and access rule because it helps us reduce the costs associated with delivering our proxy materials to our stockholders. In 2008, the first time we used the SEC’s notice and access rule, we saved more than $1 million in printing and mailing costs associated with the distribution of our 2008 proxy materials. If you receive paper copies of the proxy materials, or are planning to request paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically over the internet in the future so that we can continue to reduce the costs of printing and mailing our proxy materials.

Wells Fargo is also committed to promoting a clean environment and working towards a greener future. The SEC rule also allows us to reduce the environmental impact of printing and mailing hard copies of proxy materials to each stockholder. We printed 100,546,728 fewer pages of proxy materials for our 2008 annual meeting than we did for our 2007 annual meeting because we used the SEC’s notice and access rule. As a result, last year we saved the equivalent of at least: *

•	7,500 trees;

•	Greenhouse gas emissions of more than 250 cars driven for one year; and

•	Nearly 40 garbage trucks full of solid waste.

In addition to the above benefits, using the SEC rule allows Wells Fargo and its stockholders to benefit by:

•	Providing more choices for stockholders to access proxy information and vote, while preserving the ability to receive paper materials;

•	Receiving the proxy materials faster;

•	Using the power of the internet to make proxy materials easily accessible and encourage electronic voting; and

•	Eliminating bulky paper documents from personal files;

*

Environmental impact estimates were made using the Environmental Defense Paper Calculator. For more information on the Environmental Defense Paper Calculator visit www.papercalculator.org. For more information on Wells Fargo’s environmental commitments see www.wellsfargo.com.

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If I am a former Wachovia stockholder who previously elected to receive Wachovia proxy materials electronically, how will I receive my proxy materials this year?

If you are a former Wachovia stockholder who previously made an election to receive Wachovia proxy materials electronically, you will need to make another election with Wells Fargo because your prior election is not transferable. This means you will receive an E-Proxy Notice in the mail and will need to follow the instructions on the E-Proxy Notice to sign up to receive proxy materials electronically in the future. We apologize for any inconvenience this may cause you, and hope that you will re-elect to receive your proxy materials electronically in the future to help us save printing and mailing costs and conserve natural resources.

If I receive an E-Proxy Notice, can I still receive paper copies of the proxy materials?

Yes. Any Wells Fargo stockholder who receives only an E-Proxy Notice may also obtain paper copies of the proxy materials for the 2009 Annual Meeting – and may elect to receive paper copies of proxy materials for all future stockholders meetings – free of charge by following the instructions for requesting such materials on, or on the website referred to on, the E-Proxy Notice. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

If I receive paper copies of the proxy materials or the E-Proxy Notice by mail, can I sign up to receive future proxy materials electronically?

Yes. If you have an e-mail account and access to the internet, and expect to have such access in the future, we encourage you to sign up to receive future proxy materials electronically instead of receiving these documents in print by mail. If you sign up to receive your proxy materials electronically you will receive an e-mail with a link to the website address you will need to access the proxy materials over the internet and vote online.

To sign up for electronic delivery, please register through one of the following choices:

•	If your shares are registered directly in your name on Wells Fargo’s records, please follow these instructions:

•	Access the internet and go to www.ematerials.com/wfc;

•	Click on the “Request Meeting Materials” button;

•	Enter the Company Number and your Control Number as they appear on your proxy card;

•	Select “e-mail address” in the Preference box and enter the e-mail address where you want to receive an e-mail regarding the availability of proxy materials; and

•	Click “Finish” to complete your registration.

•	If your shares are held in an account at a brokerage firm, bank or other similar organization, please follow these instructions:

•	Access the internet and go to www.proxyvote.com;

•	Enter your Control Number as it appears on your voting instruction form in the box as indicated and click “Submit;” and

•	Follow the instructions to sign up to receive all future proxy materials electronically.

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LONG-TERM INCENTIVE COMPENSATION PLAN

1.	Purpose. The purpose of Wells Fargo & Company’s Long-Term Incentive Compensation Plan (the “Plan”) is to motivate key employees and directors to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining both talented executives for key positions and directors with outstanding abilities and skills by providing an attractive capital accumulation opportunity. The Plan was originally adopted on September 25, 1984, last amended and restated effective April 26, 2005 and subsequently amended effective August 1, 2005, August 4, 2006, February 28, 2007, and January 1, 2008. This amendment and restatement of the Plan, which has been approved by the Board (as defined below) subject to the approval of stockholders at the annual meeting of stockholders scheduled for April 29, 2008, shall not apply (and instead the terms of the Plan existing immediately prior to the amendment and restatement that would be deemed a “material modification” of such Award within the meaning of Section 409A of the Code shall apply) to Awards under the Plan that were both outstanding and vested as of December 31, 2004 if and to the extent that the application of the April 26, 2005 amendment and restatement or this amendment and restatement would be deemed a “material modification” of such Awards within the meaning of Section 409A of the Code.

2.	Definitions.

2.1	The following terms, whenever used in this Plan, shall have the meanings set forth below:

(a)	“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, Options, Performance Units, Stock Appreciation Rights, or Stock Awards.

(c)	“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 13.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Business Unit Net Earnings” means the net earnings of the business unit of the Company managed by a Participant, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the relevant performance period, and as further adjusted in the same manner provided below for Net Income.

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(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee,” unless otherwise specified or another committee consisting of two or more members is selected by the Board, means with respect to the Awards to Employees, the Human Resources Committee of the Board and with respect to the Awards to Directors, the Governance and Nominating Committee of the Board.

(i)	“Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(j)	“Company” means Wells Fargo & Company, a Delaware corporation.

(k)	“Earnings Per Share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable performance period, adjusted in the same manner as provided below for Net Income.

(l)	“Employee” means an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m)	“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, that day’s closing sales price of a Share on the New York Stock Exchange.

(n)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

(o)	“Net Income” shall mean the Company’s net income for the applicable performance period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations, (ii) extraordinary gains or losses, (iii) the cumulative effect of changes in generally accepted accounting principles, and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(p)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(q)	“Option” means a right to purchase Stock.

(r)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(s)	“Performance Cycle” means the period of time of not fewer than one year nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(t)	“Performance Shares” means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(u)	“Performance Units” means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(v)	“Plan” means this Long-Term Incentive Compensation Plan, as amended from time to time.

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(w)	“Qualifying Performance Criteria” has the meaning set forth in Section 17.2.

(x)	“Restricted Share Right” means a grant under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such Share if and as so determined by the Committee.

(y)	“Restricted Stock” means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

(z)	For all Awards outstanding on November 2, 1998, “Retirement” means retirement which would entitle a Participant to a benefit under Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section 4.1 or Section 4.2 of the Norwest Financial Pension Plan if such plans had remained in effect under their terms as of November 2, 1998. For all Awards granted subsequent to November 2, 1998, “Retirement” means termination of employment after reaching the earlier of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

(aa)	“Return on Realized Common Equity” means the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant performance period.

(bb)	“Share” means a share of Stock.

(cc)	“Shorter Vesting Awards” has the meaning set forth in Section 7.2.

(dd)	“Specified Employee” means a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i), as determined in a uniform manner by the Company or its duly authorized representative for purposes of this Plan and all other nonqualified deferred compensation plans maintained by the Company and its affiliates.

(ee)	“Stock” means the common stock, $1-2/3 par value per share, of the Company.

(ff)	“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Stock or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

(gg)	“Stock Award” means an award of Stock granted to a Participant pursuant to Section 8.

(hh)	“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards

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previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines.

(ii)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2.2	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

3.1	Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or cause an Award not to qualify for treatment as “performance based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2	Powers of the Committee. Subject to the express provisions of this Plan, including, without limitation, Section 28, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 26; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3

Determinations by the Committee.    All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems

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relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	Shares Available Under the Plan; Limitation on Awards.

4.1	Aggregate Limits. Subject to adjustment as provided in Section 26, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after March 1, 2009 shall not exceed 609,869,835 Shares; provided that each Share issued pursuant to Awards of Performance Shares, Restricted Stock, Restricted Share Rights, Performance Units or Stock Awards shall be counted against this limit as two (2) Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

4.2	Issuance of Shares. For purposes of this Section 4, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares (the number determined consistent with the applicable Share counting provisions of Section 4.1) attributable to Awards that have been canceled, expired, forfeited or settled in cash. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.

4.3	Tax Code Limits. No Participant may be awarded in any calendar year (i) Options or Stock Appreciation Rights covering an aggregate of more than 14,000,000 Shares or (ii) Awards other than Options or Stock Appreciation Rights covering an aggregate of more than 4,000,000 Shares, which limits shall be calculated and adjusted pursuant to Section 26 only to the extent that such calculation or adjustment will not affect the status of any Award theretofore issued or that may thereafter be issued as “performance based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of a Performance Unit granted under this Plan in any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall be a dollar amount not to exceed one-half of one percent (0.5%) of the Company’s Net Income for that calendar year.

5.	Participation. Participation in the Plan shall be limited to Employees of the Company or an Affiliate selected by the Committee and to Directors. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.	Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for a Performance Cycle.

6.1	Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

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6.2	Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the Performance Cycle as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3	Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit or individual performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

6.5	Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or a combination thereof. Payment shall be made in a single lump sum on such date after the end of the applicable Performance Cycle as the Committee establishes at the time the Award is granted, subject to such terms and conditions and in such form as may be prescribed by the Committee. The payment date so established by the Committee shall not be later than March 1 of the year after the year in which the Performance Cycle ends. Payment in Stock may be in Restricted Stock as determined by the Committee at the time the Award is granted.

6.6	Termination of Employment. Unless the Committee provides otherwise:

(a)

Due to Death or Disability.    If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death or permanent disability, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle,

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and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.	Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.

7.1	Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2

Vesting and Lapse of Restrictions.    The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Stock over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything herein to the contrary, the Committee may grant Awards of Restricted Stock and Restricted Share Rights which fully vest prior to three years (including without limitation, prior to one year in the case of Awards of Restricted Stock or Restricted Share Rights whether or not subject to performance criteria) from the date of grant (“Shorter Vesting Awards”) as determined by the Committee and evidenced in

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an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted under the Plan shall not exceed 24,159,766 Shares, as adjusted pursuant to Section 26.

7.3	Rights as a Stockholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Stock; provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provides otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

7.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee prior to the lapse of restrictions on Shares of Restricted Stock by reason of his death or permanent disability, all restrictions on Shares of Restricted Stock held for his benefit shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment prior to the lapse of restrictions, all Shares of Restricted Stock held for the benefit of a Participant, all rights to receive dividends thereon and other stockholder rights therewith shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

7.5	Certificates. The Committee may require that certificates representing Shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Each certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and the Restricted Stock Award. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Wells Fargo & Company.”

8.	Stock Awards.

8.1	Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award to an Employee is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

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9.	Restricted Share Rights. Restricted Share Rights are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Restricted Share Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Share Rights must contain and be subject to the terms and conditions set forth below.

9.1	Award Agreement. Each Award of Restricted Share Rights shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Restricted Share Rights subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Share Rights as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Share Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Share Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in the following sentences, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Share Rights that is based on performance criteria and the level of achievement versus such criteria be subject to a performance period of less than one year, and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Rights over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to an Award of Restricted Share Rights that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term. In addition, notwithstanding anything to the contrary herein, the Committee may grant Shorter Vesting Awards as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted under the Plan shall not exceed 24,159,766 Shares, as adjusted pursuant to Section 26. Notwithstanding anything in this Section 9.2 to the contrary, settlement of Restricted Share Rights shall be completed not later than March 1 of the year after the year in which the vesting restrictions lapse on such Restricted Share Rights.

9.3

Rights as a Stockholder.    Participants shall have no voting rights with respect to Shares underlying Restricted Share Rights unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. Shares underlying Restricted Share Rights shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. If an Award of Restricted Share Rights includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Share Rights had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes. Any dividend equivalents

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payable pursuant to this Section 9.3 shall be paid no later than March 1 of the year after the year in which the applicable dividend record date occurs.

9.4	Termination of Employment. Unless the Committee provides otherwise:

(a)	Due to Death or Disability. If a Participant ceases to be an Employee by reason of the Participant’s death or permanent disability, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or permanent disability, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

9.5	Settlement of Rights Granted Prior to January 1, 2008. Notwithstanding anything in this Section 9 or in the applicable Award Agreements to the contrary, but subject to Sections 15, 16 and 26, Restricted Share Rights granted prior to January 1, 2008 that are outstanding on or after that date and that were not earned and vested prior to January 1, 2005 (“Transition Awards”) shall be subject to the following terms and conditions:

(a)	Settlement of the portion of a Transition Award that vests on a scheduled vesting date shall occur on that scheduled vesting date unless earlier payment is required pursuant to subsection (d) below. Consistent with the regulations under Code §409A, payment shall be treated as made on the scheduled vesting date if it is actually made not later than the later of (i) December 31 of the year in which the scheduled vesting date occurs or (ii) the fifteenth day of the third month after the month in which the scheduled vesting date occurs.

(b)	If a Participant ceases to be an Employee by reason of Retirement prior to the scheduled vesting date for any portion of a Transition Award and the Transition Award provides for earlier vesting due to Retirement, the Restricted Share Rights granted by such portion shall be settled prior to the scheduled vesting date only if the Participant’s termination of employment is a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

(c)	If a Participant ceases to be an Employee by reason of permanent disability prior to the scheduled vesting date for any portion of a Transition Award, the Restricted Share Rights granted by such portion shall be settled prior to the scheduled vesting date only if the Participant’s termination of employment is a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h) or if the Participant is considered disabled within the meaning of Treas. Reg. §1.409A-3(i)(4).

(d)	If a Participant’s employment terminates due to death, due to a Retirement that qualifies for early settlement as provided in subsection (b) above, or due to a permanent disability that qualifies for early settlement as provided in subsection (c) above, the portions of the Participant’s outstanding Transition Awards that have a scheduled vesting date later than the July 1 next following the date on which the Participant’s employment terminates shall be paid on such July 1; provided, however, that if:

(i)	the Participant’s employment termination is due to the Participant’s “separation from service” within the meaning of Treas. Reg. §1.409A-1(h) and is not due to the Participant’s death or disability (within the meaning of Treas. Reg. §1.409A-3(i)(4)); and

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(ii)	such July 1 is less than six months after the date of the Participant’s “separation from service”; and

(iii)	at the time of his or her “separation from service” the Participant is a Specified Employee; then the Participant’s outstanding Transition Awards shall be settled on the earlier of their scheduled vesting date or six months after the date of the Participant’s “separation from service”.

(e)	Notwithstanding the foregoing provisions of this Section 9.5, if a Participant elected pursuant to Section 23 to defer delivery of any vested Shares payable pursuant to a Transition Award, such Shares shall be delivered in accordance with the terms and conditions set forth in Appendix A to this Plan.

10.	Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

10.1	Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

10.2	Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any substitute or replacement award shall meet all requirements necessary to prevent such substitute or replacement awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

10.3	Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Option awarded to a Participant provide for full vesting in a period of less than one year, other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company.

10.4	Exercise Term. Each Option shall have a Term established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant.

10.5

Payment for Shares.    The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such

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amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously-owned Shares, or a combination thereof or any other method approved by the Committee.

10.6	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 26), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

10.7	Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 10, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries and (c) the number of Shares that may be issued upon exercise of Incentive Stock Options shall not exceed the aggregate Share number stated in Section 4.1 (including adjustment as provided in Section 26). Notwithstanding anything in this Section 10 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

10.8	Termination of Employment.

(a)	Due to Death, Disability, or Retirement. If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind except for any post-employment exercise period set forth in the Award Agreement with respect to the vested portion of an Option.

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11.	Stock Appreciation Rights.

11.1	General. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with, or as a component of, an Option granted under Section 10, other Awards granted under the Plan or stock options granted under any other Company equity compensation plan (“tandem SARs”) or without reference to other Awards or stock options (“freestanding SARs”). Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may provide that the exercise of a tandem SAR will be in lieu of the exercise of the stock option or Award in connection with which the tandem SAR was granted. A Stock Appreciation Right may not be exercised at any time when the per Share Fair Market Value of the Shares to which it relates does not exceed the exercise price of the Option associated with those Shares. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 10, and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Award or stock option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11.2	Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a substitute or replacement award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted. The terms and conditions of any substitute or replacement award shall meet all requirements necessary to prevent such substitute or replacement awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

11.3	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 26), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).

11.4	Termination of Employment.

(a)	Due to Death, Disability, or Retirement

(i)	If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding freestanding SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

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(ii)	If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding tandem SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all tandem SARs, the outstanding tandem SARs shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death, Disability, or Retirement. Unless the Committee provides otherwise, in the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11.5	Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash, Shares or a combination thereof as determined by the Committee at the time the Award is granted. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares subject to the Stock Appreciation Right at the time of grant.

12.	Director Awards. The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 12 and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chairman of the Board, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Committee shall pursuant to the Plan grant such Awards to Directors, as it shall from time to time determine.

If a Director subsequently becomes an Employee, the service requirement of the Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.

13.	Nontransferability of Rights. Unless the Committee provides otherwise with respect to transfers to a Participant’s family members or to trusts or partnerships for the benefit of a Participant or the Participant’s family members, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death. If at the time of the Participant’s death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards:

(a)	Participant’s surviving spouse.

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(b)	Participant’s surviving same-sex spouse.

(c)	Participant’s surviving domestic partner.

(d)	Equally to the Participant’s children, except that if any of the Participant’s children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(e)	Participant’s surviving parents equally.

(f)	Participant’s surviving brothers and sisters equally.

(g)	Participant’s estate.

If a person in the class surviving dies before receiving any payment and/or exercising any rights with respect to outstanding Awards (or the person’s share of any payment and/or rights in case of more than one person in the class), that person’s right to receive any payment and/or exercise any rights with respect to outstanding Awards will lapse and the determination of who will be entitled to receive any payment and/or exercise any rights with respect to outstanding Awards will be determined as if that person predeceased the Participant.

For all purposes under this Plan, the following terms have the meanings assigned to them below:

(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code Section 7 for being treated as a spouse for purposes of federal law.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)	The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county or state which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:

(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

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(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(1)	Joint ownership of real property or a common leasehold interest in real property.

(2)	Common ownership of an automobile.

(3)	Joint bank or credit accounts.

(4)	A will which designates the other as primary beneficiary.

(5)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(6)	Designation of one partner as holding power of attorney for health care needs of the other.

14.	Termination of Employment.

14.1	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

14.2	The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.3	Notwithstanding anything in this Section 14 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment (including but not limited to a termination of employment that qualifies as a Retirement), the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

15.	Reorganization. Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter prior to the date of the acquisition as specified in this sentence, if substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee or Director immediately prior to the consummation of the transaction:

(a)	All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

(b)	All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse immediately prior to the consummation of the transaction, and Shares free of restrictive legend shall be delivered to the Participant.

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(c)	All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

For avoidance of doubt, this Section 15 shall not apply to the sale or other disposition by the Company of the assets of, or stock or other ownership interests in, an Affiliate unless such disposition would constitute a disposition of substantially all of the assets of the Company.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

Notwithstanding anything in this Section 15 to the contrary, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to this Section 15 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Share Rights is accelerated pursuant to this Section 15, such payment shall be made 30 days after the qualifying event.

16.	Board Changes. Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter prior to the date of the change in the majority of the Board as specified in this sentence, on the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee or Director immediately prior to said date and who ceases to be an Employee or Director within six months after said date for any reason other than as a result of death or permanent disability:

(i)	All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and subject to Section 26 and the proviso of Section 10.4, may be exercised at any time within six months after the Participant ceases to be an Employee or Director, or within such longer period provided for exercise after the Participant ceases to be an Employee or Director as set forth in the Award.

(ii)	All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

(iii)

All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee or Director. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was

17

an Employee or Director and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee or Director.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

Notwithstanding anything in this Section 16 to the contrary:

(A)	This Section 16 shall not apply to a Participant’s Restricted Share Rights granted before January 1, 2007 if such Participant ceases to be an Employee due to Retirement.

(B)	Payment of the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A shall not be accelerated pursuant to this Section 16 unless the changes in the Board also qualify as a change in the effective control of the Company within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi).

(C)	Except as provided in (D) below, Shares attributable to Restricted Share Rights that are payable to a Participant pursuant to this Section 16 shall be paid 30 days after the Participant’s termination of employment.

(D)	Notwithstanding (C) above, the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A and becomes payable to an Employee pursuant to this Section 16 shall be paid six months after the date of such termination of employment if the Employee is a Specified Employee.

17.	Qualifying Performance-Based Compensation.

17.1	General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

17.2	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) Earnings Per Share, (b) Business Unit Net Earnings, (c) Return on Realized Common Equity or (d) total stockholder return.

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18.	Effective Date of the Plan.

18.1	Effective Date. The Plan was originally effective as of September 25, 1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company. This amendment and restatement of the Plan has been approved by the Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on April 29, 2008 or any adjournment thereof (the “2008 Annual Meeting”). If this amendment and restatement is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2008 Annual Meeting in accordance with the laws of the State of Delaware and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan prior to this amendment and restatement shall instead govern.

18.2	Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

19.	Right to Terminate Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

20.	Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If the exercise of an Option would be prohibited solely because the issuance of Stock would violate the registration requirements of the Securities Act of 1933, as amended, the Option shall remain exercisable until the earlier of (i) the expiration of its Term (without regard to any shortening of the Term because of termination of employment or service) and (ii) the expiration of a period of three months after the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of the Securities Act of 1933, as amended.

Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of

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the laws or regulations of other countries or jurisdictions in which the Company or any Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

21.	Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

22.	Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Common Stock received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Stock to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Stock. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

23.	Deferral of Payments. With respect to Awards granted before January 1, 2008, the Committee may provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Share Rights, or in payment or satisfaction of an Award of Performance Shares or Performance Units. The terms and conditions of any such deferred delivery occurring on or after January 1, 2008, and of any deferral election made on or after such date, shall be as set forth in the applicable Award Agreement and deferral election form, subject, however, to the terms and conditions set forth in Appendix A to this Plan. This section shall not apply and no right to defer delivery shall be given with respect to Awards granted to Employees on or after January 1, 2008.

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24.	No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

25.	Amendment, Modification and Termination of the Plan. The Board, the Human Resources Committee of the Board or the Governance and Nominating Committee of the Board may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 26) which will:

(a)	increase the total amount of Stock which may be awarded under the Plan;

(b)	increase the individual maximum limits in Section 4.3;

(c)	change the class of Employees or Directors eligible to participate in the Plan;

(d)	reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 10.6 or Section 11.3;

(e)	allow the Board or Committee to waive the minimum time periods for vesting and lapse of restrictions set forth in Sections 7.2 and 9.2 of the Plan;

(f)	extend the duration of the Plan; or

(g)	otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.

No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 26 does not adversely affect any right.

26.	Adjustments.

(a)	In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 4, shall be adjusted by the Committee to reflect such increase or decrease, as it determines appropriate, in its sole discretion. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events as the Committee determines appropriate, in its sole discretion.

(b)	In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which

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it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment. In addition, in the event of such change described in the preceding sentence or such other change determined by the Committee, in its sole discretion, to be a change of control for purposes of the Plan (including, without limitation, events described in Section 15 or Section 16 of the Plan), the Committee existing prior to such change may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Subject to Section 28, in the event of any change described in this paragraph, the Committee existing prior to such change, in its sole discretion, may provide that any Award shall terminate and an equitable cash amount as determined by the Committee in its sole discretion be paid. Without limitation on the foregoing, an amount equal to the excess (if there is an excess and zero if there is no excess) by which the fair market value of the Shares subject to the Option exceeds the aggregate exercise price with respect to such Option shall constitute an equitable cash amount.

(c)	No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 26. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(d)	Any adjustment to Options or Stock Appreciation Rights made pursuant to this Section 26 shall satisfy all requirements necessary to prevent the adjusted Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.

(e)	Subject to Section 28, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

27.	Severability. If any provision of this Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Plan Administrator cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.

28.

Interpretation.    This Plan, as amended, is intended to satisfy the requirements of Code §409A and applicable guidance thereunder with respect to compensation payable pursuant to this Plan that was not outstanding and vested prior to January 1, 2005. It is not intended to materially modify the terms and conditions applicable to any other amounts payable pursuant to this Plan. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition, to the extent an Award is subject to Code §409A and payment or distribution

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is provided for upon termination or cessation of employment or a comparable event, such event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

29.	No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.

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APPENDIX A

The following terms and conditions shall apply to the deferred delivery of Shares attributable to Restricted Share Rights granted prior to January 1, 2008, to the extent such Restricted Share Rights were not earned and vested prior to January 1, 2005.

1.    Deferral Elections.    A Participant who wishes to defer the receipt of Shares payable pursuant to Restricted Share Rights must file an irrevocable deferral election, subject to the following:

(a)	Separate deferral elections shall be required for the Restricted Share Rights granted pursuant to each Award.

(b)	A deferral election must apply to all of the Restricted Share Rights that are scheduled to vest in a single calendar year under an Award.

(c)	The deferral election must be completed and filed more than 12 months prior to the date on which the affected Restricted Share Rights are scheduled to vest, unless the deferral election is made prior to January 1, 2009, in which case the deferral election may be filed at any time prior to the year in which the Restricted Share Rights are scheduled to vest. Deferral elections made on or after January 1, 2009 will not take effect until 12 months after they are made and shall be void if the Participant’s employment terminates before the end of such 12-month period.

(d)	The deferral election shall indicate the affected Award, the calendar year in which the affected Restricted Share Rights under the indicated Award are scheduled to vest, and the calendar year in which the Shares payable pursuant to the affected Restricted Share Rights are to be paid (the “payment calendar year”). The payment calendar year shall not be later than the calendar year that includes the 10th anniversary of the affected Restricted Share Rights’ vesting date. With respect to elections made after December 31, 2008, the payment calendar year for Restricted Share Rights vesting prior to July 1st shall not be earlier than the year that includes the 5th anniversary of the calendar year in which the affected Restricted Share Rights will vest, and the payment calendar year for Restricted Share Rights vesting on or after July 1st shall not be earlier than the year that includes the 6th anniversary of the calendar year in which the affected Restricted Share Rights will vest.

2.    Payment.

(a)	Except as otherwise provided in this Section 2, Shares deferred pursuant to an election made in accordance with Section 1 above shall be distributed in July of the elected payment calendar year.

(b)	Notwithstanding the payment calendar year elected by a Participant:

(i)	If (ii) below does not apply and the Participant has a “separation from service” with respect to the Company and its affiliates within the meaning of Treas. Reg. §1.409A-1(h), or the Participant dies prior to such a separation from service, the Shares deferred pursuant to a Participant’s deferral elections shall be paid in the first July following such separation from service or death; provided, however, that if:

(A)	the Participant’s employment termination is due to the Participant’s “separation from service” and not the Participant’s death; and

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(B)	the first day of such first July is less than six months after the date of the Participant’s “separation from service”; and

(C)	at the time of his or her “separation from service” the Participant is a Specified Employee;

then the deferred Shares shall be paid six months after the date of the Participant’s “separation from service”.

(ii)	If the Participant has a separation from service that qualifies as a Retirement, the Shares deferred pursuant to the Participant’s deferral elections shall be paid in July of the year after the year in which the Participant’s separation from service occurs.

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Wells Fargo Law Department N9305-173 1700 Wells Fargo Center Sixth and Marquette Minneapolis, MN 55479

Mary E. Schaffner, Senior Counsel 612/667-2367 612/667-6082

March 18, 2009

Securities and Exchange Commission

Judiciary Plaza	VIA EDGAR

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Wells Fargo & Company (“Wells Fargo”)—File Number 1-2979
Definitive Proxy Materials for 2009 Annual Meeting

Ladies and Gentlemen:

In connection with the Wells Fargo & Company 2009 Annual Meeting to be held on April 28, 2009, enclosed for filing pursuant to Rule 14a-6, via EDGAR transmission, are (1) the definitive Notice of Annual Meeting and Proxy Statement; (2) a form of Notice of Availability of Proxy Materials; (3) a form of proxy card for stockholders of record; (4) a form of voting instruction form and proxy card for participants in the Wells Fargo 401(k) and Stock Purchase Plan participants; (5) a form of instruction card for participants in the Wachovia Savings Plan and the A.G. Edwards, Inc. Retirement and Profit Sharing plan; (6) text of the telephone voting script; and (7) Electronic Delivery of Proxy Materials Q&A to be posted on Wells Fargo’s website.

Wells Fargo filed its preliminary proxy materials with the Commission effective March 10, 2009 and the Commission thereafter approved acceleration of the 10-calendar day waiting period in order to permit Wells Fargo to commence, and Wells Fargo will commence mailing and internet availability of its definitive proxy materials to stockholders on or about March 18, 2009. All changes from the preliminary proxy materials have been marked in the definitive proxy materials for the Commission’s reference. All such changes were made to update certain numerical data, correct minor errors, or to conform style and format. None of these changes were material.

In connection with the filing of its preliminary proxy materials, Wells Fargo also filed with the Commission as supplemental information a copy of Wells Fargo’s Long-Term Incentive Compensation Plan (the LTICP), as proposed to be amended at the 2009 annual meeting pursuant to Instruction 3 to Item 10(c) of Schedule 14A. We hereby also file for the Commission’s information an updated copy of the LTICP, marked to show changes from the prior version. We previously advised the Commission in our filing letter for our preliminary proxy materials that Wells Fargo expects to register the additional shares under the LTICP pursuant to the proposed amendment, if so approved by stockholders at the 2009 annual meeting, by filing a Form S-8 or amending an existing Form S-8 as soon as practicable following that meeting.

Copies of the definitive Notice and Proxy Statement and form of proxy are being sent for filing with a copy of this letter to the New York Stock Exchange in accordance with Rule 14a-6(b) and NYSE rules.

If you have any questions or comments, please contact the undersigned at (612) 667-2367 or Laurel A. Hoslchuh at

(612) 667-8655.

Very truly yours,

Mary E. Schaffner

Senior Company Counsel

Enclosures